                           CONVERSION VALUATION APPRAISAL REPORT

                                       PREPARED FOR:

                              CERRO GORDO BUILDING & LOAN S.B.

                                           AND

                                     CGBL GROUP INC.
                                  Cerro Gordo, Illinois


                               PREPARED IN ACCORDANCE WITH
                    FEDERAL DEPOSIT INSURANCE CORPORATION REGULATIONS
                                    MAY  27, 1998
                                           By:
                                   JMP FINANCIAL, INC.
                                    753 Grand Marais
                            Grosse Pointe Park, Michigan 48230
                                       (313) 824-1711

JMP FINANCIAL, INC.
753 GRAND MARAIS
GROSSE POINTE PARK, MI 48230
(313) 824-1711


                                                              May 27, 1998

Board of Directors
Cerro Gordo Building & Loan s.b.
229 East South Street
Cerro Gordo, Illinois


Gentlemen:

         At your request, JMP Financial, Inc. ("JMP") hereby provides an independent appraisal of the estimated pro forma market value of the Common Stock ("the Stock") of Cerro Gordo Building & Loan s.b. ("the Bank"). The Stock will be distributed in connection with the conversion of the Bank from the mutual to the stock form of organization. This appraisal is furnished pursuant to the Plan of Conversion adopted by the Bank's Board of Directors and is prepared pursuant to the requirements of Federal Deposit Insurance Corporation regulations.

         In preparing our appraisal, we conducted an analysis of the Bank which included discussions with the Bank's management, their independent auditors, and their conversion counsel. In addition, where appropriate, we considered information based on other available published sources that we believe are reliable. However, we can not guarantee the accuracy and completeness of such information.

         In making our evaluation, we have reviewed, among other things, the economy in the Bank's primary market area and compared its financial condition and operating performance with that of select publicly traded thrift institutions. We reviewed conditions in the securities markets in general and for thrift institution equities in particular. We have also considered the expected market for the Bank's to-be-outstanding common stock after the conversion.

         Our appraisal is based on the Bank's representation that the financial data and information contained in the Preliminary Subscription Offering Prospectus and additional evidence furnished to us by the Bank are truthful, accurate, and complete. We did not independently verify such financial data and other information provided by the Bank nor did we independently value the assets or liabilities of the Bank, nor did we obtain any appraisal of the assets or liabilities of the Bank.

Board of Directors
Cerro Gordo Building & Loan s.b.
May 27, 1998

Page 2

         It is our opinion that, as of May 27, 1998 the estimated pro forma market value of the Bank's to-be-outstanding common stock is $1,100,000 which yields an effective valuation range of $935,000 to $1,265,000 at the maximum and $1,454,750 at the super maximum. The Bank will issue a minimum of 93,500 shares and a maximum of 145,475 shares at a uniform price of $10.00.

         Our valuation is not intended, and must not be construed as, a recommendation of any kind as to the advisability of purchasing shares of common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.

         The valuation will be updated as required under the normal conversion process. Any updates will consider, among other factors, any developments or changes in the Bank's policies, and current conditions in the equities markets for thrift institutions' common stock. Should any such new developments or changes be material, in our opinion, to the valuation of the Bank's common stock, appropriate adjustments to the estimated pro forma market value will be made at these times.

         JMP Financial, Inc. is an independent Investment Banking Company incorporated in the State of Michigan specializing in financial advisory services and capital placement for regional financial institutions. Principals of JMP have extensive experience in the valuation and appraisal of savings and loan conversions. More information on JMP is included in the exhibits to the appraisal.

                                            Respectfully,


                                          JMP FINANCIAL, INC.


                                          John Michael Palffy
                                               President

                               TABLE OF CONTENTS

                                                                      PAGE
INTRODUCTION                                                            1
SECTION ONE - DESCRIPTION OF CERRO GORDO BUILDING & LOAN S.B.           2
     OVERVIEW                                                           2
              HISTORY                                                   2
              MARKET AREA                                               2
              REGULATION                                                2
              ASSET COMPOSITION                                         3
              DEPOSIT COMPOSITION                                       3
     FINANCIAL PERFORMANCE AND GROWTH                                   3
              BALANCE SHEET                                             4
              FINANCIAL PERFORMANCE                                     5
     INTEREST RATE SENSITIVITY                                          6
     LENDING ACTIVITIES                                                 8
              GENERAL                                                   8
              COMPOSITION OF LOAN PORTFOLIO                             8
                       ONE-TO-FOUR FAMILY MORTGAGE REAL ESTATE LOANS    8
                       COMMERCIAL REAL ESTATE LOANS                     9
                       MULTI-FAMILY REAL ESTATE LOANS                   9
                       CONSTRUCTION LOANS                              10
                       HOME EQUITY LOANS                               10
                       CONSUMER LOANS                                  10
              UNDERWRITING                                             10
              ORIGINATION, PURCHASES, AND SALES                        11
              DELINQUENCIES AND NON-PERFORMING ASSETS                  11
     INVESTMENT ACTIVITIES                                             12
     SOURCES OF FUNDS                                                  13
              DEPOSITS                                                 13
              BORROWED FUNDS                                           13
     SUBSIDIARIES                                                      13
     PROPERTY AND EQUIPMENT                                            13
     MANAGEMENT                                                        13
              OFFICERS AND DIRECTORS                                   13
              OFFICERS AND STAFF                                       14
SECTION TWO - MARKET AREA ANALYSIS                                     15
     NATIONAL ECONOMIC FACTORS                                         15
     MARKET AREA DEMOGRAPHICS                                          17
     COMPETITION                                                       21

SECTION THREE - PUBLICLY-HELD THRIFT INSTITUTION COMPARISON            23
     SELECTION CRITERIA                                                23
              AVERAGE PRICING RATIOS BY STOCK EXCHANGE                 23
              AVERAGE PRICING RATIOS BY GEOGRAPHIC REGION              24
     SELECTION PROCEDURE                                               25
     REVIEW OF COMPARATIVE GROUP                                       26
     COMPARATIVE GROUP COMPOSITE PERFORMANCE                           28
     PERFORMANCE OF RECENTLY CONVERTED THRIFTS                         30
SECTION FOUR - MARKET VALUE ADJUSTMENTS                                31
     INTRODUCTION                                                      31
     FINANCIAL CONDITION                                               31
     ASSET QUALITY                                                     31
     PROFITABILITY LEVELS                                              32
     RETURN ON AVERAGE EQUITY                                          32
     CORE EARNINGS                                                     33
     GROWTH AND PREDICTABILITY OF EARNINGS                             33
     MANAGEMENT                                                        34
     DIVIDEND PAYMENTS                                                 34
     LIQUIDITY OF THE ISSUE                                            34
     MARKETING OF THE ISSUE                                            35
     MARKET AREA                                                       36
     SUMMARY OF DISCOUNTS                                              37
SECTION FIVE - VALUATION METHODS                                       38
     PRICE\EARNINGS                                                    38
     PRICE\CORE EARNINGS                                               39
     PRICE TO BOOK VALUE                                               40
     PRICE TO ASSETS                                                   41
     VALUATION CONCLUSION                                              41

                              LIST OF EXHIBITS

EXHIBIT  #

1.    Market Area Map
2.    Audited Financial Statements
3.    Selected Consolidated Financial and Operations Data
4.    Selected Consolidated Financial Ratios and Other Data
5.    Interest Rate GAP Analysis
6.    Market Value of Portfolio Equity
7.    Yield and Cost Trends
8.    Volume\Rate Analysis
9.    Loan Portfolio Composition
10.   Loan Portfolio Maturity Schedule
11.   Loan Originations, Purchases, Sales, and Repayments
12.   Non-performing Assets
13.   Charge-offs and Recoveries
14.   Distribution of Loss Allowances
15.   Composition of Securities Portfolio
16.   Maturity Schedule and Yield Analysis, Securities
17.   Flow of Deposits
18.   Composition and Average Rate Paid for Deposits
19.   Composition and Average Rate Paid for Certificates
20.   All Publicly Traded Thrifts - Market and Financial Information
21.   Comparative Group - General Data
22.   Comparative Group - Financial Performance
23.   Comparative Group - Capital Ratios
24.   Comparative Group - Loan Portfolio Composition
25.   Comparative Group - Balance Sheet Ratios
26.   Comparative Group - Growth Rates
27.   Comparative Group - Asset and Risk Ratios
28.   Comparative Group - Yield-Cost Spread Analysis
29.   Comparative Group - Capital Market Issues

30.   Comparative Group - Pricing Ratios
31.   Recently Converted Thrifts
32.   Pro Forma Analysis
33.   Pro Forma Effect of Conversion Proceeds
34.   Summary of Valuation Premium or Discount


                                    APPENDIX
             JMP Financial, Inc. -- Background and Qualifications

INTRODUCTION

     Set forth herein is the independent appraisal by JMP Financial, Inc. ("JMP") of the estimated proforma fair market value of the common stock of CGBL Financial Group, Inc. to be sold pursuant to the Application for Conversion of Cerro Gordo Building & Loan, s.b., filed with the Federal Deposit Insurance Corporation ("FDIC") and which has been reviewed by us with Bank's management. This appraisal was prepared in accordance with FDIC application requirements and the FDIC's guidelines for appraisal reports and represents a full appraisal report.

     Pro forma market value is defined as the estimated price at which the Bank's common stock after conversion would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of the relevant facts.

     In the course of preparing this appraisal, we reviewed and discussed with the Bank's management the audited financial statements of the Bank's operation for the fiscal years ended April 1994 through March 1998. We also reviewed and discussed with management other financial matters of the Bank.

     Where appropriate, we considered information based upon other available public sources, which we believed to be reliable. However, we cannot guarantee the accuracy or completeness of such information. We visited the Bank's primary market area and examined the prevailing economic conditions and compared them with national economic conditions. We also examined the competitive environment within which the Bank operates and assessed the Bank's relative strengths and weaknesses.

     Our valuation is not intended and must not be construed as a recommendation of any kind as to the advisability of purchasing shares of common stock. Moreover, because such valuation is necessarily based upon estimates and projection of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.

                                  SECTION I
             DESCRIPTION OF CERRO GORDO BUILDING & LOAN, S.B.

                                  OVERVIEW
HISTORY

     Cerro Gordo Building & Loan, s.b. has served its customers and market area for over 110 years, having been founded in Cerro Gordo on May 13, 1886 as Cerro Gordo Building and Loan Association. The institution became a member of the Federal Home Loan Bank System ("FHLB") and the Federal Savings & Loan Insurance Corporation in 1963 and changed its name to Cerro Gordo Building & Loan, s.b. on December 31, 1992, pursuant to its conversion to a state chartered savings bank.

     As of March 31, 1998, the Bank had assets of $6.9 million, deposits of $5.3 million and retained earnings of $986 thousand. The Bank reported net income of $41.9 thousand for the twelve months ended March 31, 1998 and $18.0 thousand for the eleven months ended March 31, 1997.

MARKET AREA

     The main, and only office of the institution is located at 229 East South Street, Cerro Gordo, Illinois in western Piatt County. The Bank's primary deposit and lending area consists of roughly a ten mile radius surrounding Cerro Gordo. Exhibit 1 portrays the Bank's market area in perspective to the state of Illinois.

REGULATION

     The Bank is a member of the FHLB of Chicago and its deposits are insured up to the applicable limits by the Savings Association Insurance Fund ("SAIF") of the FDIC. The FDIC is the Bank's primary federal regulator. The Bank is supervised at the state level by the Illinois Office of the Commissioner of Banks and Real Estate.

     On September 30, 1996 the Deposit Insurance Funds Act of 1996 was signed into law. The legislation included a special assessment to recapitalize the SAIF insurance fund up to its statutory goal of 1.25 percent of insured deposits. The assessment was approximately equal to 65 basis points of the assessable base of the institution as of March 31, 1995.

         The U.S. Congress is expected to consider legislation that may eliminate the thrift industry as a separate industry. The Deposit Insurance Funds Act of 1996 ("DIF Act") provides that the Savings Association Insurance Fund ("SAIF") will be merged with the Bank Insurance Fund ("BIF") on January 1, 1999, but only if there are no thrift institutions in existence. The DIF Act requires the Treasury Department to study the development of a common charter for banks and thrifts and to submit a report of its

--------------------------------------------------------------------------------
finding to Congress. If developed, the common charter may not offer all the advantages that the Bank now enjoys or that the Company, as a bank holding company, will enjoy upon consummation of the Conversion

     ASSET COMPOSITION

     Cerro Gordo Savings is a community oriented institution principally engaged in the business of attracting deposits from the general public and using such deposits primarily to originate one-to-four family residential real estate loans.

     At March 31, 1998 approximately 94 percent of the Bank's net loan portfolio was comprised of 1-4 family mortgages, (all of which were with fixed interest rates) approximately 3 percent were commercial real estate loans, approximately 2 percent were multi-family residential loans and approximately 1 percent were loans secured by savings accounts. The bank retains all loans in its portfolio.

     The Bank's investment portfolio of approximately $765 thousand consisted primarily of interest-earning deposits in other financial institutions, and stock of the Federal Home Loan Mortgage Corporation and Federal Home Loan Bank of Chicago.

DEPOSIT COMPOSITION

     As of March 31, 1998 the Bank held approximately $5.25 million in deposits. Of these deposits approximately 91 percent consisted of certificates of deposits and all the remainder were passbook savings accounts. Approximately 2 percent of the Bank's deposits consisted of jumbo deposits of $100,000 or more.

                          FINANCIAL PERFORMANCE AND GROWTH

     Exhibit 2 presents the summary audited financial statements of the Bank for the twelve months ended March 31, 1998 and for the eleven months ended March 1997. Audited financial statements for the twelve months ended April 1996, 1995, and 1994 are incorporated by reference to the Registration Statement. Exhibits 3 and 4 present Selected Financial Condition and Operations Data and Ratios for the same periods.
--------------------------------------------------------------------------------

BALANCE SHEET

     Tables I.1 through I.5 present summary financial condition and performance parameters and rates of change in those parameters for the Bank since April 30, 1994.

     Asset growth has been essentially flat since 1994, increasing at an annualized rate of only 0.4 percent and 1.6 percent in the aggregate from April 30, 1994 to March 31, 1998. Net loans have exhibited substantial growth during the same period, increasing at an annualized rate of 8.4 percent and 38.1 percent over the entire period. Investments declined commensurate with the Bank's increase in loans and stagnant assets base. Deposits have declined an aggregate of 12.4 percent since April 30, 1994, an annualized decline of 3.2 percent. Equity has increased 6.8 percent per year on annualized basis and 30.3 percent in the aggregate between April 30, 1994 and March 31, 1998. As a result, the loan-to-asset ratio of the Bank increased from 59 to 80 percent and the loan-to-deposit ratio increased from 67 to 105 percent during the same periods.

                                 TABLE I.1
                       SUMMARY OF FINANCIAL CONDITION
                           (DOLLARS IN THOUSANDS)

                            AT MARCH 31,                  AT APRIL 30
                       ----------------------- -----------------------------------
                           1998        1997       1996         1995       1994
                       ------------- --------- ------------ ----------- ----------
TOTAL ASSETS              6935.0      6288.6     6428.3       6402.9     6826.3
INVESTMENTS                765.3      1379.3     1552.4      1,932.3     2423.2
LOANS RCVBLE, NET         5526.2      4705.3     4405.9       4328.7     4000.6
DEPOSITS                  5250.3      5308.5     5482.6       5512.5     5991.0
BORROWINGS                 600.0         0          0            0          0
EQUITY                     986.0       894.9       861.5       813.0       757.0

                                  TABLE I.2
                       SUMMARY OF FINANCIAL PERFORMANCE
                            (DOLLARS IN THOUSANDS)

                                   FOR THE          FOR THE     FOR THE     FOR THE TWELVE MONTHS ENDED
                                    TWELVE           ELEVEN     ELEVEN      APRIL 30,
                                    MONTHS           MONTHS     MONTHS
                                    ENDED             ENDED     ENDED,
                                   MARCH 31,        APRIL 30     APRIL
                                                   (ANNLZD)       30
                                 ---------------- ------------ ----------- --------- --------- -------------
                                      1998           1997         1997       1996      1995        1994
                                 ---------------- ------------ ----------- --------- --------- -------------
NET INTEREST INCOME                   250.3          220.4       202.0      207.5     209.5       231.6
NON-INTEREST INCOME                     6.7            7.1         6.5        7.7      20.8        31.8
NON-INTEREST EXPENSE                  177.9          206.4       189.2      167.1     165.9       155.0
INCOME BEFORE TAXES                    52.6           21.1        19.3       48.1      64.3       108.3
NET INCOME AFT TAXES                   41.9           19.6        18.0       38.8      51.0        76.4
NET INC BEFORE PROVISION FOR           80.1           59.3        54.4       48.1      64.3        71.1
LOAN LOSSES AND TAXES

--------------------------------------------------------------------------------

                                  TABLE I.3
         PERCENTAGE CHANGE IN FINANCIAL CONDITION FROM PREVIOUS PERIOD

                            PERIOD ENDED  PERIOD ENDED   PERIOD ENDED APRIL
                              MARCH 31,    MARCH 31,            30,
                            ------------ -------------  ---------------------
                                1998        1997           1996       1995
                            ------------ -------------  ----------  ---------
TOTAL ASSETS                    10.3%        -2.2%         0.4%       -6.2%
INVESTMENTS                    -44.5%       -11.2%       -19.7%      -20.3%
LOANS RCVBLE, NET               17.4%         6.8%         1.8%        8.2%
DEPOSITS                        -1.1%        -3.2%        -0.5%       -8.0%
BORROWINGS                        N/A          N/A          N/A         N/A
EQUITY                          10.2%         3.9%         6.0%        7.4%

                                  TABLE I.4
     ANNUALIZED PERCENTAGE CHANGE IN FINANCIAL PERFORMANCE FROM PREVIOUS PERIOD

                                     FOR THE TWELVE             FOR THE ELEVEN
                                      MONTHS ENDED,               MONTHS ENDED        FOR THE TWELVE MONTHS
                                        MARCH 31,              (ANNLZD) APRIL 30,     ENDED APRIL 30,
                                 -------------------------- ------------------------- -------------------------------
                                           1998                       1997                1996               1995
                                 -------------------------- ------------------------- ----------------  --------------
NET INTEREST INCOME                        13.6%                      6.2%                 -1.0%             -9.5%
NON-INTEREST INCOME                        -5.5%                     -7.9%                -63.0%            -34.6%
NON-INTEREST EXPENSE                      -13.8%                     23.5%                  0.7%              7.0%
INCOME BEFORE TAXES                       149.8%                    -56.2%                -25.2%            -40.6%
NET INCOME AFT TAXES                      113.4%                    -49.4%                -23.9%            -33.2%
CORE INCOME                                35.0%                     23.4%                -25.2%             -9.6%

                                  TABLE I.5
                 RATE OF CHANGE IN FINANCIAL CONDITION
                              SINCE APRIL 1994

                                        ANNUALIZED    CUMULATIVE
                                        ----------    ----------
TOTAL ASSETS                              0.4%           1.6%
INVESTMENTS                             -25.0%         -68.4%
LOANS RCVBLE, NET                         8.4%          38.1%
DEPOSITS                                 -3.2%         -12.4%
BORROWINGS                                  NA             NA
EQUITY                                    6.8%          30.3%

FINANCIAL PERFORMANCE

     Tables I.2 and I.4 illustrate the growth in key income and expense areas of the Bank. Net interest income has increased from $231.6 thousand for the twelve months ended April 30, 1994 to $250.3 for the twelve months ended March 31, 1998, an annualized rate of increase of 2.0 percent. Non-interest income decreased from $31.8 thousand to $6.7 thousand during the same period; non-interest expense increased from

--------------------------------------------------------------------------------

$155.0 thousand to $177.9 thousand, an annualized 3.5 percent increase; income before taxes decreased from $108.3 thousand to $52.6 thousand; and net income after taxes decreased from $76.4 thousand to $41.9 thousand during the same period. The primary reason for the difference in the Bank's financial performance between 1994 and 1998 is an increase in loan loss provisions from $0 in 1994 to $26,500 in 1998 and the deferral of loan fee income. Increases in net interest income, primarily attributable to a shift from investments to higher rate loans, was offset by an increase in operating expenses.

      Net interest income increased $30 thousand on an annualized basis from fiscal year 1997 to 1998. Non-interest income declined approximately $400 during the period. Non-interest expense declined approximately $30 thousand, substantially all of which was due to the special SAIF assessment against the Bank in FY1997. The Bank made a $26,500 provision for loan losses in FY 1998 and none for FY1997. As a result of these factors net income after taxes (on an annualized basis) increased from $19.6 thousand to $40.9 thousand from FY 1997 to FY1998. Core earnings (net income before taxes, provisions and the SAIF assessment) increased from $59.3 thousand to $80.1 thousand. The $20 thousand increase is primarily due to an increase in net interest income, partially offset by a variety of other lesser factors.

                                  TABLE I.6
                         SUMMARY FINANCIAL RATIOS
                                  (PERCENT)

                                             FOR TWELVE            FOR THE TWELVE MONTHS ENDED
                                            MONTHS ENDED                    APRIL 30,
                                             MARCH 31,
                                      ------------------------ ---------------------------------------
                                         1998         1997       1996        1995           1994
                                      ----------  ------------ ---------  ------------  --------------
RETURN ON AVERAGE ASSETS                 0.63         0.31         0.60          0.77            1.12
RETURN ON AVERAGE EQUITY                 4.60         2.27         4.63          6.50           10.09

     Commensurate with declining income the Bank's return on average assets has declined from 1.12 percent for the year ended April 30, 1994 to 0.63 percent for the twelve months ended March 31, 1998. Return on average equity decreased from
10.09 percent to 4.60 percent during the same period due to declining income and increasing capital.

                         INTEREST RATE SENSITIVITY

                           INTEREST RATE RISK

     In recent years the Bank has measured its interest rate sensitivity by computing the "GAP" between the assets and liabilities which were expected to mature or reprice within certain periods, based on assumptions regarding loan prepayment and deposit decay. Recently the Bank has also placed emphasis on reviewing the amounts by which the net present value of the institution's cash flow from assets, liabilities and off balance sheet items (the institution's net portfolio value, or "NPV") would change in the event of an instantaneous change in market interest rates. The FHLB also requires the computation of estimated changes in net interest income over a four quarter period. These

--------------------------------------------------------------------------------
computations estimate the effect of an institution's NPV and net interest income from an instantaneous and permanent 1 to 4 percentage point increase or decrease in market interest rates.

SENSITIVITY OF MARKET VALUE OF PORTFOLIO EQUITY


     INTEREST RATE         MARKET VALUE
       SCENARIO              (5,000)
---------------------- --------------------
      Down 400                 963
         200                  1116
        Base                  1346
       Up 200                 1145
         400                   901

SENSITIVITY OF NET INCOME


     INTEREST RATE       RETURN ON ASSETS
       SCENARIO
---------------------- --------------------
      Down 400                   0.203%
         200                     0.366%
        Base                     0.438%
       Up 200                    0.403%
         400                     0.350%

SOURCE: FHLB

     Management intends to seek an acceptable balance between maximizing yield potential and limiting exposure to changing interest rates. It acknowledges the inherent risks of a portfolio with unmatched maturities, but has determined that this risk is tolerable and profitable if credit risk is managed and the Bank can keep operating expenses low and interest rate spreads high. As a result of this strategy the Bank can expect higher than normal returns in periods of stable or decreasing rates and lower than normal returns in periods of increasing rates.

     In order to minimize and manage interest rate risk, management has adopted the following policies:

     - investing excess liquidity in short term certificates of deposits and government securities with maturities or repricing periods of three years or less.
     -  promoting longer term CDs.
     - increasing our capital ratio, which provides us with a favorable level of interest-earning assets relative to interest-bearing liabilities.
     -  limiting loan maturities to 20 years or less.
     -  Borrowing long term from the FHLB.

--------------------------------------------------------------------------------

     Exhibit 5 illustrates that at March 31, 1998 the Bank's one-year interest rate gap was negative 12 percent. Exhibit 6 provides the Bank's NPV as of March 31, 1998 and the change in the Bank's NPV under rising and declining interest .

     Exhibit 7 presents the Bank's weighted average yields and costs on interest earning assets and interest bearing liabilities for the periods ended March 31, 1998 and 1997. The Bank's yield on interest-earning assets increased from 7.19 to 8.11 percent from FY1997 to FY1998, primarily attributable to an increase in loan yield from 8.06 percent to 8.81 percent. The cost of interest-bearing liabilities increased from 5.38 percent to 5.44 percent primarily due to the Bank's $600 thousand borrowing from the FHLB. As a result the Bank's interest rate spread increased from 1.81 percent to 2.67 percent and the Bank's net interest margin increased from 2.97 percent to 3.47 percent. Income was also buffeted by an increase in the ratio of interest-earning assets to interest-bearing liabilities from 116.96 percent to 117.29 percent.

         Exhibit 8 reflects the changes in interest income and expense due to rate and volume changes. Approximately 60 percent of the increase in the Bank's interest income for the period ending March 1998 was due to increases in loan and investment volume and 40 percent was due to an overall increase in product rates. Approximately 55 percent of the increase in interest costs was due to increases in rates on savings and 45 percent was due to an increased liabilities, substantially all of which were due to FHLB borrowings.

                            LENDING ACTIVITIES

GENERAL

     The principal lending activity of the Bank is the origination of conventional loans for the purpose of constructing, purchasing or refinancing owner-occupied 1-4 family residential properties in its primary market area. To a lesser extent the Bank also originates commercial real estate, construction loans, multi-family residential, and draft consumer loans. Approximately 99 percent of the Bank's loan portfolio is secured by real estate. The remaining loans are secured by savings accounts.

         The Bank has six loans in excess of $100,000. One is a $108 thousand commercial real estate loan and the remainder are residential mortgages. The largest single loan balance is $137 thousand, but the Bank has a series of loans to one borrower aggregating to $198 thousand.

COMPOSITION OF LOAN PORTFOLIO

     As of March 31, 1998 the Bank's net loan portfolio totaled $5.5 million or approximately 80 percent of total assets. Nearly 94 percent of the Bank's loan portfolio was comprised of 1-4 family residential mortgage loans, approximately 3 percent were commercial real estate loans, 2 percent were multi-family residential mortgage loans and

--------------------------------------------------------------------------------

1 percent were loans against savings deposits. All of the Bank's loans are fixed rate and of maturities twenty years or less.

     Exhibit 9 details loans held in portfolio by the Bank for the appropriate dates. Exhibit 10 presents the Loan Portfolio Maturity Schedule of the Bank as of March 31, 1998.

                 ONE-TO-FOUR FAMILY RESIDENTIAL REAL ESTATE LOANS

     The primary emphasis of the Bank's lending activity is the origination of loans secured by fixed rate first mortgages on owner-occupied, 1-4 family residential properties. At March 31, 1998 approximately 95 percent of the Bank's real estate loan portfolio consisted of one-to-four family residential real estate loans, primarily located in Piatt County.

     The Bank originates loans with the intention that they will not be sold in the secondary market. Although management believes that many of these loans could be saleable in the secondary market, some of the loans could be sold only after incurring certain costs and/or discounting the purchase price.

     The Bank's lending policies generally limit the maximum loan-to-value ratio on mortgage loans secured by owner-occupied properties to 80 percent of the value of the property. While the Banks does not offer adjustable rate loans it does limit its loan maturities to twenty years or less.

                        COMMERCIAL REAL ESTATE LOANS

     The Bank has a portfolio of approximately $185 thousand of non-residential real estate loans, three of four are to businesses in the village, and one to a business in Decatur. These loans do not exceed 70 percent of the appraised value of the real estate securing the loans and generally have terms up to 15 years and are all fixed rate.

     The Bank generally requires title insurance in connection with its non-residential real estate loans as well as fire and extended coverage casualty insurance (and, if appropriate, flood insurance) be maintained in an amount at least equal to the loan amount or the replacement cost of the improvements on the property securing the loans, whichever is greater.

                           MULTI-FAMILY RESIDENTIAL

         The Bank has one loan with a balance of approximately $30 thousand of multi-family housing, secured by property in its immediate market area. These loans generally do no exceed 80 percent of the appraised value of the real estate securing the loans and generally have terms up to 15 years and fixed rates.

--------------------------------------------------------------------------------

     The Bank generally requires title insurance in connection with its multi-family residential loans as well as fire and extended coverage casualty insurance (and, if appropriate, flood insurance) be maintained in an amount at least equal to the loan amount or the replacement cost of the improvements on the property securing the loans, whichever is greater.

                            CONSTRUCTION LOANS

     The Bank originates construction loans to build single and multi-family residential properties in the Bank's immediate market area. Construction loans for one-to-four family real estate to be occupied by the borrower generally have a maximum loan-to-value ratio of 80 percent of the property and are originated as permanent loans, but generally provide for the payment of interest only during a construction period of six months, after which the loans convert to a permanent loan.

                  HOME EQUITY AND SECOND MORTGAGE LOANS

     The Bank does not originate home equity loans. The Bank originates second mortgages only on homes for which it already holds a first mortgage and therefore such loans are classified for regulatory purposes as first mortgage loans. Such loans are originated under the same terms as first mortgage loans.

                               CONSUMER LOANS

     The only consumer loans Cerro Gordo offers are loans secured by savings accounts held by the Bank. Such loans are originated for the maturity of the underlying certificate and at the same fixed rate as fixed rate mortgages, provided such rate is at least 150 basis points over the rate being paid on the underling security.

UNDERWRITING

     The Bank has ongoing reviews of the loan portfolio and in particular conducts quarterly reviews to determine the adequacy of the specific and general loan provision. This review takes into consideration trends in delinquency, current economic conditions and competitive aspects of the industry.

     The Bank's underwriting for real estate reflect: the capacity of the borrower or income from the underlying property to adequately service the debt; the value of the mortgaged property; the overall credit worthiness of the borrower; the level of equity invested in the property; any secondary sources of repayment; and, any additional collateral or credit enhancements (such as guarantees, mortgage insurance or take-out commitments).

     The Bank originates loans with the intention that they will not be sold in the secondary market. Although management believes that many of these loans could be

--------------------------------------------------------------------------------
saleable in the secondary market, some of the loans could be sold only after incurring certain costs and/or discounting the purchase price.

     All loans are approved by the CEO, the Loan Committee, and the full Board.

ORIGINATIONS, PURCHASES, AND SALES

     As a portfolio lender the Bank generally retains all its originated loans and therefore is not in the business of purchasing or selling loans. Total loan originations have increased from $1.33 million for the twelve months ended March 31, 1997 to $1.98 million for the twelve months ended March 31, 1998. Exhibit 11 provides a schedule of loan originations, purchases, sales and repayments.

DELINQUENCIES AND NON-PERFORMING ASSETS

     Exhibit 12 presents the non-performing assets of the bank for the periods ending March 31, 1997 to 1998 as well as the Bank's aggregate carrying value of assets listed as substandard, doubtful, loss or "special mention" as of March 31, 1998. Exhibit 13 and Exhibit 14 illustrates the Bank's historical Distribution of Loan Loss Allowances.

        The Bank has not recorded a loan loss in over five years and has had only one "problem" loan in recent history, a loan with an $11 thousand balance currently non-performing but secured by an insured property valued in excess of $52 thousand.

       Management reviews the Bank's loans on a regular basis. When a borrower fails to make a required payment on a loan and does not cure the delinquency promptly, the loan is classified as delinquent. In this event, the normal procedure is to make contact with the borrower at prescribed intervals in an effort to bring the loan to current status and late charges are assessed as permitted by law. If a delinquency is not cured the Bank normally commences foreclosure proceedings. If the loan is not reinstated within the time permitted, or the property is not redeemed prior to sale, the property may be sold at a foreclosure sale. Any property acquired as a result of foreclosure or by foreclosure is classified as real estate owned until such time as it is sold or otherwise disposed of by the Bank to recover its investment.

     At March 31, 1998 the Bank had no real estate owned. Real estate owned is initially recorded at the lower of cost or fair value minus cost or fair value at the date of foreclosure, establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at lower of cost or fair value less selling costs. Costs related to the development and improvement of real estate owned are capitalized and costs relating to holding the property are charged to expenses. Accrual on interest of delinquent loans is suspended when, in management's judgment, doubt exists as to the collectability of additional interest. Interest on loans placed on nonaccrual status is generally charged off.

--------------------------------------------------------------------------------

     The Bank's non-performing assets increased from zero historically to $11,000 or 0.16 percent of total assets at March 31, 1998. At March 31, 1998 the Bank had total assets of $11 thousand of loans listed substandard.

     At March 31, 1998 the Bank's allowance for loan losses was $32.7 thousand or approximately 297 percent of non-performing assets and 0.58 percent of total loans.

                          INVESTMENT ACTIVITIES

     Exhibit 15 presents the composition of the Bank's securities portfolio and Exhibit 16 summarizes the maturity schedule and yield analysis of those securities as of March 31, 1998. The Bank's investment portfolio of approximately $765.3 thousand consisted of interest-earning deposits in other financial institutions and stock of the Federal Home Loan Mortgage Corporation and Federal Home Loan Bank of Chicago.

         Exhibit 16 presents the maturity schedule of the Bank's investment portfolio. All of the investment portfolio, except for FHLMC and FHLB stock, matures in five years or less and consist of approximately $590 thousand of interest-bearing deposits and $175 thousand of FHLMC stock. As a member of the FHLB of Chicago, the Bank is required to maintain an investment in stock of the FHLB equal to the greater of 1 percent of the Bank's outstanding home loans or 5 percent of the outstanding advances. At March 31, 1998 the Bank held $46.2 thousand of stock in the FHLB of Chicago.

                            SOURCES OF FUNDS

DEPOSITS

     Exhibit 17 presents a summary flow of deposits at the Bank for the periods ending March 31, 1997 through 1998. Exhibit 18 presents the composition and average rate paid of the Bank's deposits by type of account for the same periods. Exhibit 19 shows composition and average rate paid information for the Bank's certificates of deposit as of March 31, 1998.

     The Bank attracts short term and intermediate term deposits from the Bank's primary market area. The Bank only offers passbook savings accounts, and certificates of deposits ranging in maturity from three months to six years. The Bank does not solicit or accept brokered deposits.

     At March 31, 1998 approximately 92 percent of the Bank's deposits consisted of certificates of deposit and 12 percent of the Bank's deposits consisted of passbook savings accounts. Approximately 2 percent of the Bank's deposits consisted of Jumbo ($100,000 or more) certificates of deposit.

     Nearly 45 percent of the Bank's certificates of deposit mature in less then one year as of March 31, 1998 and 18 percent matured in more than three years. Savings deposits increased from $409 thousand to $461 thousand from FY 1997 to FY1998, but certificates of deposits decreased from $5.31 million to $5.25 million.

--------------------------------------------------------------------------------

BORROWED FUNDS

     The Bank is a member of the FHLB of Chicago with borrowing privileges from that institution. The Bank borrowed long term for the first time March 31, 1998 borrowing $600,000

                              SUBSIDIARIES

     The Bank does not currently have any active service corporations.

                         PROPERTY AND EQUIPMENT

     The Bank currently operates out of a single office, which is owned by the Bank and located in downtown Cerro Gordo.

                         PROPERTY AND EQUIPMENT

                              NET BOOK
                                VALUE              MARKET VALUE         SQUARE FEET          YEAR IN PLACE
                           ------------------- -------------------- -------------------- -------------------
Bank Building                    $5,554              $30,000               1440              1884/1966
Furniture, Fixture &            $10,171                $7500
Equipment
TOTAL                           $15,726              $37,500                NA                   NA

                               MANAGEMENT

                         OFFICERS AND DIRECTORS

DIRECTORS

     The Bank has a seven member Board of Directors, which includes one inside director (CEO Maralyn Heckman). The Board is also served by two Director Emeriti who function as, and are paid as, all other board members except they do not have voting power. The Board has extensive and valuable business experience and relationships in the community. Individual members of the Board and their vitaes are:

     - Maralyn F. Heckman, 57. Mrs. Heckman is CEO of Cerro Gordo s.b., having served in this capacity since 1977, six months after joining the institution. She has been a Director of the Bank since 1977. Mrs. Heckman has served on the board of the Illinois League of Savings.
     - John A. Sochor, DDS, 51. Dr. Sochor has been a director since 1981 and has served as President of the Board since 1997. He is a dentist in Cerro Gordo.

--------------------------------------------------------------------------------

     - C. Russell York, 57. Mr. York has been a director since 1983, and Vice President of the board since 1997. He is employed with a Decatur heating and cooling company.
     - Lester W. Crandall was named to the board on May 28, 1998. He is Meat Department Manager for Eagles Food Center in Decatur.
     - Dale C. Born, 66. Mr. Born has been a director since 1993. He is retired from A.E. Staley Co. and is a farmer.
     - Noel R. Buckley, 63. Mr. Buckley has been a director since 1995. He is retired from Firestone.
     - Larry D. Gaitros, 38. Mr. Gaitros has been a director since 1997. He is a millwright with Archer Daniels Midland.
     - Francis L. Beery, 86, is a Director Emeritus since 1995 after 34 years on the Board of the Bank and serving as President of the Board from 1981-95.
     - Quinter D. Miller, 86, is a Director Emeritus since 1997 after 16 years on the Board of the Bank, including as President of the Board from 1996-97.

OFFICERS AND STAFF

     CEO Heckman is the only staff member who is also an officer of the Bank. The staff is comprised of the following individuals and responsibilities:

     - Maralyn F. Heckman, CEO, 57, Managing officer, Secretary-Treasurer of the Company, Loan Officer, Payroll and Compliance Officer.
     - Ellen K. Bell, 56, Financial records and reports, computer systems. Part-time with the Bank since 1966 and full time since 1980.
     - Sharon J. McCarty, 60, savings accounts and loan processing. Part-time with the bank since 1985 and full-time since 1987.
     - Michelle M. Shively, 39, part time since 1996 and full-time since April 1998 is in charge of clerical duties and daily operations and is learning all facets of the business.

--------------------------------------------------------------------------------

                               SECTION II

                          MARKET AREA ANALYSIS

                  ECONOMIC ENVIRONMENT AND BACKGROUND

NATIONAL ECONOMIC FACTORS


      At the present time the national economy continues to record moderate, but stable, growth. Real Gross Domestic Product ("GDP") has been increasing at a 2.0 to 4.9 percent annual rate for two years with no significant change widely forecasted in the immediate future.

                                                       REAL ANNUAL CHANGE IN GDP
                                                       -------------------------
               1994                                               3.5%
               1995                                               2.0%
               1996                                               2.8%
               1997                                               3.8%
              1997.1                                              4.9%
              1997.2                                              3.3%
              1997.3                                              3.1%
              1997.4                                              3.9%
              1998.1                                              4.2%

     Our financial projections assume that interest rates will retain their current level and term structure through the forecasting period. The economy is expected to continue slow to moderate growth.

--------------------------------------------------------------------------------

                           RECENT INTEREST RATE TRENDS

----------------------------------------------------------------------------------------------------------
                                3 MO.          3 YR.          PRIME            FHLB          DISCOUNT
                               T-BILLS        T-NOTES         RATE          MORTGAGES          RATE
-----------------------------------------------------------------------------------------------------------
1994                            4.29           6.27           7.15            7.49              3.60
1995                            5.51           6.25           8.83            7.87              5.21
1996                            5.02           5.99           8.25            7.80              5.00
1997                            5.07           6.10           8.50            7.71              5.00
Latest                          5.04           5.56           8.50            7.17              5.00
January 1996                    5.02           5.20           8.25            7.32              5.00
February 1996                   4.87           5.14           8.25            7.20              5.00
March 1996                      4.96           5.79           8.25            7.49              5.00
April 1996                      4.99           6.11           8.25            7.76              5.00
May 1996                        5.00           6.24           8.25            7.80              5.00
June 1996                       5.11           6.35           8.25            8.05              5.00
July 1996                       5.17           6.45           8.25            8.01              5.00
August 1996                     5.09           6.21           8.25            8.08              5.00
September 1996                  5.15           6.41           8.25            7.98              5.00
October 1996                    5.01           6.08           8.25            7.95              5.00
November 1996                   5.03           5.82           8.25            7.80              5.00
December 1996                   4.87           5.91           8.25            7.79              5.00
January 1997                    5.05           6.16           8.25            7.81              5.00
February 1997                   5.00           6.03           8.25            7.78              5.00
March 1997                      5.14           6.38           8.50            7.88              5.00
April 1997                      5.17           6.61           8.50            8.03              5.00
May 1997                        5.13           6.42           8.50            8.01              5.00
June 1997                       4.92           6.24           8.50            7.95              5.00
July 1997                       5.07           6.00           8.50            7.78              5.00
August 1997                     5.13           6.06           8.50            7.59              5.00
September 1997                  4.97           5.98           8.50            7.61              5.00
October 1997                    5.15           5.84           8.50            7.54              5.00
November 1997                   5.16           5.76           8.50            7.40              5.00
December 1997                   5.09           5.74           8.50            7.40              5.00
January 1998                    5.09           5.38           8.50            7.27              5.00
February 1998                   5.11           5.43           8.50            7.17              5.00
March 1998                      5.03           5.57           8.50            7.13              5.00
April 1998                      5.04           5.56           8.50            7.17              5.00
May 1998                        4.94           5.62           8.50                              5.00
----------------------------------------------------------------------------------------------------------

     Interest rates have been very stable by historical standards for a number of years. Three month Treasuries troughed in July 1997 at 4.92 percent and peaked in December 1997, only 24 basis points higher, at 5.16 percent. Three year treasuries peaked at 6.61 percent in April 1998 and troughed this past January at 5.38 percent, meaning that the short end of the yield curve has flattened considerably in the past year. Longer term rates have been much more consistent then intermediate rates, however. Ten year treasuries have remained within a 60 basis point range for well over a year. Mortgage rates have
-------------------------------------------------------------------------------
                                       16
maintained a fairly constant approximate 200 point spread over the more volatile three year treasury rate. It is believed that the Federal Reserve is generally comfortable with the current level and term structure of interest rates and the rate of GDP growth and it is anticipated that the Fed will not undertake to achieve a material change in interest rates in the near future.

MARKET AREA DEMOGRAPHICS

     The enclosed tables provide a summary of the Bank's market demographics. The Bank's primary market area is comprised of roughly a 10 mile radius emanating from its office in Cerro Gordo in western Piatt County in central Illinois.

     Cerro Gordo is located 140 miles east of St. Louis, 150 miles south of Chicago and 150 miles west of Indianapolis. It is a small rural community located 10 miles east of Decatur, 60 miles south of Bloomington, and 35 miles southwest of Champaign-Urbana on the Norfolk Railroad. The village is surrounded by rich agricultural land which is sparsely populated. Most employment supports agricultural or its related industry though there is some sparse light manufacturing in the Bank's market area and the western edge of the township serves as a bedroom community to Decatur which has a population of just under 100,000.


                                  POPULATION

-------------------------------------------------------------------------------------------
                                                                              PROJECTED
                                                           POPULATION        POPULATION
                          POPULATION       POPULATION         1995             GROWTH
                          1980 (,000)      1990 (,000)       (,000S)            TO 2000
-------------------------------------------------------------------------------------------
U.S.                     226,542.2         248,709.9         262,755.3        274,635.0
Illinois                  11,427.4          12,051.4         11,829.9         12,051.0
Piatt County               16.581            15.548           16.198           15.560
Cerro Gordo                1.553             1.436             1.448            1.481
-------------------------------------------------------------------------------------------


                        HOUSEHOLDS AND PROJECTED GROWTH

---------------------------------------------------------------------------------
                          TOTAL NUMBER      TOTAL NUMBER          PROJECTED
                               OF                OF               GROWTH IN
                           HOUSEHOLDS        HOUSEHOLDS           NUMBER OF
                         (1990) (,000)      (1995) (,000)         HOUSEHOLDS
                                                                   TO 2000
---------------------------------------------------------------------------------
U.S.                        91,947              97,061            102,885
Illinois                   4,202.2             4,443.4              N/A
Piatt County                5.952                N/A                N/A
Cerro Gordo                  .551                .555               .568
---------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                       17

     Cerro Gordo has a village population of approximately 1500 and Piatt County a population of approximately 16,000 with approximately 6000 households. Both Cerro Gordo and Piatt County have experienced periods of stagnant or marginally declining population endemic to rural agricultural areas, and population is not expected to increase significantly in the future.

                                            EMPLOYMENT BY INDUSTRY
                                                 PIATT COUNTY
                                                     1997

Manufacturing                                        19.3%
Retail Trade                                         14.1%
Services                                             10.5%
Government                                            2.8%
Construction                                          7.1%
Wholesale Trade                                       3.7%
Transportation                                        4.9%
Communication/Utilities                               3.2%
Finance, Ins, Real Estate                             6.2%
Agriculture                                           8.0%
Health Services                                       8.0%
Education                                            12.2%
Mining                                               < 1%

     Most large employers in the county are located in Monticello, the county seat 20 miles to the north. Cerro Gordo public schools are one of the largest employers in the county. The downtown village of Cerro Gordo includes about a dozen small businesses. The largest employers in the county, the number of employers, their industry and their location are referenced below:

                      MAJOR EMPLOYERS IN PIATT COUNTY (1996)

EMPLOYER                                           EMPLOYEES            INDUSTRY             LOCATION
--------                                           ---------            --------             --------
Monticello Public Schools                             180               Education           Monticello
Piatt County Nursing Home                             140                Health             Monticello
City of Monticello                                    130              Government           Monticello
General Cable Corp                                    130               Cable Mfg           Monticello
Central Illinois Mfg Co.                              120              Filter Mfg             Bement
Cerro Gordo Public School                             100               Education           Cerro Gordo
Cherrydale                                            100                  Mfg              Monticello
John Kirby Hospital                                   100                Health             Monticello
Piatt County                                          90               Government           Monticello
Viabin Corp                                           60             Pharmaceutical         Monticello

     Employment opportunities in Piatt County have declined in the 1990's despite the state of the national economy. Unemployment in the area is not increasing at the same rate that labor is decreasing due to marginal declines in population. Earnings by persons

-------------------------------------------------------------------------------
                                       18
employed is also declining in Piatt County, having decreased 12.2 percent from 1994 to 1995.

                            LABOR FORCE (THOUSANDS)

----------------------------------------------------------------------------------
                    1993        1994      1995       1996      1997       1998
----------------------------------------------------------------------------------
Illinois            5999        5991      6061       6104      6130       6125
Piatt County        8.452       8.150     7.814      7.432     N/A        7.577
----------------------------------------------------------------------------------

                                  UNEMPLOYMENT

--------------------------------------------------------------------------------------------------------------
                         1993          1994          1995          1996             1997            LATEST
--------------------------------------------------------------------------------------------------------------
U.S.                     7,1%          6.6%          5.4%          5.5%             5.2%             5.0%
Illinois                 7.5%          5.7%          5.2%          5.3%             4.7%             5.2%
Piatt County             7.4%          5.9%          5.6%          6.0%             N/A              5.4%
--------------------------------------------------------------------------------------------------------------

Per capita and aggregate income levels for individuals and households in Cerro Gordo are below those of Piatt County, the state and nation.

                          MEDIAN HOUSEHOLD INCOME DATA

---------------------------------------------------------------------------
                           MEDIAN           MEDIAN          ESTIMATED
                         HOUSEHOLD         HOUSEHOLD      GROWTH MEDIAN
                       INCOME (1989)     INCOME (1997)      HOUSEHOLD
                                                          INCOME TO 2002
---------------------------------------------------------------------------
U.S.                      $30,056           $36,961          $42,042
Illinois                  $32,252           $40,853          $47,507
Piatt County              $31,369           $39,627          $46,080
Cerro Gordo               $30,817           $36,250          $41,102
---------------------------------------------------------------------------

                          HOUSEHOLD INCOME DISTRIBUTION

----------------------------------------------------------------------------------------
                         POVERTY        POVERTY        HOUSEHOLD          HOUSEHOLD
                          RATE           RATE           INCOME <           INCOME >
                         (1989)         (1995)          $25,000            $100,000
                                                         (PRCNT)            (PRCNT)
                                                         (1997)             (1997)
----------------------------------------------------------------------------------------
U.S.                      13.1%          13.8%            41.8               8.1
Illinois                  11.9%          12.4%            27.7               9.8
Piatt County              6.1%            6.4%            37.7               5.5
Cerro Gordo                N/A            N/A             29.1               3.9
----------------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                                       19

                                  INCOME DATA

----------------------------------------------------------------------------------------
                        Per Capita Income (1989)           Per Capita Income (1995)
----------------------------------------------------------------------------------------
U.S.                             $14,420                           $23,200
Illinois                         $15,201                           $25,225
Piatt County                     $13,690                           $23,297
Cerro Gordo                      $12,754                           $20,146
----------------------------------------------------------------------------------------

     Cerro Gordo and Piatt County have a sizable elderly population. Approximately 15 percent of its residents are over 65, compared to state and national averages of approximately 13 percent. The median age of the community is 37 compared to a statewide and national average of approximately 34.8

     Cerro Gordo and Piatt County residents have a higher proportion of high school graduates as a percent of total population, then does the state and nation in general, probably attributable to the excellent quality of its local schools. However, the percentage of college graduates is significantly below state and national averages.

                                DEMOGRAPHIC DATA

----------------------------------------------------------------------------------------------------
                            POPULATION OVER 65        MEDIAN AGE         HIGH SCHOOL         BA
----------------------------------------------------------------------------------------------------
U.S.                              12.7%                  34.8               75.2            20.3
Illinois                          12.9%                  34.7               76.2            21.0
Piatt County                      15.4%                   N/A               83.0            15.9
Cerro Gordo                       14.8%                  36.8               83.7            9.7
----------------------------------------------------------------------------------------------------

     The housing stock in the Cerro Gordo is characterized mostly by traditional older smaller homes typical of an old farming community. Though there are few subdivisions in the bank's market area there are some newer and larger homes spread throughout the township. In general the median value of Piatt County and Cerro Gordo homes is substantially below state and national averages, but home ownership is significantly higher.

                                 HOME OWNERSHIP

---------------------------------------------------------
                         MEDIAN HOME      PRCNT HOMES
                            VALUE        OWNER OCCUPIED
                            (1990)           (1990)
---------------------------------------------------------
US                         $79,100           64.2%
Illinois                   $80,900           64.2%
Piatt County               $51,200           76.5%
Cerro Gordo                $41,700           80.1%
---------------------------------------------------------


-------------------------------------------------------------------------------
                                       20

                                  HOUSING STOCK

-----------------------------------------------------------------------------------------------------------------------
                          Total Housing     Detached Homes as a    Median Year of      Prcnt Units      Prcnt Units
                              Units           Prcnt of Total        Construction       Constructed      Constructed
                                                                                      prior to 1939       1980-90
-----------------------------------------------------------------------------------------------------------------------
United States               91,947,410             59.0                 1965              18.4              20.7
Illinois                    4,506,275                                   1958              27.1              14.6
Piatt County                  6,227                                     1958              33.4              25.6
Cerro Gordo                    569                                      1957              35.7              2.6
-----------------------------------------------------------------------------------------------------------------------

         Commensurate with household and population figures residential housing construction in the Cerro Gordo area has been relatively low. Only one to four new permits are reported in the township annually and only up to 77 in the entire county.

 RESIDENTIAL HOUSING CONSTRUCTION (# OF UNITS)

-------------------------------------------------------------------------------------------

                        1993           1994          1995          1996          1997
-------------------------------------------------------------------------------------------
United States         1,151,847     1,299,078      1,285,650     1,353,176     1,367,120
Illinois               42,286         46,483        44,219        47,829        44,123
Piatt County             59             75            77            75            71
Cerro Gordo               2             1              4             1             3
-------------------------------------------------------------------------------------------

COMPETITION

     As larger institutions compete for market share to achieve economies of scale and extend their markets beyond traditional geographic boundaries, the market environment for the Bank's products and services is expected to become increasingly competitive. Smaller institutions, such as Cerro Gordo, will be forced to either compete with larger institutions on pricing or to identify and operate niches that will allow operating margins to be maintained at profitable levels.


 COUNTY AND STATE DEPOSIT SHARE ANALYSIS

-----------------------------------------------------------------------------------------------------------

                                           1993          1994          1995          1996          1997
-----------------------------------------------------------------------------------------------------------
PIATT COUNTY
Deposits (,000,000)                      $253,133      $248,771      $255,657      $273,596      $282,430
Banks                                       9             9             8             8             8
Branches                                    12            12            11            11            11
Deposits/Branch                          $21,094       $20,731       $23,242       $24,872       $25,675
Cerro Gordo Market Share                   2.2%          2.3%          2.2%         2.02%          1.9%
-----------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                       21

     The Bank faces strong competition for deposits in Cerro Gordo and the surrounding county. There are eight depository institutions with 11 branches located in Piatt County. Though the total county deposit base is only $282 million Cerro Gordo owns less than a 2 percent market share. County deposits have increased at an annualized rate of approximately 2.5 percent year recently. Though the Bank's county market share has declined in recent years Management believes that with the adoption of this new business plan and the energy of conversion that it can achieve significant market share growth. In essence the Bank can double its asset base with only a 2 percentage point increase in market share.

     In the village of Cerro Gordo the only other financial institution is a commercial bank with over $13 million in deposits. The combined deposit base of the two institutions has declined marginally since 1993. The Bank's deposits have declined at an annualized rate of 1.3 percent and its competitor's at a rate of 1.5 percent. The Bank's market share of village deposits has remained essentially stable recently at approximately 28.7 percent since 1993, but has declined from a peak of 30.5 percent in 1994.

     While the village and county deposit bases are relatively small the average branch is still nearly five times larger than the Bank's, meaning that the Bank faces significant disadvantages in economies of scale.

     In addition to commercial banking operations in Cerro Gordo and surrounding areas the bank faces increasing and significant competition for funds and lending customers from non-depository institutions, most of which operate out of Decatur, Bloomington or Champaign, but which offer investment and mortgage opportunities to Cerro Gordo residents.

DEPOSITORY INSTITUTIONS, BRANCHES AND DEPOSITS IN CERRO GORDO (,000)

-----------------------------------------------------------------------------------------------------------------------
                                                                                                             ANNLZD
                                       1993           1994          1995          1996          1997         GROWTH
                                                                                                            1993-97
-----------------------------------------------------------------------------------------------------------------------
CERRO GORDO S.B.                          $5,622        $5,774        $5,601        $5,532        $5,340     -1.3%
The American Bank                        $14,084       $13,134       $13,627       $13,591       $13,284     -1.5%
TOTAL BRANCHES                                 2             2             2             2             2
TOTAL BANKS                                    2             2             2             2             2
TOTAL DEPOSITS                           $19,706       $18,908       $18,868       $19,123       $18,624     -1.4%
DEPOSITS/BRANCH (COMPETITION)            $14,084       $13,134       $13,627       $13,591       $13,284
CERRO GORDO MARKET SHARE                   28.5%         30.5%         29.7%         28.9%         28.7%
-----------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                       22

                                   SECTION III


                 PUBLICLY-HELD THRIFT INSTITUTION COMPARISONS

     In determining the fair market value of the Bank's common stock it is necessary to compare the financial, operating, and other characteristics of the Bank to comparable publicly traded thrift institutions. This section compares Cerro Gordo B&L with three select groups; the universe of publicly traded thrifts (excluding mutual holding companies), a smaller select group of publicly traded thrifts (the "Comparative Group"), and recently converted thrifts. While the prices of comparable institutions are useful in determining the pro forma market value of the Bank, considerable adjustments may be required in the pricing of Cerro Gordo B&L's to-be-issued common stock due to differences in such factors including, but not limited to, size, market area, financial strength, operating strategy, liquidity and stock market environment. The selection of the Comparative Group is equal in importance to the subsequent adjustments that will be made to the Bank's pro forma market value. The selection criteria used and the companies selected are discussed below.

SELECTION CRITERIA

     The most general relevant comparables for the Bank are thrift institutions listed on the New York Stock Exchange (NYSE), the American Stock Exchange (AMEX) and those traded on the national over-the-counter (NASDAQ) markets. Selection of the Comparative Group is limited to these thrifts because the existence of an active and regular trading market is imperative if the common stock is to be used as a basis for comparison. The reliability of share price data of thinly traded stocks is sometimes difficult to assess due to infrequent trades or widely varying transaction prices.

AVERAGE PRICING RATIOS BY STOCK EXCHANGE

     Table III.1 presents a summary of the average and median pricing for all thrifts listed in Exhibits 20-A and 20-B. Trading prices for NASDSAQ thrifts are presented vis-a-vis the industry average. Since approximately 90 percent of all public thrifts are NASDAQ listed, NASDAQ pricing ratios are generally comparable to all public thrift averages.

-------------------------------------------------------------------------------
                                       23

                                   TABLE III.1
                       PRICING RATIOS BY TRADING EXCHANGE
                          (PRICES AS OF MAY 19, 1998)

                             Price Divided By
-------------------------------------------------------------------------------------------------
                                  Earnings          Core      Book          Tang BV       Assets
                                                Earnings      Value
-------------------------------------------------------------------------------------------------
ALL PUBLIC THRIFTS
-------------------------------------------------------------------------------------------------
Average                              23.8          23.3      175.2            182.6          21.0
Median                               20.9          20.7      165.1            166.2          19.1
NASDAQ
Average                              23.8          23.3      176.4            182.4          21.3
Median                               20.3          19.7      159.6            162.7          19.1
-------------------------------------------------------------------------------------------------

     Given the size of the prospective conversion offering it is not anticipated that the Bank's stock will be eligible to be quoted on any of the exchanges. In the likely event the common stock does not qualify for quotation on the Nasdaq National Market system the Bank intends to list the common stock over-the-counter through the National Daily Quotation System "Pink Sheets" and request Trident Securities to match buy and sell orders for the common stock. Because price quotations on the Pink Sheets may not be updated or available on a timely basis and because it is anticipated that very few shares of the common stock of the Company will be available for sale it is anticipated that the liquidity of this issue will be extremely limited which such liquidity could be reflected in the trading price of the Stock.


AVERAGE PRICING RATIOS BY GEOGRAPHIC REGION

     Further consideration must be given to geographic location given that the operating and competitive environment and equity market valuation for institutions varies from state to state or region to region as a result of different economic, legal and regulatory factors. Table III.2 summarizes the average and median pricing ratios for publicly traded thrifts in the Midwest and the thrift industry.

-------------------------------------------------------------------------------
                                       24

                                   TABLE III.2
                     PRICING RATIOS BY GEOGRAPHICAL REGION
                          (PRICES AS OF MAY 19, 1998)

----------------------------------------------------------------------------------------------------
                               Earnings             Core     Book           Tang BV         Assets
                                                Earnings     Value
----------------------------------------------------------------------------------------------------
ALL PUBLIC THRIFTS
Average                            23.8           23.3       175.2            182.6           21.0
Median                             20.9           20.7       165.1            166.2           19.1
MIDWEST
Average                            25.5           23.1       167.0            171.3           21.4
Median                             20.4           19.5       146.3            152.4           19.5
-----------------------------------------------------------------------------------------------------

     As illustrated in Table III.2, the pricing ratios of Midwest thrifts are comparable to the industry average. Midwest price-to-earnings and price-to-asset ratios are very similar to the industry average. Price-to-book ratios are slightly lower than the Comparative Group, in part a function of slightly higher capitalization in Midwest thrifts.

SELECTION PROCEDURE

     From the universe of publicly traded thrifts a more select group of comparable companies was chosen based on further criterion. In screening to develop the appropriate comparative group the first criterion tested were asset size and market value. Only firms with assets under $150 million and a market value below $50 million were considered. Asset and market size were determined to be important because they reflect not only the earnings capacity of the institution, but also its limited liquidity.

     Also considered of principal importance in selecting a comparative group were key financial condition and financial performance ratios; primarily the capital to asset, return on average asset, and return on average equity ratios. After consideration of conversion proceeds and pro forma earnings Cerro Gordo B&L will have exceptionally strong capital ratios, below average return on average assets, and a very low return on equity. Only those institutions with capital/asset ratios in excess of 9 percent and return on average equity ratios less than 8 percent were considered further.

     Cerro Gordo Building & Loan, s.b. serves a midwestern rural market and its limited market value and liquidity will make it most attractive to stockholders in the Bank's general geographic region. Consequently, the Comparative Group was further narrowed down by eliminating first those institutions outside of the Bank's broad geographic region. As a result, all of the thrifts considered, except two in Kentucky, were in the Midwest region.

     A final consideration for inclusion in the Comparative Group was the composition of an institution's lending portfolio. Cerro Gordo B&L is a traditional one-to-four family

-------------------------------------------------------------------------------
                                       25
portfolio lender. The thrifts chosen for the Comparative Group are also primarily traditional portfolio lenders with low concentrations of non-mortgage lending.

     As previously stated the Comparable Group was selected only from publicly traded (NASDAQ, NYSE, AMEX) companies because these companies have established trading markets which, for larger or more frequently traded thrifts, are presumed to be accurate reflections of the Bank's market value.

     Institutions whose market prices are believed to be affected by proposed mergers or acquisition were not considered as part of the Comparative Group because these institution's prices tend to be distorted by speculative considerations and therefore, are unreliable indicators of the market's valuation.

     The selection criterion discussed above were employed in identifying thrifts, which, by virtue of location, size and operating characteristics and financial condition and performance are deemed to be most comparable in nature to the Bank. These thrifts, their location, asset size, and other summary data are presented in Exhibit 21 and detailed information on the Comparative Group is presented in Exhibits 21 through 30.

      Composing a Comparative Group for Cerro Gordo is extremely difficult given its extraordinary small size of $7 million. There are no publicly traded institutions of similar, even nearly similar size. Also, given its small size the institution has other characteristics shared by only a few public institutions. Most dramatically the Bank's asset and deposit product basis are extremely limited. The average asset size of the Comparative Group is $91 million, the average capital-to-asset ratio is 20 percent, the average market capitalization was $21 million, and the average ROAA and ROAE were 0.90 percent and 4.63 percent respectively.

REVIEW OF COMPARATIVE GROUP

     AMB FINANCIAL GROUP, INC., Munster, Indiana, is the holding company for American Savings, FSB which operates four offices with 29 employees in northern Indiana. As of the most recently available date, AMB had approximately $106 million in assets and a market capitalization of $18 million. AMB is a portfolio lender with over 90 percent of its loans secured by real estate. AMB converted in April 1996.

     FIRST INDEPENDENCE CORPORATION, Independence, Kansas, is the holding company for First FS&LA which operates two offices with 27 employees. The Bank has assets of $124 million and nearly 97 percent of its loan portfolio is secured by real estate. First Independence converted in October 1993.

     FIRST LANCASTER BANCSHARES, Lancaster, Kentucky, is the holding company for First Lancaster Federal Savings Bank with eleven employees in one office. First Lancaster has only $53 million in assets and a capital-to-asset ratio of 26.7 percent. It's return on average equity is only 3.46 percent and 99 percent of its loans are secured by real estate. First Lancaster converted to stock form in July 1996.

-------------------------------------------------------------------------------
                                       26

         HARRODSBURG FIRST FINANCIAL BANCORP, INC., Harrodsburg, Kentucky, is the holding company for First Federal Savings Bank of Harrodsburg which operates two local offices with 15 full time employees. As of the most recently available date, Harrodsburg had $108 million assets. Harrodsburg is well capitalized with a capital/asset ratio of 26.7 percent. It's 1.36 percent ROAA yielded a 5.06 percent return on average equity. Harrodsburg is traditional thrift lender with only 4 percent non-mortgage loan balances and zero noon-performing loans. Harrodsburg has exhibited asset, loan and deposit growth trends similar to the Bank. Harrodsburg converted in October 1995.

     HOME FINANCIAL BANCORP, Spencer, Indiana, is the holding company for Owen Community Bank which operates out of a single office. Home is the smallest institution in the Comparative Group with only $41 million in assets. It has an 18 percent capital-to-asset ratio, a 0.93, and a return on average equity of
5.32 percent. Home converted in July 1996.

     MARKET FINANCIAL CORPORATION, Mount Healthy, Ohio is the holding company for Market Building & Savings Company which operates two offices. The $57 million asset institution has a 35.3 percent capital-to-asset ratio, a 1.12 percent return on average assets and a 3.18 percent return on average equity. Over 99 percent of its loans are secured by real estate and the Bank has no non-performing loans. Market converted to stock form in March 1997.

     NORTH BANCSHARES, Chicago, Illinois, is the holding company for North Federal Savings Bank with 37 employees in two offices. North Bancshares has $118 million of assets and a 3.43 percent return on average equity. Nearly 99 percent of the Bank's loans are secured by real estate and North has exhibited similar asset, loan and deposit growth trends similar to the Bank's. North converted in December 1993.

     NS & L BANCORP, INC, Neosho, Missouri is the holding company for Neosho Savings and Loan Association which operates two offices. NS & L has $61 million in assets with a capital-to-assets ratio of 18.8 percent, return on average assets of 0.69 percent and a return on average equity of 3.51 percent. The Bank has a ratio of non-performing loans to assets of 0.01 percent. NS & L converted to stock form in June 1995.

         PEOPLES FINANCIAL CORPORATION, Massillon, Ohio, is the holding company for Peoples Federal Savings and Loan Association with two full service offices and $82 million in assets. Peoples has a capital-to-asset ratio of 19 percent, a return on average assets of 1.06 percent and a return on average equity of 4.79 percent. Peoples is exclusively a real estate portfolio lender with outstanding credit. Peoples converted to stock form in September.

     PEOPLES-SIDNEY FINANCIAL CORPORATION, Sidney, Ohio is the holding company for Peoples Federal Savings & Loan Assn. which operate one office. Peoples has $105 million in assets with 25.2 percent capitalization. Peoples has a return on average assets of 1.23 percent and return on average equity of 5.2 percent. Over 99 percent of its loans are secured by real estate and it converted to stock form in September 1996.

-------------------------------------------------------------------------------
                                       27

     SOBIESKI BANCORP, INC., South Bend, Indiana is the holding company for Sobieksi FS&LA which operates three offices with $90 million in assets. Sobieski has a return on average assets of 0.58 percent and a return on average equity of
3.93 percent. It converted to stock form in March 1995.

     THREE RIVERS FINANCIAL CORP, Three Rivers, Michigan is the holding company for First Savings Association with 22 employees in two offices. Three Rivers has assets of $98 million and is located in a community with similar demographics to Cerro Gordo. Three Rivers has a 23 percent capital-to-asset ratio and converted in August 1995.

     WESTWOOD HOMESTEAD FINANCIAL, Cincinnati, Ohio is the holding company for Westwood Homestead Savings Bank which operates two full service offices with $130 million in assets. Westwood is highly capitalized with a capital-to-assets ratio of 23 percent. With a return on average assets of 0.61 percent its return on average equity is only 2.25 percent. Westwood is almost exclusively a real estate lender with excellent credit quality. Westwood has had substantial loan growth since its conversion in September 1996, with marginal deposit growth and negligible asset decay.

                   COMPARATIVE GROUP COMPOSITE PERFORMANCE

     All but two of the Comparative Group companies are located in the Midwest. Four are located in Ohio, three in Indiana, two in Kentucky and one each in Missouri, Illinois, Kansas and Michigan. Generally, these thrifts operate in suburban to rural moderate or low growth areas. All of the thrifts converted since 1993 and two after 1996.

     Exhibits 22 and 23 present summary ratios detailing the financial performance and capital condition, respectively, of the Comparative Group, Illinois thrifts, Midwest thrifts and Cerro Gordo B & L.

     All of the comparative group thrifts are highly capitalized institutions with capital to asset ratios ranging from 9.3 percent for First Independence Corporation to 35.3 percent for Market Financial Corporation with an average ratio of 19.6 percent. Each of the 13 thrifts in the Comparative Group generates a reasonable return on average assets, ranging from a low of 0.46 percent for North Bancshares to a high of 1.36 percent for Harrodsburg First Financial Corporation, with an average of 0.90 percent. Because of the high capital levels the average return on average equity for the Comparative Group is only 4.63 percent, ranging from a low of 2.25 percent for Westwood Financial Corporation to a high 6.94 percent for AMB Financial. On a pro forma basis Cerro Gordo B&L has a capital to asset ratio of 22.3 percent. The Bank's pro forma return on average assets was 0.68 percent and it's return on average equity of 3.08 percent, are both below the Comparative Group, but its pro forma core return on average assets of 0.90 percent and return on average equity of 4.06 percent are comparable to the Comparative Group.

     The Comparative Group is generally small in asset size and market value. Seven of the institutions have asset bases below $100 million and only Westwood Financial, with $129 million is larger than $125 million. Home Financial Bancorp, with $41.5 million in assets is the only member of the Comparative Group with assets below $50

-------------------------------------------------------------------------------
million. The average total asset size for the Comparative Group is $91 million. Westwood Financial is the only institution in the Comparative Group with over $40 million in market capitalization. The smallest market capitalized thrift is Home Financial Corp with only $8.3 million. The average market capitalization for the Comparative Group is $20.7 million. On a pro forma basis Cerro Gordo B&L had approximately $7.6 million total assets at March 31, 1998.

     Exhibit 24 presents the loan portfolio composition of the Comparative Group. The Comparative Group is composed of primarily thrift lenders concentrating in real estate mortgage lending. The average and median volume of loan originations for the Comparative Group is $25 million, significantly above the Bank's volume of $1.9 million. All of the institutions are primarily portfolio lenders. On average 81 percent of the Comparative Group's lending portfolio are invested in 1-4 family mortgages compared to 94 percent for Cerro Gordo B&L. Only one of the Comparative Group companies have non-mortgage loan portfolios exceeding 10 percent of assets and the average ratio of non-mortgage loans to assets is 4.8 percent compared to less than one percent for Cerro Gordo B&L.

     Exhibit 25 presents additional balance sheet composition data for the Comparative Group and Cerro Gordo B&L. The average loan to deposit ratio of the Comparative Group is 114 percent, higher than the Bank's 105 percent ratio. If depositors convert deposits to shares in the conversion, however, the Bank's loan to deposit ratio will increase closer to the Comparative Group's. The average loan-to-asset ratio of the Comparative Group is 77 percent, less then the Bank's ratio of 88 percent. The Comparative Group's deposit to asset ratio is approximately 68 percent compared to the Bank's 76 percent. On most other key balance sheet ratios such as REO, capitalized servicing and intangibles the composite balance sheet of the Comparative Group is similar to the Bank's.

     Exhibit 26 illustrates the recent growth of assets, loans and deposits of the Comparative Group and Cerro Gordo B&L. Both the Bank and the Comparative Group have exhibited significant loan growth and modest or negative deposit growth. The Bank's loan portfolio increased 18 percent compared to the Comparative Group's increase of 16.4 percent. While the Comparative Group's deposit base increased only 5.0 percent, the Bank's actually shrunk 1.1 percent. For both the Comparative Group and the Bank, asset growth was more moderate.

     Exhibit 27 addresses some of the risk ratios of the Comparative Group and Cerro Gordo B&L. The Bank has only one small bad loan in its portfolio so its non-performing assets to total assets ratio is extremely neglible, only
0.16 perecent, and its reserves-to-NPA's very high at 292 percent. The Comparative Group ratios are excellent, but not nearly as favorable.

     Exhibit 28 presents yield-cost spread analysis for the Comparative Group and Cerro Gordo B&L. The Bank and the Comparative Group exhibited similar yield-cost spreads, 2.67 percent for the Bank versus 2.64 percent for the Comparative Group, and similar net interest margins of 3.47 percent for the Bank and 3.67 percent for the

Comparative Group. The Bank had slightly higher deposits costs, largely because it does not have any non-interest bearing accounts or other low yield transaction accounts, as do many of the Comparative Group.

     Exhibit 29 presents some of the capital issues of the Comparative Group. On average 1.09 percent of the Comparative Group's total common shares trade each week representing a trading volume equal to about 80 percent of the all public thrift average of 1.23 percent. The Comparative Group has institutional ownership of 13.4 percent and insider ownership of 8.7 percent. The average current dividend yield is approximately 2.2 percent.

PERFORMANCE OF RECENTLY CONVERTED THRIFTS

     An important factor bearing on the likely reception of Cerro Gordo B&L's initial stock offering is the market reception of recently converted institutions. Exhibit 31-A shows the original offering price and pro forma pricing ratios of all thrifts which converted from mutual-to-stock form since June 1, 1997. The average and median amount of gross proceeds were $98 and $49 million. The average offering price to pro forma book value was 77 percent, the average price to pro forma earnings ratio was 17.1, and the price to assets ratio was 18.9 percent. These figures represent pro forma pricing ratios upon conversion, which generally reflect offerings completed at the "super max" or 32 percent above the midpoint.

     Thrift conversions in the past year have appreciated an average 56 percent on the first day of trading, effectively eliminating any "new issue discount" immediately. Converting thrifts tended to continue to appreciate, albeit at a much more modest pace, for three months or more thereafter, reaching an average price 72 percent then its' offering price.

                                  SECTION IV

                           MARKET VALUE ADJUSTMENTS

INTRODUCTION

     In order to determine the estimated pro forma market value of the Bank, certain adjustments are required to reflect the differences between the Bank and the public thrift Comparative Group. The market value adjustments made are based upon certain financial and other criterion, some of which were discussed in the previous chapter and include, among other factors; financial condition and performance, earnings quality and predictability, management, market area, expected dividend payments, and the liquidity and marketability of the to-be-issued common stock.

FINANCIAL CONDITION

     The Bank and its Comparative Group are both characterized by similar levels of excess capital. The Bank intends to leverage some of its additional capital towards modest growth and exercise cash and special cash dividends and stock buy-backs, where appropriate, to reduce its capital to asset ratio to more manageable levels. However, it is expected that the Bank will remain overcapitalized for some time to come. The average capital to asset ratio of the Comparative Group is 19.6 percent compared to a pro forma capital to asset ratio of approximately 22.3 percent for the Bank. In light of the similar capital ratios to the Comparative Group, no adjustment was made for this factor.

----------------------------------------------------
AVERAGE                               EQUITY/ASSETS
-------                               -------------
COMPARATIVE GROUP                         19.61
ILLINOIS THRIFTS                          12.73
INDUSTRY                                  13.12
CERRO GORDO B&L PRO FORMA                 22.25
----------------------------------------------------


ASSET QUALITY

     In general the loan quality of all the Comparative Group is excellent, reflecting the traditional nature of the chosen thrifts. Still, the Bank's non-performing asset to total asset ratio of 0.16 percent is significantly less than the Comparative Group average of 0.46 percent and of most other relative indices. With the recent addition of reserves the Bank now has ample reserves relative to its existing non-performing assets. It must be remembered, however, that the Bank recently originated a relatively significant amount of commercial real estate loans, that the absolute amount of its reserves is still very low, and, as a result, any one loan has the potential to significantly alter these ratios. In consideration of these issues no adjustment has been made to the Bank's pro forma market value.


---------------------------------------------------------------------
AVERAGE                        NPA/ASSETS                RESERVES/NPA
-------                        ----------                ------------
COMPARATIVE GROUP                0.46%                        74%
INDUSTRY                         0.59%                        84%
ILLINOIS THRIFTS                 0.32%                       141%
CERRO GORDO B&L                  0.16%                       292%
---------------------------------------------------------------------



PROFITABILITY LEVELS

     Cerro Gordo Savings pro forma return on average assets of 0.68 percent is significantly below the 0.90 percent average return on average assets of the Comparative Group. However, this ratio reflects certain non-recurring expenses of the Bank and may not be the best indicator of sustained profitability.

     On most key profitability ratios the Bank has ratios very similar to the Comparative Group. The Bank's interest rate spread is only 2 basis points higher than the Comparative Group, it's non-interest expense ratio is only 4 basis points less and it's interest earnings assets to interest bearing liabilities ratio of 117 percent will be much closer to the Comparative Group average of 125 percent after the conversion.

     As a result, no adjustment was made for this factor.



-----------------------------------------------------------------------------------------
AVERAGE                         SPREAD           IEA/IBL        INTEXP/ASSETS       ROAA*
-------                         ------           -------        -------------       -----
COMPARATIVE GROUP                2.65%             125%              2.42%          0.90%
INDUSTRY                         2.88%             115%              2.24%          0.94%
ILLINOIS THRIFTS                 2.76%             114%              2.30%          0.71%
CERRO GORDO B&L EXISTING         2.67%             117%              2.38%          0.68%
-----------------------------------------------------------------------------------------


RETURN ON AVERAGE EQUITY

     Due to its moderate return and high capitalization the Bank's pro forma return on average assets is significantly lower than the industry average. Its pro forma return on average equity of 3.08 percent is also significantly lower than the Comparative Group average of 4.63 percent. However, after adjustment for non-recurring expenses much of this difference is eliminated. Despite the low return on average equity relative to the entire market we have not assigned a discount for this factor due to its similarity with the Comparative Group.


-------------------------------------
AVERAGE                          ROAE
-------                          ----
COMPARATIVE GROUP                4.63%
INDUSTRY                         8.75%
ILLINOIS THRIFTS                 4.91%
CERRO GORDO B&L PRO FORMA        3.08%
--------------------------------------

CORE EARNINGS

         Earnings of any company are sometimes distorted by extraordinary or non-recurring events or adjustments. In FY1998 the Bank increased its reserves for loan loss reserves by $26,500, compared to no such allowance the previous year. Likewise members of the Comparative Group experienced their own reporting vagaries. In order to compare "core" earnings of the Bank with those of the Comparative Group we adjusted the reported earnings of the Bank to reflect a "normalized" loan loss provision for FY1998. Specifically, we determined that the median provision for loan losses of the Comparative Group as a percentage of Comparative Group net income before such provisions and before taxes was 2.91 percent. Based on this calculation the imputed provision for loan losses for the Bank should be $2303. After adjustment for taxes the core earnings of the Bank are computed to be $58,568. As a result, the "core" earnings of the Bank yields a return on average assets of 0.90 percent and a return on average equity of 4.06 percent.

         The Bank's core return on average assets is marginally higher and its core return on average equity is marginally lower than the Comparative Group. As a result, we have not assigned a discount for this factor.


-------------------------------------------------------------
AVERAGE                       CORE ROAA             CORE ROAE
-------                       ---------             ---------
COMPARATIVE GROUP               0.84%                 4.32%
INDUSTRY                        0.93%                 8.66%
ILLINOIS THRIFTS                0.75%                 5.19%
CERRO GORDO B&L PRO FORMA       0.90%                 4.06%
-------------------------------------------------------------



GROWTH AND PREDICTABILITY OF EARNINGS

     The Bank has exhibited substantial loan growth, but modest asset and deposit decay over the past year, similar to the Comparative Group's pattern with the critical difference that the Comparative Group's deposit base actually is increasing.

     The Bank has seen a steady decline in net income over the past several years. However, after adjusting for the special FDIC assessment and a recent increase in loan loss provisions, core income has actually increased the last two years and its interest rate sensitivity is not inconsistent with most thrifts of similar size and composition. The Bank still relies almost solely on net interest income for revenue; non-interest income, which has the ability to offset fluctuations in interest income is essentially negligible.

     The Bank's continued profitable growth may be hindered by its lack of deposit base and deposit growth potential. Likewise, in periods of fluctuating interest rates its lack of non-interest income would make net income very volatile. As a result, we have assigned a modest discount for this factor.


-----------------------------------------------------------------------------------------------------
                                          NONINTINC/         ASSET              LOAN          DEPOSIT
AVERAGE                      GAP            ASSETS           GROWTH            GROWTH          GROWTH
-------                    ------         ----------         ------            ------         -------
COMPARATIVE GROUP          -8.84%           0.23%             7.4%             16.4%            5.0%
INDUSTRY                   -5.69%           0.52%            13.6%             14.4%            9.5%
ILLINOIS THRIFTS            1.07%           0.32%             3.6%              5.8%            2.0%
CERRO GORDO B&L                             0.01%            10.3%             18.0%           -1.1%
-----------------------------------------------------------------------------------------------------


MANAGEMENT/STAFF DEPTH

     Existing management and staff is loyal and tenured and qualified to perform all functions necessary and prospective functions required at the Bank. However, the depth and breadth of the management team, especially as it relates to commercial lending and secondary marketing is extremely limited, even compared to the traditional nature of the Comparative Group. Accordingly, we have made a negative adjustment value for this factor.

DIVIDEND PAYMENTS

     The payment of a cash dividend in the future will be dependent upon such factors as earnings performance, capital position, growth, and regulatory limitations. The Bank has declared its intention to pay a cash dividend of approximately 2 percent which is consistent with the Comparative Group. Though management has postponed the payment of cash dividends for several quarters the Bank's high capital provides relative assurance that the modest dividends planned will be forthcoming and sustained. All of the Comparative Group institutions pay cash dividends with an average yield of 2.24 percent. As a result, we believe no adjustment for this factor is warranted.

LIQUIDITY OF THE ISSUE

     The Comparative Group contains only companies that are listed by the AMSE or NASDAQ and trade in the OTC market. The average market capitalization of the Comparative Group is $21 million, the median is approximately $18 million, and only three of the Comparative Group have a market capitalization in excess of $30 million.

     The average and median ratio of shares traded to shares outstanding over a weekly period for the Comparative Group is similar to that of the entire industry. The actual number, and market value, of shares traded is considerably below the industry average due to the smaller market capitalization of the Comparative Group. As a result, the overall liquidity of the Comparative Group, and prospectively of Cerro Gordo B&L, is quite low.

-------------------------------------------------------------------------------
                                      34

     The Bank's prospective market value and liquidity are substantially below even all of the Comparative Group and is likely to be virtually nonexistent. Even if the stock is listed on the Pink Sheets price quotations may not be updated or available on a timely basis and it is anticipated that very few shares of the common stock of the Company will be available for sale. As a result, it is anticipated that the liquidity of this issue will be negligible, which such liquidity could be reflected in the trading price of the stock. As a result, of these factors it is anticipated that the stock will lack consistent liquidity and a significant discount is assigned for this factor.

                            MARKETING OF THE ISSUE

     The Bank's stock will be offered through a subscription and community offering by Trident Securities, Inc. The overall interest in thrift subscriptions has been varied over recent periods. In response to higher market interest rates and higher thrift appraisals usually strong demand for thrift conversion stock waned in the latter part of 1994 and several institutions, were forced to pare back their proposed initial public offerings. The market revived in 1995 and remained moderately strong through 1996 and the first half of 1997 despite an increase in pricing ratios. In the past year the deal flow and pricing ratios of converting thrifts have been fairly stable with most thrifts converting at the supermaximum value with excess demand.

     As seen in Table IV.1 below the equity bull market continues to thrive. Overall, equities have appreciated approximately 15 percent since the beginning of the year and 30 percent over the last twelve months. Thrift equities exhibited exemplary growth in the last half of 1997, but have trailed the overall market in 1998. The SNL All Publicly Traded Thrift Index increased 64.19 percent over the past twelve months, but only 8.35 percent since the beginning of the year. Smaller institutions, under $250 million of assets, have trailed thrifts in general for over a year, displaying only about two-thrids of the appreciation seen in larger thrifts.

                                  TABLE IV.1
                              SNL THRIFT INDICES

---------------------------------------------------------------------------------------------
                           30-APRIL-      1-DEC-     31-DEC-    30-DEC-  PERCENT CHANGE SINCE
                             1998          1997        1996       1995          DEC-1997
                           ---------      ------     -------    -------         --------
ALL PUBLICLY TRADED          882.1         814.1      483.6      376.5            8.35
SAIF                         827.9         764.4      555.0      356.8            8.30
AMEX                         272.9         255.4      192.7      137.7            6.86
NYSE                         566.1         521.3      277.3      257.6            8.59
OTC                          987.3         911.5      569.7      449.5            8.31
ASSETS LESS THAN $250 M      915.8         869.9      586.6      538.4            5.27
DJIA                        9063.4        7908.3     6448.3       5117           14.61
S & P                       1111.8         970.4      740.7      615.9           14.56
---------------------------------------------------------------------------------------------


     In order to assure successful reception of an initial public offering it is necessary to offer the new purchaser a substantial new issue discount to offset the many


-------------------------------------------------------------------------------
                                      35
uncertainties faced by the investor as to the liquidity and future performance of the "untested" company.

         While the overall equity market and conversion market remain strong, the aftermarket in thrifts is not as strong as the overall market. We have not made an adjustment for market conditions except for a new issue discount.

                                  MARKET AREA

     The Bank's market area consists primarily of the rural Cerro Gordo community and surrounding rural Piatt County. Despite the robust health of the national economy the local economy, which is predominately agriculturally based, is stagnant or exhibiting modest growth, and there is minimal new housing being built or projected in the Bank's immediate market area. Accordingly a negative adjustment was made for this factor.

                              SUMMARY OF DISCOUNTS

     The table below summarizes the discounts applied to Cerro Gordo B&L vis-a-vis the Comparative Group. We have made no adjustments to the Comparative Group based on the similarity of Financial Condition, Asset Quality, Profitability, Return on Average Equity, Core Earnings, and Dividend Payments. However, it was determined that modest discounts were justified due to Growth and Predictability of Earnings, Management Depth, and Marketing/New Issue Discount. More significant discounts were attributed to Market Area and Liquidity.

-------------------------------------------------------------------------------
                                      36

                             SUMMARY OF DISCOUNTS

------------------------------------------------------------------------------------------------------
                                                       NO                 MARGINAL
                                   PREMIUM         ADJUSTMENT             DISCOUNT            DISCOUNT
                                   -------         ----------             --------            --------
FINANCIAL CONDITION                                    X
ASSET QUALITY                                          X
PROFITABILITY LEVELS                                   X
RETURN ON EQUITY                                       X
CORE EARNINGS                                          X
GROWTH, PREDICTABILITY                                                        X
MANAGEMENT                                                                    X
DIVIDEND PAYMENTS                                      X
LIQUIDITY                                                                                        X
MARKETING  OF  ISSUE/NEW                                                      X
ISSUE DISCOUNT
MARKET AREA                                                                                      X
------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                                      37

                                   SECTION V

                               VALUATION METHODS


                               VALUATION METHOD

     Traditional guidelines identify three appropriate valuation methods to use in determining the pro forma market valuation of a converting thrift; price\earnings, price\assets and price\book value. The preferred method of valuation is a price\earnings approach.

     The true financial value of any financial asset is derived from the earnings generated from that asset. As a result, the price\earnings method has become accepted as the preferred and most reliable valuation method for on-going concerns. However, given the historic volatility of interest income in financial institutions the price\book value approach carries considerably more weight in this industry then it does in most other industries. Finally, the franchise value of many institutions is reflected in their deposit base and accordingly the price\asset ratio also has added significance in considering pricing for this industry.

     Exhibit 30 presents the relevant pricing parameters for the Comparative Group.

                             PRICE TO EARNINGS METHOD

     The price\earnings approach is the standard method of stock valuation and assumes that the value of a company's stock is a function of the discounted value of its future earnings stream. The trailing twelve months reported net income after taxes for Cerro Gordo B&L was $41,872 thousand as of March 31, 1998.

     The subject's earnings base is then multiplied by a price\earnings ratio to determine the subject valuation. In determining the appropriate price\earnings ratio we reviewed the ratios of all publicly traded thrift institutions and those of the Comparative Group in particular. The price\reported earnings ratios of the Comparative Group ranged from a low of
16.9 for AMB Financial to a high of 42.5 for North Bancshares, Inc. The average ratio was 25.1 and the median was 23.8. The average price\earnings ratio for all publicly traded thrifts was 23.8 and the median was 20.8.

     Based on the above analysis we have determined that the appropriate price\earnings ratio for Cerro Gordo B&L is 20.2 which, when multiplied by the Bank's pro forma earnings (adjusted to reflect earnings on net conversion proceeds) of $54,479 yields a pro forma market valuation of $1.1 million at the midpoint. The price\earnings multiplies range from a low of 18.2 at the minimum of the offering range to 21.9 at the maximum and 23.7 at the super maximum of the offering range.

-------------------------------------------------------------------------------
                                      38

                          PRICE TO CORE EARNINGS METHOD

     The price\core earnings ratios of the Comparative Group ranged from a low of 13.1 for Peoples Financial to a high of 35.4 for North Bancshares, Inc. The average ratio was 23.8 and the median was 24.1. The average price\earnings ratio for all publicly traded thrifts was 23.3 and the median was 20.7.

     Based on the above analysis we have determined that the appropriate price\core earnings ratio for Cerro Gordo B&L is 15.5 which, when multiplied by the Bank's pro forma core earnings (adjusted to reflect earnings on net conversion proceeds) of $71,175 yields a pro forma market valuation of $1.1 million at the midpoint. The price\core earnings multiplies range from a low of 13.8 at the minimum of the offering range to 17.0 at the maximum and 18.6 at the super maximum of the offering range.

                          PRICE TO BOOK VALUE METHOD

     Historically, the financial markets have placed significant weight on price\book value methods for valuing financial institutions. As thrifts diversify it is becoming more apparent that the real earnings power of each bank's book value (return on equity) can vary significantly depending on the risk and return of these particular assets, thereby shifting emphasis away from the price\book value method towards more traditional price\earnings methods. As a consequence, our valuation has been heavily weighted towards the latter valuation method. Nevertheless, this valuation approach retains significance for this industry.

     The basis of the price\book value approach is the subject's current GAAP or tangible book value. At March 31, 1998 the Bank's tangible book value was $986,014.

     The subject's book value is then multiplied by a price\book value ratio in order to arrive at the subject valuation. In determining the appropriate price\book value ratio we reviewed the ratios of all publicly traded thrift institutions and those of Comparative Group in particular. The price\tangible book value ratios of the Comparative Group ranged from a low of 95.1 percent for Market Financial Corporation to a high of 160.4 percent for North Bancshares. The median ratio was 115.8 percent and the average ratio was
119.0 percent. The average price\book value ratio for all publicly traded thrifts was 182.6 percent and the median ratio was 166.1 percent.

     Based on the above analysis we have determined that the appropriate price\book value ratio for Cerro Gordo B&L is 64.7 percent. Based on adjustments to historical book value for proceeds, expenses, and incentive plans, which would increase the Bank's pro forma book value to $1.7 million at the midpoint, we have determined that the pro forma market value of Cerro Gordo B&L based on the price\earnings approach is $1.1 million.

-------------------------------------------------------------------------------
                                      39

     The price\book value multiplies range from 60.2 percent at the minimum of the offering range to 68.6 percent at the maximum and 72.3 percent at the super maximum of the offering range.

                            PRICE TO ASSETS METHOD

     The price to assets ratio of the Comparative Group range from 10.8 percent for First Independence to 33.5 percent for Market Financial. The average price\asset ratio of the Comparative Group is 23.2 percent and the median ratio is 19.9 percent. The average price\asset ratio for all publicly traded thrifts is 21.0 and the median pricing ratio is 19.1. While thrift pricing methodology gives significantly more weight to the price\asset ratio than do other industries neither the market nor this valuation give it significant weighting relative to their pricing methodologies.

     We have used a price\asset ratio of 14.4 percent to develop the pro forma market value of the Bank. At the minimum of the offering range the price to asset ratio is 12.5 percent, at the maximum it is 16.2 percent and at the super maximum it is 18.3 percent.

                             VALUATION CONCLUSION

     Exhibit 34 provides a summary of the valuation premium or discount for each of the valuation ranges when compared to the Comparative Group on each of the valuation approaches.

     It is most appropriate to compare the prospective discounts at the supermaximum since substantially all mutual-to-stock conversions are consummated at the supermaximum. At the SUPERMAXIMUM the Bank is priced on a par with - at substantially no discount to - the Comparative Group. The average price-to-earnings discount is 5.7 percent and the median discount is only 0.7 percent.

     From a price-to-core earnings perspective the Bank is priced at approximately a 22 percent discount to the Comparative Group. On a book value basis the Bank is priced at approximately a 36 percent discount. The Bank is priced at a 21 percent discount to the average of the Comparative Group on a price-to-assets basis, but only a 8 percent discount to the median. We believe that on aggregate these discounts are consistent with the discounts accorded to the Bank in this previous section.

     It is therefore our opinion that as of May 27, 1998 the estimated pro forma market value of Cerro Gordo B&L's to-be-issued common stock was $1,100,000. This represents 110,000 shares of common stock at $10.00 per share. The resultant valuation range is $935,000 to $1,454,750.

-------------------------------------------------------------------------------

                                   EXHIBITS

                                  EXHIBIT I





                                 [MARKET MAP]

                                   EXHIBIT II



                       CERRO GORDO BUILDING AND LOAN, S.B.

                              Financial Statements
                               March 31, 1998 and
                       Eleven Months Ended March 31, 1997
                             With Other Information

                                     (F-15)

                       CERRO GORDO BUILDING AND LOAN, S.B.

                          INDEX TO FINANCIAL STATEMENTS

                                                                     PAGE
------------------------------------------------------------- ----------------
INDEPENDENT AUDITOR'S REPORT                                         F-2

FINANCIAL STATEMENTS

   Balance sheet                                                     F-3

   Statement of income                                                26

   Statement of equity capital                                       F-4

   Statement of cash flows                                           F-5

   Notes to financial statements                                     F-6


     The financial statements of CGB&L Financial Group, Inc. ("CGB&L") have been omitted because CGB&L had not yet issued any stock, has no assets or liabilities, and has not conducted any business other than of an organizational nature.

     All schedules are omitted as the required information is not applicable or the information is presented in the Financial Statements.

                         INDEPENDENT AUDITOR'S REPORT



Board of Directors
Cerro Gordo Building and Loan, s.b.
Cerro Gordo, Illinois


We have audited the accompanying balance sheet of Cerro Gordo Building and Loan, s.b. as of March 31, 1998 and 1997, and the related statements of income, equity capital, and cash flows for the year ended March 31, 1998 and eleven month period ended March 31, 1997. These financial statements are the responsibility of the Institution's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements described above present fairly, in all material respects, the financial position of Cerro Gordo Building and Loan, s.b. as of March 31, 1998 and 1997, and the results of its operations and its cash flows for the year ended March 31, 1998 and eleven month period ended March 31, 1997, in conformity with generally accepted accounting principles.


/s/ Geo. S. Olive & Co. LLC

Decatur, Illinois
April 10, 1998

                       CERRO GORDO BUILDING AND LOAN, S.B.

                                  BALANCE SHEET


MARCH 31                                                                                      1998               1997
----------------------------------------------------------------------------------------------------------------------------
ASSETS
   Cash and cash equivalents                                                           $       524,845     $       109,912
   Interest-bearing time deposits                                                              590,000           1,279,000
   Investment securities available for sale                                                    175,329             100,716
   Loans                                                                                     5,558,889           4,711,487
     Allowance for loan losses                                                                 (32,700)             (6,200)
                                                                                     ---------------------------------------
         Net loans                                                                           5,526,189           4,705,287
   Premises and equipment                                                                       15,726               9,438
   Federal Home Loan Bank stock                                                                 46,200              43,000
   Other assets                                                                                 56,692              41,293
                                                                                     ---------------------------------------

         Total assets                                                                   $    6,934,981      $    6,288,646
                                                                                     ---------------------------------------
                                                                                     ---------------------------------------
LIABILITIES
   Interest-bearing deposits                                                            $    5,250,307      $    5,308,464
   Long-term debt                                                                              600,000
   Other liabilities                                                                            98,660              85,285
                                                                                     ---------------------------------------
         Total liabilities                                                                   5,948,967           5,393,749
                                                                                     ---------------------------------------

EQUITY CAPITAL
   Retained earnings                                                                           872,685             830,813
   Net unrealized gain on securities available for sale                                        113,329              64,084
                                                                                     ---------------------------------------
         Total equity capital                                                                  986,014             894,897
                                                                                     ---------------------------------------

         Total liabilities and equity capital                                           $    6,934,981      $    6,288,646
                                                                                     ---------------------------------------
                                                                                     ---------------------------------------

See notes to financial statements.


                                      (2)

                       CERRO GORDO BUILDING AND LOAN, S.B.

                              STATEMENT OF INCOME

                                                     YEAR ENDED        Eleven Months
                                                      MARCH 31,            Ended
                                                        1998           March 31, 1997
-------------------------------------------------------------------------------------
INTEREST INCOME
  Loans receivable                                    $466,389            $373,424
  Investment securities                                  4,680               4,267
  Deposits with financial institutions                  70,915              82,277
                                                      ----------------------------
     Total interest income                             541,984             459,968

INTEREST EXPENSE
  Deposits                                             289,130             270,470
  FHLB advances                                         20,633
                                                      ----------------------------
     Total interest expense                            309,763             270,470
                                                      ----------------------------
NET INTEREST INCOME                                    232,221             189,498
  Provision for loan losses                             26,500                   0
                                                      ----------------------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES    205,721             189,498
                                                      ----------------------------
NONINTEREST INCOME                                       6,708               6,510
                                                      ----------------------------
NONINTEREST EXPENSE
  Salaries and employee benefits                       115,617              98,964
  Net occupancy and equipment expenses                   4,922               3,786
  Deposit insurance expense                              3,436              42,219
  Insurance expense                                      4,936               4,512
  Other expenses                                        30,944              27,190
                                                      ----------------------------
     Total noninterest expense                         159,855             176,671
                                                      ----------------------------
INCOME BEFORE INCOME TAX                                52,574              19,337
  Income tax expense                                    10,702               1,378
                                                      ----------------------------
NET INCOME                                            $ 41,872            $ 17,959
                                                      ----------------------------
                                                      ----------------------------

See notes to financial statements.


                                      (3)

                       CERRO GORDO BUILDING AND LOAN, S.B.

                           STATEMENT OF EQUITY CAPITAL

                                                                                        NET UNREALIZED
                                                                                           GAIN ON
                                                                                           SECURITIES
                                                                         RETAINED           AVAILABLE
                                                                         EARNINGS           FOR SALE               TOTAL
----------------------------------------------------------------------------------------------------------------------------
BALANCES, MAY 1, 1996                                                $     812,854    $         48,686      $      861,540
   Net income for the eleven months ended
     March 31, 1997                                                         17,959                                  17,959
   Net change in unrealized gain on securities
     available for sale                                                                         15,398              15,398
                                                                  ----------------------------------------------------------

BALANCES, MARCH 31, 1997                                                   830,813              64,084             894,897
   Net income                                                               41,872                                  41,872
   Net change in unrealized gain on securities
     available for sale                                                                         49,245              49,245
                                                                  ----------------------------------------------------------

BALANCES, MARCH 31, 1998                                             $     872,685    $        113,329       $     986,014
                                                                  ----------------------------------------------------------
                                                                  ----------------------------------------------------------

See notes to financial statements.


                                      (4)

                       CERRO GORDO BUILDING AND LOAN, S.B.

                             STATEMENT OF CASH FLOWS


                                                                                         YEAR ENDED        Eleven Months
                                                                                          MARCH 31,            Ended
                                                                                            1998          March 31, 1997
----------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
   Net income                                                                         $         41,872   $         17,959
   Adjustments to reconcile net income to net cash
     provided by operating activities
     Provision for loan loss                                                                    26,500
     Depreciation                                                                                1,344                891
     Deferred income tax benefit                                                               (12,780)            (6,709)
     Change in
       Other liabilities                                                                           789               (105)
       Other assets                                                                            (15,399)            (1,557)
                                                                                     ---------------------------------------

         Net cash provided by operating activities                                              42,326             10,479
                                                                                     ---------------------------------------

INVESTING ACTIVITIES
   Net change in interest-bearing deposits                                                     689,000            196,000
   Net change in loans                                                                        (847,404)          (299,367)
   Purchase of premises and equipment                                                           (7,632)              (658)
   Purchase of FHLB stock                                                                       (3,200)
                                                                                     ---------------------------------------

         Net cash used by investing activities                                                (169,236)          (104,025)
                                                                                     ---------------------------------------

FINANCING ACTIVITIES
   Net change in
     Savings deposits                                                                           (6,239)           (23,041)
     Certificates of deposit                                                                   (51,918)          (151,125)
     Proceeds from long-term debt                                                              600,000
                                                                                     ---------------------------------------

         Net cash (used) provided by financing activities                                      541,843           (174,166)
                                                                                     ---------------------------------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                                        414,933           (267,712)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                                   109,912            377,624
                                                                                     ---------------------------------------

CASH AND CASH EQUIVALENTS, END OF YEAR                                                 $       524,845    $       109,912
                                                                                     ---------------------------------------
                                                                                     ---------------------------------------
ADDITIONAL CASH FLOWS INFORMATION
   Interest paid                                                                       $       306,925    $       273,274
   Income tax paid                                                                              25,500              5,438


See notes to financial statements.


                                      (5)

                       CERRO GORDO BUILDING AND LOAN, S.B.
                          NOTES TO FINANCIAL STATEMENTS


      NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of Cerro Gordo Building and Loan, s.b. ("Bank") conform to generally accepted accounting principles and reporting practices followed by the thrift industry. The more significant of the policies are described below.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The Bank operates under a state thrift charter and provides full banking services. As a state-chartered thrift, the Bank is subject to regulation by the Illinois Office of Banks and Real Estate and the Federal Deposit Insurance Corporation.

The Bank generates mortgage and share loans and receives deposits from customers located primarily in Piatt County. The Bank's loans are generally secured by specific items of collateral including real property and consumer assets. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon economic conditions in Piatt County and the surrounding communities.

CASH AND CASH EQUIVALENTS consist of cash on hand and deposits at the Federal Home Loan Bank. The Bank considers all liquid debt instruments with original maturities of 3 months or less to be cash equivalents.

INVESTMENT SECURITIES -- Marketable equity securities are classified as available for sale. Securities available for sale are carried at fair value with unrealized gains and losses reported separately in equity capital, net of tax.

Amortization of premiums and accretion of discounts are recorded as interest income from securities. Realized gains and losses are recorded as net security gains (losses). Gains and losses on sales of securities are determined on the specific-identification method.

LOANS are carried at the principal amount outstanding. Interest income is accrued on the principal balances of loans. The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received. Certain loan fees and direct costs are being deferred and amortized as an adjustment of yield on the loans. Escrow accounts for borrowers are not maintained, but rather tax and insurance payments are charged to the mortgage loan balance. Monthly payments are allocated first to interest income with the remainder credited to the unpaid balance of the loan.

ALLOWANCE FOR LOAN LOSSES is maintained to absorb loan losses based on management's continuing review and evaluation of the loan portfolio and its judgment as to the impact of economic conditions on the portfolio. The evaluation by management includes consideration of past loss experience, changes in the composition of the portfolio, the current condition and amount of loans outstanding, and the probability of collecting all amounts due. Impaired loans are measured by the present value of expected future cash flows, or the fair value of the collateral of the loan, if collateral dependent.

                                      (6)

CERRO GORDO BUILDING AND LOAN, S.B.
NOTES TO FINANCIAL STATEMENTS


The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. Management believes that as of March 31, 1998, the allowance for loan losses is adequate based on information currently available. A worsening or protracted economic decline in the area within which the Bank operates would increase the likelihood of additional losses due to credit and market risks and could create the need for additional loss reserves.

PREMISES AND EQUIPMENT are carried at cost net of accumulated depreciation. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

FEDERAL HOME LOAN BANK STOCK is a required investment for institutions that are members of the Federal Home Loan Bank (FHLB) system. The required investment in the common stock is based on a predetermined formula.

INCOME TAX in the statement of income includes deferred income tax provisions or benefits for all significant temporary differences in recognizing income and expenses for financial reporting and income tax purposes.

RECLASSIFICATIONS
Reclassifications of certain amounts in the 1997 financial statements have been made to conform to the 1998 presentation.

      CHANGE IN FISCAL YEAR END

During fiscal 1997, the Bank's Board of Directors approved a change in the fiscal year end of the Bank from April 30 to March 31. Accordingly, the statements of income, equity, and cash flows included in these financial statements for fiscal 1997 are for the eleven-month period ended March 31, 1997.

      PLAN OF CONVERSION

On March 11, 1998, the Board of Directors adopted a Plan of Conversion (the "Plan)" whereby the Bank will convert from a state chartered mutual savings bank to a state chartered stock savings bank. The Plan is subject to approval of regulatory authorities and members at a special meeting. The stock of the Bank will be issued to a holding company formed in connection with the conversion. Pursuant to the Plan, shares of capital stock of the holding company are expected to be offered initially for subscription to eligible members of the Bank and certain other persons as of specified dates subject to various subscription priorities as provided in the Plan. The capital stock will be offered at a price to be determined by the Board of Directors based upon an appraisal to be made by an independent appraisal firm. The exact number of shares to be offered will be determined by the Board of Directors in conjunction with the determination of the subscription price. At least the minimum number of shares offered in the conversion must be sold. Any stock not purchased in the subscription offering will be sold in a community offering to be commenced simultaneously with the subscription offering.

                                      (7)

CERRO GORDO BUILDING AND LOAN, S.B.
NOTES TO FINANCIAL STATEMENTS


The Plan provides that when the conversion is completed, a liquidation account will be established in an amount equal to the retained income of the Bank as of the date of the most recent financial statements contained in the final conversion prospectus. The liquidation account is established to provide a limited priority claim to the assets of the Bank of qualifying depositors at December 31, 1996, who continue to maintain deposits in the Bank after conversion. In the unlikely event of a complete liquidation of the Bank, and only in such event, eligible account holders would receive from the liquidation account a liquidation distribution based on their proportionate share of the then total remaining qualifying deposits.

Current regulations allow the Bank to pay dividends on its stock after the conversion if its regulatory capital would not thereby be reduced below the amount then required for the aforementioned liquidation account. Also, capital distribution regulations limit the Bank's ability to make capital distributions which include dividends, stock redemptions or repurchases, cash-out mergers, interest payments on certain convertible debt and other transactions charged to the capital account based on its capital level and supervisory condition.

At March 31, 1998, a $10,000 retainer had been paid to the underwriter which was recorded as an other asset.

      INVESTMENT SECURITIES AVAILABLE FOR SALE

                                                                      1998
                                     -----------------------------------------------------------------------
                                                             GROSS            GROSS
                                                          UNREALIZED        UNREALIZED           FAIR
MARCH 31                                    COST             GAINS            LOSSES             VALUE
------------------------------------------------------------------------------------------------------------
Federal Home Loan Mortgage
   Corporation common stock            $       3,619      $    171,710       $         0     $    175,329
                                     -----------------------------------------------------------------------
                                     -----------------------------------------------------------------------

                                                                      1997
                                     -----------------------------------------------------------------------
                                                             GROSS            GROSS
                                                          UNREALIZED        UNREALIZED           FAIR
MARCH 31                                    COST             GAINS            LOSSES             VALUE
------------------------------------------------------------------------------------------------------------
Federal Home Loan Mortgage
   Corporation common stock            $       3,619      $     97,097       $          0     $    100,716
                                     -----------------------------------------------------------------------
                                     -----------------------------------------------------------------------

There were no pledged securities at March 31, 1998 or 1997.

There were no sales of securities available for sale during 1998 or 1997.

                                      (8)

CERRO GORDO BUILDING AND LOAN, S.B.
NOTES TO FINANCIAL STATEMENTS


      LOANS AND ALLOWANCE

MARCH 31,                                                1998             1997
--------------------------------------------------------------------------------------
Real estate mortgage loans
   One-to-four family                                 $  5,303,917      $  4,680,155
   Multi-family                                             87,348            95,128
   Commercial                                              185,060            24,098
Share loans                                                 79,534           133,586
                                                      --------------------------------
       Total loans                                       5,655,859         4,932,967
Less
   Undisbursed portion of loans                            (23,555)         (156,598)
   Deferred loan fees                                      (73,415)          (64,882)
                                                      --------------------------------

                                                      $  5,558,889      $  4,711,487
                                                      --------------------------------
                                                      --------------------------------

MARCH 31,                                                1998             1997
--------------------------------------------------------------------------------------
Allowance for loan losses
   Balances, January 1                             $         6,200      $      6,200
   Provision for losses                                     26,500
   Recoveries on loans
   Loans charged off
                                                   -----------------------------------

   Balances, March 31                              $        32,700      $      6,200
                                                   -----------------------------------
                                                   -----------------------------------

There were no impaired loans as of or during the periods ending March 31, 1998 and 1997.

The Bank has entered into transactions with certain directors, employees, and their affiliates or associates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans, as deferred, to such related parties were as follows:

                                                                         1998
-------------------------------------------------------------------------------------
Balances, April 1, 1997                                               $     254,065
Changes in composition of related parties                                    93,000
New loans, including renewals
Payments, including renewals                                                (74,986)
                                                                      ---------------

         Balances, March 31, 1998                                     $     272,079
                                                                      ---------------
                                                                      ---------------

                                      (9)

CERRO GORDO BUILDING AND LOAN, S.B.
NOTES TO FINANCIAL STATEMENTS


      PREMISES AND EQUIPMENT

MARCH 31                                                          1998             1997
-----------------------------------------------------------------------------------------------
Land                                                       $            500  $            500
Buildings and land improvements                                      21,382            21,382
Furniture and equipment                                              52,458            44,827
                                                           ------------------------------------
         Total cost                                                  74,340            66,709

Accumulated depreciation                                            (58,614)          (57,271)
                                                           ------------------------------------

         Net                                                 $       15,726   $         9,438
                                                           ------------------------------------
                                                           ------------------------------------

      OTHER ASSETS AND OTHER LIABILITIES

MARCH 31                                                          1998             1997
-----------------------------------------------------------------------------------------------
Other assets
   Interest receivable
     Investment securities                                  $         2,855   $         5,174
     Loans                                                           16,594            12,191
   Prepaid expenses and other                                        37,243            23,605
                                                           ------------------------------------

         Total                                               $       56,692    $       41,293
                                                           ------------------------------------
                                                           ------------------------------------

Other liabilities
   Interest payable
     Deposits                                                $       51,219    $       51,667
     Long-term debt                                                   3,286
   Accrued expenses payable                                          10,501            12,550
   Deferred tax liability                                            33,654            21,068
                                                           ------------------------------------

         Total                                               $       98,660    $       85,285
                                                           ------------------------------------
                                                           ------------------------------------

      DEPOSITS

MARCH 31                                                          1998             1997
-----------------------------------------------------------------------------------------------
Savings deposits                                              $     461,384     $     409,467
Certificates of deposit of $100,000 or more                         100,000           100,000
Other certificates of deposits                                    4,688,923         4,798,997
                                                           ------------------------------------

         Total deposits                                        $  5,250,307      $  5,308,464
                                                           ------------------------------------
                                                           ------------------------------------

                                      (10)

CERRO GORDO BUILDING AND LOAN, S.B.
NOTES TO FINANCIAL STATEMENTS

CERTIFICATES MATURING IN YEARS ENDING MARCH 31,
----------------------------------------------------------------------------------------------------
1999                                                                                $    2,190,214
2000                                                                                     1,469,142
2001                                                                                       311,441
2002                                                                                       618,536
2003                                                                                       199,590
                                                                                 -------------------

                                                                                    $    4,788,923
                                                                                 -------------------
                                                                                 -------------------

      LONG-TERM DEBT

At March 31, 1998, long-term debt consisted of a Federal Home Loan Bank
(FHLB) advance, 6.36%, due December 2007. The FHLB advance is secured by all stock in the FHLB and first mortgage loans totaling $960,000.

      INCOME TAX

PERIOD ENDED MARCH 31                                                  1998             1997
----------------------------------------------------------------------------------------------------
Income tax expense
   Currently payable
     Federal                                                      $       19,885   $         7,036
     State                                                                 3,597             1,051
   Deferred
     Federal                                                             (12,780)           (6,709)
                                                                ------------------------------------

         Total income tax expense                                 $       10,702   $         1,378
                                                                ------------------------------------
                                                                ------------------------------------

Reconciliation of federal statutory to actual tax expense
   Federal statutory income tax at 34%                            $       17,875   $         6,575
   Graduated tax rates                                                   (11,610)           (5,841)
   Effect of state income taxes                                            2,374               697
   Other                                                                   2,063               (53)
                                                                ------------------------------------

         Actual tax expense                                       $       10,702   $         1,378
                                                                ------------------------------------
                                                                ------------------------------------


                                      (11)

CERRO GORDO BUILDING AND LOAN, S.B.
NOTES TO FINANCIAL STATEMENTS


A cumulative net deferred tax liability is included in other liabilities. The components of the liability are as follows:

MARCH 31                                                                       1998             1997
------------------------------------------------------------------------------------------------------------
ASSETS

   Loan fees                                                              $       21,290    $       18,817

   Allowance for loan losses                                                       5,828
                                                                        ------------------------------------

         Total assets                                                             27,118            18,817
                                                                        ------------------------------------

LIABILITIES

   Accrual to cash adjustment                                                       (814)           (2,523)
   Depreciation                                                                     (274)             (274)
   Allowance for loan losses                                                                        (2,770)
   Net unrealized gains on securities available for sale                         (58,379)          (33,013)
   FHLB stock dividends                                                           (1,305)           (1,305)
                                                                        ------------------------------------

         Total liabilities                                                       (60,772)          (39,885)
                                                                        ------------------------------------

                                                                          $      (33,654)   $      (21,068)
                                                                        ------------------------------------
                                                                        ------------------------------------

Retained earnings include approximately $125,000 for which no deferred income tax liability has been recognized. This amount represents an allocation of income to bad debt deductions as of April 30, 1988, for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes only, which income would be subject to the then-current corporate income tax rate. The unrecorded deferred income tax liability on the above amount was approximately $43,000.

      COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business there are outstanding commitments and contingent liabilities, such as commitments to extend credit, which are not included in the accompanying financial statements. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit is represented by the contractual or notional amount of those instruments. The Bank uses the same credit policies in making such commitments as it does for instruments that are included in the balance sheet.

Financial instruments whose contract amount represents credit risk were as follows:

MARCH 31                                                                       1998             1997
------------------------------------------------------------------------------------------------------------
Mortgage loan commitments-- fixed rates                                 $             0       $   115,000

                                      (12)

CERRO GORDO BUILDING AND LOAN, S.B.
NOTES TO FINANCIAL STATEMENTS


Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include residential real estate, income-producing commercial properties, or other assets of the borrower.

The Bank is subject to claims and lawsuits which arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the financial position of the Bank.

      REGULATORY CAPITAL

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies and is assigned to a capital category. The assigned capital category is largely determined by three ratios that are calculated according to the regulations: total risk adjusted capital, Tier 1 capital, and Tier 1 leverage ratios. The ratios are intended to measure capital relative to assets and credit risk associated with those assets and off-balance sheet exposures of the entity. The capital category assigned to an entity can also be affected by qualitative judgments made by regulatory agencies about the risk inherent in the entity's activities that are not part of the calculated ratios.

There are five capital categories defined in the regulations, ranging from well capitalized to critically undercapitalized. Classification of a bank in any of the undercapitalized categories can result in actions by regulators that could have a material effect on a bank's operations. At March 31, 1998 and 1997, the Bank is categorized as well capitalized and met all subject capital adequacy requirements. There are not conditions or events since March 31, 1998 that management believes have changed the Bank's classification.

The Bank's actual and required capital amounts and ratios are as follows:

                                                                                    1998
                                                  --------------------------------------------------------------------------
                                                                            REQUIRED FOR ADEQUATE         TO BE WELL
                                                           ACTUAL                 CAPITAL (1)           CAPITALIZED (1)
                                                  --------------------------------------------------------------------------
MARCH 31                                              AMOUNT       RATIO      AMOUNT       RATIO       AMOUNT       RATIO
----------------------------------------------------------------------------------------------------------------------------
Total risk-based capital(1) (to risk-weighted
   assets)                                            $ 906,000   28.58%      $ 254,000     8.0%       $ 317,000     10.0%

Tier 1 capital(1) (to risk-weighted assets)             873,000   27.54         127,000     4.0          190,000      6.0

Tier 1 capital(1) (to average assets)                   873,000   12.55         278,000     4.0          349,000      5.0

                                      (13)

CERRO GORDO BUILDING AND LOAN, S.B.
NOTES TO FINANCIAL STATEMENTS

                                                                                  1997
                                                  --------------------------------------------------------------------------
                                                                            REQUIRED FOR ADEQUATE         TO BE WELL
                                                           ACTUAL                 CAPITAL (1)           CAPITALIZED (1)
                                                  --------------------------------------------------------------------------
MARCH 31                                              AMOUNT       RATIO      AMOUNT       RATIO       AMOUNT       RATIO
----------------------------------------------------------------------------------------------------------------------------
Total risk-based capital(1) (to risk-weighted
   assets)                                            $ 837,000   31.35%      $ 214,000     8.0%       $ 267,000     10.0%

Tier 1 capital(1) (to risk-weighted assets)             831,000   31.12         107,000     4.0          160,000      6.0

Tier 1 capital(1) (to average assets)                   831,000   13.07         254,000     4.0          318,000      5.0

(1) As defined by regulatory agencies

      BENEFIT PLANS

The Bank maintains a Simplified Employee Pension Plan for the benefit of eligible employees. The contributions to the Plan were $12,753 and $11,487 during 1998 and 1997, respectively.

      FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

CASH AND DUE FROM BANKS -- The fair value of cash and due from banks approximates carrying value.

INTEREST-BEARING TIME DEPOSITS -- The fair value of interest-bearing time deposits approximates carrying value.

SECURITIES -- Fair values are based on quoted market prices.

LOANS -- For short-term loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for mortgage loans, including one-to-four family residential, are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics.

INTEREST RECEIVABLE/PAYABLE -- The fair values of interest receivable/payable approximate carrying values.

FHLB STOCK -- Fair value of FHLB stock is based on the price at which it may be resold to the FHLB.

DEPOSITS -- The fair values of interest-bearing savings accounts are equal to the amount payable on demand at the balance sheet date. The carrying amounts for variable rate, fixed-term certificates of deposit approximate their fair values at the balance sheet date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on such time deposits.

                                      (14)

CERRO GORDO BUILDING AND LOAN, S.B.
NOTES TO FINANCIAL STATEMENTS


LONG-TERM DEBT -- The fair value of these borrowings are estimated using a discounted cash flow calculation, based on current rates for similar debt.

OFF-BALANCE SHEET COMMITMENTS -- Commitments include commitments to originate mortgage loans, and are generally of a short-term nature. The fair value of such commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

The estimated fair values of the Company's financial instruments are as follows:

                                                            1998                               1997
                                             -----------------------------------------------------------------------
                                              CARRYING               FAIR            CARRYING           FAIR
MARCH 31                                       AMOUNT                VALUE            AMOUNT            VALUE
--------------------------------------------------------------------------------------------------------------------
ASSETS
   Cash and due from banks                      $     524,845     $     524,845    $     109,912      $    109,912
   Interest-bearing time deposits                     590,000           590,000        1,279,000         1,279,000
   Investment securities available for sale           175,329           175,329          100,716           100,716
   Loans, net                                       5,526,189         5,576,000        4,705,287         4,541,000
   Interest receivable                                 19,449            19,449           17,365            17,365
   Stock in FHLB                                       46,200            46,200           43,000            43,000

LIABILITIES
   Deposits                                         5,250,307         5,271,000        5,308,464         5,258,000
   Long-term debt                                     600,000           603,000                0                 0
   Interest payable                                    54,505            54,505           51,667            51,667

OFF-BALANCE SHEET ASSETS (LIABILITIES)
   Commitments to extend credit                             0                 0                0                 0


                                      (15)

                               OTHER INFORMATION

               INDEPENDENT AUDITOR'S REPORT ON INTERNAL CONTROL



Board of Directors
Cerro Gordo Building and Loan, s.b.
Cerro Gordo, Illinois


We have audited the financial statements of Cerro Gordo Building and Loan, s.b. as of and for the year ended March 31, 1998, and have issued our report thereon, dated April 10, 1998. In planning and performing our audit of the financial statements we considered its internal controls in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and not to provide assurance on internal controls. Our consideration of internal controls would not necessarily disclose all matters in internal controls that might be material weaknesses under standards established by the American Institute of Certified Public Accountants.

A material weakness is a reportable condition in which the design or operation of one or more of the internal control elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal controls and its operations that we consider to be material weaknesses as defined above.

This report is intended solely for the information and use of the Audit Committee, Board of directors, management, examiners and bonding company.

[illegible]

Decatur, Illinois
April 10, 1998


                                     (16)

                                   EXHIBIT 3


                                                                          AT MARCH 31,
                                                          ---------------------------------------------
                                                             1998                               1997
                                                             ----                               ----
FINANCIAL DATA:
Total assets..............................                $6,934,981                         $6,288,646
Cash and due from banks...................                   524,845                            109,912
Interest-bearing time deposits............                   590,000                          1,279,000
Investment securities available for sale..                   175,329                            100,716
Loans, net................................                 5,526,189                          4,705,287
Federal Home Loan Bank stock..............                    46,200                             43,000
Deposits..................................                 5,250,307                          5,308,464
Long-term debt............................                   600,000
Total equity capital......................                   986,014                            894,897


                                                                    FOR THE FISCAL YEAR ENDED
                                                                            MARCH 31,
                                                           -------------------------------------------
                                                             1998                              1997(1)
                                                             ----                              -------
OPERATING DATA:
Total interest income.....................                 $541,984                           $459,968
Total interest expense....................                  309,763                            270,470
Net interest income.......................                  232,221                            189,498
Provision for loan losses.................                   26,500                              --
Net interest income after provision for loan                205,721                            189,498
losses....................................                    6,708                              6,510
Non-interest income.......................                  159,855                            176,671
Non-interest expense......................                   52,574                             19,337
Income before income tax..................                   10,702                              1,378
Income tax expense........................                   41,872                             17,959
Net income
OTHER DATA:
Number of:
   Real estate loans outstanding..........
   Deposit accounts.......................


                                   EXHIBIT 4

                                                         FOR THE PERIOD ENDED MARCH 31,
                                                         ------------------------------
                                                            1998            1997(1)
                                                            ----            -------
Return on assets (net income divided by average
  total assets)..........................................   0.63%            0.31%
Return on average equity (net income divided by
  average equity)........................................   4.60             2.27
Average equity to average assets ........................  13.62            13.47
Interest rate spread (difference between average
  yield on interest earning assets and average
  cost of interest bearing liabilities) .................   2.67             1.81
Net interest margin (net interest income as a
  percentage of average interest earning assets) ........   3.47             2.97
Non-interest expense to average assets
Average interest-earning assets to interest
   bearing liabilities  .................................   2.38             2.76
Allowance for loan losses
   to total loans at end of period ...................... 117.29           116.96
Net charge offs to average outstanding
   loans during the period ..............................   0.58             0.13
Ratio of nonperforming assets............................    N/A              N/A
   to total assets (define) .............................   0.16             0.68


(1) During fiscal 1997, the Savings Bank changed its fiscal year end from April 30 to March 31. Accordingly, information related to income and expense during the period ending March 31, 1997 is for the eleven-month period then ended. Operating ratios have been annualized where appropriate.

                                   EXHIBIT 5

                        CERRO GORDO BUILDING & LOAN, sb
                           INTEREST RATE RISK REPORT
                              AS OF MARCH 31, 1998

  Cumulative Gap Analysis - Flat Rates              1 Year      3 Year       5 Year
  ------------------------------------              ------      ------       ------
Cumulative Risk Sensitive Assets (RSA)               1,879       3,532        4,528
Cumulative Risk Sensitive Liabilities (RSL)          2,537       4,349        4,991
Cumulative Gap (RSA - RSL)                            (658)       (817)        (463)

Cumulative Gap / Assets                             -9.489%    -17.760%      -6.674%

                                   EXHIBIT 6

                                                     Market           Market            Market
                                                    Value of         Value of          Value of
          Market Value Report                        Assets         Liabilities         Equity
          -------------------                       --------        -----------        --------
Rate Shocks
  - 400 basis points                                  7,490             6,527               963
  Portfolio Equity Ratio                                                                12.857%
  Rate Sensitivity (expressed in basis points)                                           -550.0

  - 200 basis points                                  7,366             6,250             1,116
  Portfolio Equity Ratio                                                                15.151%
  Rate Sensitivity (expressed in basis points)                                           -321.3

  0 basis points                                      7,330             5,984             1,346
  Portfolio Equity Ratio                                                                18.363%
  Rate Sensitivity (expressed in basis points)                                              0.0

  + 200 basis points                                  6,883             5,738             1,145
  Portfolio Equity Ratio                                                                16.635%
  Rate Sensitivity (expressed in basis points)                                           -172.4

  + 400 basis points                                  6,415             5,514               901
  Portfolio Equity Ratio                                                                14.045%
  Rate Sensitivity (expressed in basis points)                                           -432.1

                                                    Duration         Duration          Duration
                                                    Value of         Value of          Value of
          Duration Report                            Assets         Liabilities         Equity
          ---------------                           --------        -----------        --------
Rate Shocks
  - 400 basis points                                  0.547            2.268            (1.399)
  - 300 basis points                                  0.262            2.232            (1.652)
  - 200 basis points                                  0.245            2.222            (1.661)
  - 100 basis points                                 (1.139)           2.306            (3.116)
  0 basis points                                      0.785            2.242            (1.139)
  + 100 basis points                                  2.708            2.179             0.839
  + 200 basis points                                  3.046            2.055             1.284
  + 300 basis points                                  3.139            2.028             1.399
  + 400 basis points                                  3.121            1.963             1.437

                                                   Return on       Return on
   Income Simulation 12 Mo Projection               Assets           Equity
   ----------------------------------              ---------       ---------
Rate Shocks
  - 400 basis points                                 0.201%          1.444%
  - 200 basis points                                 0.366%          2.614%
  0 basis points                                     0.438%          3.127%
  + 200 basis points                                 0.405%          2.894%
  + 400 basis points                                 0.318%          2.276%

                        CERRO GORDO BUILDING & LOAN, sb
                           INTEREST RATE RISK REPORT
                              AS OF MARCH 31, 1998

  Cumulative Gap Analysis - Flat Rates              1 Year      3 Year       5 Year
  ------------------------------------              ------      ------       ------
Cumulative Risk Sensitive Assets (RSA)               1,879       3,532        4,528
Cumulative Risk Sensitive Liabilities (RSL)          2,537       4,349        4,991
Cumulative Gap (RSA - RSL)                            (658)       (817)        (463)

Cumulative Gap / Assets                             -9.489%    -17.760%      -6.674%

                                                     Market           Market            Market
                                                    Value of         Value of          Value of
          Market Value Report                        Assets         Liabilities         Equity
          -------------------                       --------        -----------        --------
Rate Shocks
  - 400 basis points                                  7,490             6,527               963
  Portfolio Equity Ratio                                                                12.857%
  Rate Sensitivity (expressed in basis points)                                           -550.0

  - 200 basis points                                  7,366             6,250             1,116
  Portfolio Equity Ratio                                                                15.151%
  Rate Sensitivity (expressed in basis points)                                           -321.3

  0 basis points                                      7,330             5,984             1,346
  Portfolio Equity Ratio                                                                18.363%
  Rate Sensitivity (expressed in basis points)                                              0.0

  + 200 basis points                                  6,883             5,738             1,145
  Portfolio Equity Ratio                                                                16.635%
  Rate Sensitivity (expressed in basis points)                                           -172.4

  + 400 basis points                                  6,415             5,514               901
  Portfolio Equity Ratio                                                                14.045%
  Rate Sensitivity (expressed in basis points)                                           -432.1

                                                    Duration         Duration          Duration
                                                    Value of         Value of          Value of
          Duration Report                            Assets         Liabilities         Equity
          ---------------                           --------        -----------        --------
Rate Shocks
  - 400 basis points                                  0.547            2.268            (1.399)
  - 300 basis points                                  0.262            2.232            (1.652)
  - 200 basis points                                  0.245            2.222            (1.661)
  - 100 basis points                                 (1.139)           2.306            (3.116)
  0 basis points                                      0.785            2.242            (1.139)
  + 100 basis points                                  2.708            2.179             0.839
  + 200 basis points                                  3.046            2.055             1.284
  + 300 basis points                                  3.139            2.028             1.399
  + 400 basis points                                  3.121            1.963             1.437

                                                   Return on       Return on
   Income Simulation 12 Mo Projection               Assets           Equity
   ----------------------------------              ---------       ---------
Rate Shocks
  - 400 basis points                                 0.201%          1.444%
  - 200 basis points                                 0.366%          2.614%
  0 basis points                                     0.438%          3.127%
  + 200 basis points                                 0.405%          2.894%
  + 400 basis points                                 0.318%          2.276%

                                  EXHIBIT 7

          The following table presents for the periods indicated the total dollar amount of interest income from average interest-earning assets and the resultant yields, as well as the total dollar amount of interest expense on average interest-bearing liabilities and the resultant rates, and the net interest margin. The table does not reflect any effect of income taxes. All average balances are based on average monthly balances during the periods.

                                    AT MARCH 31,                       PERIOD ENDED MARCH 31,
                                    ------------   ---------------------------------------------------------------
                                        1998                    1998                             1997
                                    ------------   -----------------------------    ------------------------------
                                       YIELD/       AVERAGE                YIELD/    AVERAGE               YIELD/
                                        RATE        BALANCE   INTEREST     RATE      BALANCE   INTEREST    RATE(1)
                                        ----        --------  --------     ------    -------   --------    -------
                                                                (Dollars in Thousands)
Interest-earning assets:
  Loans, net....................        8.45%        $5,289     $466      8.81%       $4,629      $373      8.79%
  Interest-bearing deposits with
    financial institutions......        6.06          1,205       71       5.89        1,636        82      5.47
  Securities....................        2.65            189        5       2.65          134         4      3.26
                                                     ------     ----                  ------      ----
    Total interest-earning
     assets.....................        7.87          6,683      542       8.11        6,399       459      7.84
                                                                ----                               ---
  Non-interest-earning assets...                         29                               24
                                                     ------                           ------
    Total assets................                     $6,712                           $6,423
                                                     ------                           ------
                                                     ------                           ------
Interest-bearing liabilities:
  Deposits:
  Savings.......................        3.00         $  462       15       3.25       $  478        14      3.20
  Certificates..................        5.66          4,885      274       5.61        4,993       256      5.59
                                                     ------     ----                  ------       ---
  Total deposits................        6.36          5,347      289       5.40        5,471       270      5.38
                                        ----
  FHLB advances.................        5.52            351       21       5.98            0         -        -
                                                     ------     ----                  ------      ----
  Total interest-bearing
    liabilities.................        5.52          5,698      310       5.44       $5,471       270      5.38
                                                                ----

Non-interest-bearing
   liabilities..................                        100                               87
                                                                                      ------
    Total liabilities...........                      5,798                            5,558
  Equity capital................                        914                              865
                                                     ------                           ------
    Total liabilities and equity
     capital....................                     $6,712                           $6,423
                                                     ------                           ------
                                                     ------                           ------
Net interest income; interest rate                              $232       2.67%                  $189       2.46%
  spread(2).....................        2.35%                              3.47%                             2.98%
                                        -----                              -----                             -----
                                        -----                              -----                             -----
Net interest margin(3)..........                                         117.29%                           116.96%
                                                                         -------                           -------
                                                                         -------                           -------
Ratio of average-interest-earning
  assets to average
  interest-bearing
  liabilities...................       117.86%
                                       -------
                                       -------


Annualized.

(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate on interest-bearing liabilities.

(3) Net interest margin is net interest income divided by average interest-earning assets.

                                   EXHIBIT 8

RATE/VOLUME ANALYSIS. The following table describes the extent to which changes in interest rates and changes in volume of interest-related assets and liabilities have affected the Savings Bank's interest income and interest expense during the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (change in volume multiplied by prior year rate), (ii) changes in rate (change in rate multiplied by prior year volume), and (iii) total change in rate and volume. the combined effect of changes in both rate and volume has been allocated proportionately to the change due to rate and the change due to volume.


                                                                Year Ended March 31,
                                     -------------------------------------------------------------------------
                                                                   1998 vs. 1997
                                     -------------------------------------------------------------------------
                                                         Increase
                                                        (Decrease)
                                                           Due To
                                     -------------------------------------------
                                                                                               Total Increase
                                           Volume                      Rate                     (Decrease)
                                     -----------------------    ----------------      ------------------------
                                        (In Thousands)
Interest-earning assets:

  Loans, net..................                $91                        $2                         $93

  Interest-bearing deposits with
    financial institutions....                (19)                       (8)                        (11)

  Securities..................                  2                        (1)                          1
                                              ---                      -----                        ----

  Total change in interest
   income.....................                $74                        $9                          83
                                              ---                      -----                        ----

Interest-bearing liabilities:

  Deposits:

  Savings.....................                 --                         1                           1

  Certificates................                 (1)                       19                          18

  FHLB advances...............                 21                        --                          21
                                               --                        --                          --

  Total change in interest
expense.......................                 20                        20                          40
                                               --                        --                          --
Net change in net interest income             $54                      $(11)                        $43
                                              ---                      -----                        ---
                                              ---                      -----                        ---

                                               EXHIBIT 9

          The following table sets forth in greater detail the composition of the Savings Bank's loan portfolio by type of loan as of the dates indicated:


                                                                          AT MARCH 31,
                                            -------------------------------------------------------------------------------
                                                           1998                                     1997
                                                ----------------------------           ------------------------------
TYPE OF LOAN:                                    AMOUNT              PERCENT              AMOUNT              PERCENT
------------                                     ------              -------              ------              -------
Mortgage Loans:
 One-to-four family.......................     $5,303,917            93.78%             $4,680,155             94.88%
 Multi-family.............................         87,348             1.54                  95,128              1.93
 Commercial...............................        185,060             3.27                  24,098              0.48
Total mortgage loans......................

  Share loans.............................         79,534              1.41                133,586               2.71
                                                ---------            -------            ----------               ----
  Total loans.............................      5,655,859            100.00%             4,932,967            100.00%
                                                                     -------                                  -------
                                                                     -------                                  -------
Less:
 Undisbursed portion of loans.............        (23,555)                                (156,598)
 Deferred loan fees.......................        (73,415)                                 (64,882)

 Allowance for possible
  loan losses.............................        (32,700)                                  (6,200)
                                                  --------                              ----------

 Net loans................................     $5,526,189                               $4,705,287
                                               ----------                               ----------
                                               ----------                               ----------

                                                    EXHIBIT 11

         LOAN ORIGINATIONS, PURCHASES AND SALE.

         The following table shows loans originated, purchased, sold and repaid during the periods indicated.

                                                                             PERIOD ENDED MARCH 31,
                                                    -------------------------------------------------------------------------
                                                                  1998                                 1997
                                                       ---------------------------             -----------------------
Net Mortgage Loans at Beginning of Period                       $4,705,287                           $4,405,920

Loans originated Real estate mortgage loans:
  One-to-four family...........................                  1,739,550                            1,313,940
  Multi-family.................................                      -                                     -
  Commercial...................................                    200,000                                 -
  Share loans..................................                     40,190                               14,970
                                                                 ---------                            ---------
    Total loans originated.....................                  1,979,740                            1,328,910

Loan Principal repayments                                        1,132,338                            1,029,543

Provision for loan losses......................                     26,500                                 -
Net loan activity..............................                    820,902                              299,367
                                                                   -------                            ---------

Net Loans at End of Period.....................                 $5,526,189                           $4,705,287
                                                                ----------                           ----------
                                                                ----------                           ----------



                                  EXHIBIT 12

The following table sets forth information with respect to Savings Bank's nonperforming assets at March 31, 1998 and 1997. At such dates, Savings Bank did not have any material troubled debt restructured loans within the meaning of Statement of Financial Accounting Standard No. 15 ("SFAS 15").


                                                                             AT MARCH 31,
                                                    ----------------------------------------------------------------
                                                                1998                             1997
                                                           --------------                   --------------
Loans accounted for on
  A nonaccrual basis:
   Real estate -
    Residential..........................................
    Multi-family.........................................
    Commercial...........................................
   Commercial Business...................................
   Consumer..............................................
    TOTAL................................................       $ --                            $ --

Accruing loans which
 are contractually past
 Due 90 days or more:
   Real estate -
    One-to-four family...................................        11,116                          42,699
    Multi-family.........................................
    Commercial...........................................
   Commercial Business...................................
   Consumer..............................................
                                                                -------                         -------
    TOTAL................................................        11,116                          42,699

   Total of Nonaccrual and 90 days past due loans........
Real estate owned........................................          --                              --
Other Non-Performing Assets..............................          --                              --
                                                                -------                         -------
  Total nonperforming assets.............................       $11,116                         $42,699
                                                                -------                         -------
                                                                -------                         -------
Total loans delinquent 90 days or more to net loans......          0.20%                           0.91%
Total loans delinquent 90 days or more to total assets...          0.16%                           0.68%
Total nonperforming assets to total assets...............          0.16%                           0.68%


     At March 31, 1998 and 1997 the aggregate amounts of Savings Bank's classified assets, and of Savings Bank's general loss allowances for the period then ended, were as follows:



                                                                          AT MARCH 31,
                                               ------------------------------------------------------------------
                                                             1998                               1997
                                                        -------------                       ------------
Substandard assets........................                  $11,116                              --
General loss allowances...................                  $32,700                            $6,200


                                  EXHIBIT 13



                                                                          PERIOD ENDED MARCH 31,
                                                                    1998                          1997
                                                               --------------                --------------
Allowance at beginning of period...................                $ 6,200                        $6,200
Provision for loan losses..........................                 26,500                           --
    Total recoveries...............................                    --

    Total charge offs..............................                    --                            --
                                                                   -------                        ------
     Balance at end of period......................                $32,700                        $6,200
                                                                   -------                        ------
                                                                   -------                        ------
Ratio of allowance to total loans
 outstanding at the end of the period..............                   0.58%                         0.13%
Ratio of net charge offs to average
 loans outstanding during the period...............                    N/A                           N/A


                                  EXHIBIT 14


The following table sets forth the breakdown of the allowance for loan losses by loan category for the periods indicated.


                                                                                   AT MARCH 31,
                                                               -----------------------------------------------------
                                                                         1998                       1997
                                                                      ----------                 ----------

                                                                             AS % OF                     AS % OF
                                                                           OUTSTANDING                 OUTSTANDING
                                                                             LOANS IN                    LOANS IN
                                                                AMOUNT       CATEGORY        AMOUNT      CATEGORY
                                                                ------     -----------       ------    -----------
                                                                              (Dollars in Thousands)
Real estate - mortgage:
  One-to-four family......................................     $30,850                       $6,200
  Multi-family............................................        --                           --
  Commercial..............................................       1,850                         --
Share.....................................................           0                            0
                                                               -------                       ------

Total allowance for loan losses...........................     $32,700       100.00%         $6,200      100.00%
                                                               -------       -------         ------      -------
                                                               -------       -------         ------      -------


                                       EXHIBIT 15

                                                                        AT MARCH 31,
                                  ----------------------------------------------------------------------------------------
                                                    1998                                         1997
                                       -------------------------------              -------------------------------

                                        CARRYING               MARKET               CARRYING                MARKET
                                         VALUE                 VALUE                 VALUE                  VALUE
                                       ---------              --------              ---------               -------
                                                                     (In Thousands)
Federal Home Loan Mortgage
 Corporation common stock....           $175,329              $175,329              $100,716               $100,716






The following table sets forth the Savings Bank's investment securities portfolio at carrying value at the dates indicated.


                                                                                  MARCH 31,
                                               ------------------------------------------------------------------------------------
                                                            1998                                           1997
                                                 --------------------------------               ----------------------------------
                                                  BOOK                 PERCENT OF               BOOK                    PERCENT OF
                                                 VALUE(1)               PORTFOLIO               VALUE                   PORTFOLIO
                                                 ---------            -----------               --------                ----------
U.S. Government securities.............            $ 0                      0 %                  $ 0                       0 %
Corporate obligations..................              0                      0                      0                       0
Industrial development revenue bonds...              0                      0                      0                       0
Collateralized mortgage obligations....              0                      0                      0                       0
Mutual funds...........................              0                      0                      0                       0
FHLMC common stock.....................            175,329                 100                   100,716                  100
                                                 ---------                 ---                  --------                  ---
  Total.............................              $175,329                 100%                 $100,716                  100%
                                                 ---------                 ---                  --------                  ---
                                                 ---------                 ---                  --------                  ---


                                  EXHIBIT 17


     The following table sets forth information concerning the deposit flows of the Savings Bank during the periods indicated.



                                         AT OR FOR THE PERIOD
                                           ENDED MARCH 31,
                               -------------------- --------------------
                                      1998                   1997
                               ------------------      -----------------
Total deposits at beginning        $5,308,464           $5,482,630
of period

Net deposits (withdrawals)           (227,181)            (339,561)

Interest credited on deposits         169,024              165,395

Net increase (decrease) in
savings deposits
                                   ----------           ----------
Total deposits at end of period    $5,250,307           $5,308,464
                                   ----------           ----------
                                   ----------           ----------


                                  EXHIBIT 18

          The following table sets forth the balances of savings deposits in the various types of savings accounts offered by the Savings Bank at the dates indicated.


                                                                AT AND FOR THE PERIOD ENDED MARCH 31,
                                                               1998                             1997
                                                      ------------------------         -------------------------
                                                      AMOUNT        PERCENT OF         AMOUNT         PERCENT OF
                                                      ------        ----------         ------         ----------
                                                                       TOTAL                             TOTAL
                                                                       -----
Regular savings accounts.....................       $  461,384          8.79%        $  409,467           7.71%
Fixed-rate certificates which mature
in the year ending (1):
  March 31, 1999.............................        2,190,214         41.72          2,590,242          48.79
  March 31, 2000.............................        1,469,142         27.98            390,223           7.35
  March 31, 2001.............................          311,441          5.93          1,335,233          25.16
  Certificates maturing thereafter...........          818,126         15.58            583,299          10.99
                                                  ------------        ------          ---------          -----

  Total......................................       $5,250,307        100.00%        $5,308,464         100.00%
                                                  ------------        ------          ---------          -----
                                                  ------------        ------          ---------          -----


NOTE: Employee IRA-SEP accounts are included in certificate balance: amounts are $132,641 and $112,577 for March 31, 1998 and 1997, respectively.

(1)      At March 31, 1998 and 1997 jumbo certificates amounted to $100,000.

                                  EXHIBIT 19


          The following table sets forth the amount and maturities of time deposits classified by rates at March 31, 1998.



                                                             AMOUNT DUE
                      -----------------------------------------------------------------------------------------
                        LESS THAN         1-2           2-3         AFTER
                         ONE YEAR        YEARS         YEARS       3 YEARS         TOTAL            TOTAL
                         --------        -----         -----       -------                          -----
4.00  -  4.99%....     $   53,662          --           --            --          $   53,662       $  151,929
5.00  -  5.99%....      2,054,587     $  410,863     $ 57,601      $165,510        2,688,561        2,437,819
6.00  -  6.99%....         73,974      1,046,724      160,580       616,476        1,897,754        2,150,786
7.00% -  7.99%....          7,991         11,555       93,260        36,140          148,946          158,463
                      -----------     ----------     --------      --------        ---------       ----------
Total.............     $2,190,214     $1,469,142     $311,441      $818,126       $4,788,923       $4,898,997
                      -----------     ----------     --------      --------        ---------       ----------
                      -----------     ----------     --------      --------        ---------       ----------


                                               EXHIBIT 20-A
                                        ALL PUBLICLY TRADED THRIFTS
                                             FINANCIAL CONDITION

                                                                                                    RISK-
                                                                                                    BASED    NPAS +
                                                                                          TANGIBLE  CAPITAL/  LOANS   RETURN  RETURN
                                                                                           EQUITY/  RISK-    90+ PST    ON     ON
                                                         TOTAL        TOTAL       TOTAL     TANG    WEIGHTD    DUE/    AVG     AVG
                                                        ASSETS       DEPOSITS     EQUITY    ASSETS  ASSETS    ASSETS  ASSETS  EQUITY
TICKER  INSTITUTION                STATE   IPO DATE     ($000)        ($000)      ($000)     (%)      (%)      (%)     (%)     (%)
------  -----------                -----   --------     ------        ------      ------     ---   --------    ---     ---     ---
FBCV    1ST Bancorp                  IN    04/07/87      259,562      122,711      23,417    8.50    14.74     1.71   0.75     8.79
FBER    1st Bergen Bancorp           NJ    04/01/96      316,071      223,953      36,947   10.10    24.40     0.95   0.75     5.41
AABC    Access Anytime
         Bancorp, Inc.               NM    08/08/86      114,047       98,351       9,223    7.28    14.55     0.14   1.46    18.18
AFBC    Advance Financial
         Bancorp                     WV    01/02/97      110,668       82,611      15,594   14.20    21.40     0.60   0.90     5.92
AFCB    Affiliated Community
         Bancorp, Inc.               MA    10/19/95    1,140,762      727,703     115,975   10.00    18.08     0.41   1.09    11.08
AFED    AFSALA Bancorp, Inc.         NY    10/01/96      160,408      136,083      20,086   12.48    29.54     0.30   0.79     5.91
AHM     Ahmanson &
         Company (H.F.)              CA    10/25/72   54,519,346   38,363,249   3,254,533    5.96     9.28     2.14   0.88    16.89
ALBK    ALBANK Financial
         Corporation                 NY    04/01/92    4,089,428    3,539,650     366,828    8.26    12.99     0.92   1.16    12.79
ALBC    Albion Banc Corp.            NY    07/26/93       72,898       55,890       6,226   NA       NA        0.55   0.48     5.60
ABCL    Alliance Bancorp             IL    07/07/92    1,537,067    1,020,204     132,070    7.39    14.94     0.22   0.90     9.73
ALLB    Alliance Bank (MHC)          PA    03/03/95      272,755      210,570      29,237   NA       24.98     1.38   0.79     7.02
AMFC    AMB Financial Corp.          IN    04/01/96      106,201       74,391      14,976    9.37    17.00     0.33   1.02     6.94
AHCI    Ambanc Holding
         Co., Inc.                   NY    12/27/95      519,831      324,448      60,754   NA       NA        0.62   0.51     4.20
ASBI    Ameriana Bancorp             IN    03/02/87      388,491      321,349      45,209   NA       NA        0.47   0.96     8.58
BKC     American Bank of
         Connecticut                 CT    12/01/81      651,217      470,934      58,712   NA       12.40     2.28   1.34    15.97
ABCW    Anchor BanCorp
         Wisconsin, Inc.             WI    07/16/92    1,999,307    1,392,472     127,951    5.64     8.92     0.68   1.05    16.20
ANDB    Andover Bancorp, Inc.        MA    NA          1,385,507      975,748     109,876   NA       13.70     0.49   1.07    13.41
ASBP    ASB Financial Corp.          OH    05/11/95      114,907       91,017      17,462   12.66    25.88     0.14   0.95     6.12
ASFC    Astoria Financial
         Corporation                 NY    11/18/93   10,895,609    6,205,643     916,849    5.42    13.93     0.54   0.82    10.04
AVND    Avondale Financial
         Corp.                       IL    04/07/95      606,658      390,432      46,120    7.34    14.23     1.14  (0.77)   (9.13)
BKCT    Bancorp Connecticut,
         Inc.                        CT    07/03/86      479,776      336,362      48,160   NA       15.46     0.74   1.43    13.85
BPLS    Bank Plus Corporation        CA    NA          4,220,069    2,995,954     185,532    5.27    10.34     1.64   0.31     6.83
BNKU    Bank United Corporation      TX    08/09/96   13,109,497    6,506,367     653,021    7.02    11.05     0.65   0.88    17.31
BWFC    Bank West Financial
         Corporation                 MI    03/30/95      180,157      117,556      23,431   11.69    20.80     0.44   0.66     4.69
BANC    BankAtlantic Bancorp,
         Inc.                        FL    11/29/83    3,526,508    1,830,083     217,043    9.81    14.93     1.17   0.91    15.43
BKUNA   BankUnited Financial
         Corporation                 FL    12/11/85    3,326,968    1,833,904     154,303    9.02    18.62     0.44   0.37     6.96
BVCC    Bay View Capital
         Corporation                 CA    05/09/86    5,341,413    3,491,957     388,705    6.32     9.88     0.37   0.37     5.78
BFSB    Bedford Bancshares,
         Inc.                        VA    08/22/94      153,149      106,027      20,351   11.82    23.24     0.43   1.20     8.48
BFFC    Big Foot Financial
         Corporation                 IL    12/20/96      209,474      122,712      38,288   12.87    33.23     0.09   0.58     3.32
BYFC    Broadway Financial
         Corporation                 CA    01/09/96      128,444      113,554      13,562   NA       NA        1.02   0.52     4.80
CBCI    Calumet Bancorp, Inc.        IL    02/20/92      490,268      347,979      85,762   10.72    16.23     1.45   2.08    12.95
CAFI    Camco Financial
         Corporation                 OH    NA            575,563      429,602      56,961   NA       NA        0.68   1.27    13.23
CMRN    Cameron Financial
         Corporation                 MO    04/03/95      220,892      134,120      45,904   16.28    23.65     0.81   1.15     5.37
CAPS    Capital Savings
         Bancorp, Inc.               MO    12/29/93      231,850      170,998      23,493    8.76    17.14     0.38   1.09    11.90
CFNC    Carolina Fincorp, Inc.       NC    11/25/96      118,468       90,305      26,479   15.10    27.93     0.15   0.93     4.07
CNY     Carver Bancorp, Inc.         NY    10/25/94      436,775      274,989      36,019   NA       NA       NA      0.24     2.99
CASB    Cascade Financial
         Corporation                 WA    09/16/92      434,697      301,504      30,353    6.94    10.71     0.38   0.77    11.46
CATB    Catskill Financial
         Corporation                 NY    04/18/96      295,932      203,815      69,317   20.88    59.19     0.29   1.34     5.37
CBES    CBES Bancorp, Inc.           MO    09/30/96      116,427       82,943      16,569   11.75    13.92     0.53   1.03     6.24
CCFH    CCF Holding Company          GA    07/12/95      143,062      128,109      11,576    7.24    10.90     0.41   0.14     1.51
CNIT    CENIT Bancorp, Inc.          VA    08/06/92      734,427      509,445      50,498   NA       NA        0.36   0.92    12.78

                                                      Source:  SNL Securities

                                               EXHIBIT 20-A
                                        ALL PUBLICLY TRADED THRIFTS
                                             FINANCIAL CONDITION
                                                                                                    RISK-
                                                                                                    BASED    NPAS +
                                                                                          TANGIBLE  CAPITAL/  LOANS   RETURN  RETURN
                                                                                           EQUITY/  RISK-    90+ PST    ON     ON
                                                         TOTAL        TOTAL       TOTAL     TANG    WEIGHTD    DUE/    AVG     AVG
                                                        ASSETS       DEPOSITS     EQUITY    ASSETS  ASSETS    ASSETS  ASSETS  EQUITY
TICKER  INSTITUTION                STATE   IPO DATE     ($000)        ($000)      ($000)     (%)      (%)      (%)     (%)     (%)
------  -----------                -----   --------     ------        ------      ------     ---   --------    ---     ---     ---
CEBK    Central Co-operative
         Bank                        MA    10/24/86      367,096      277,143      36,059   NA       NA        0.42     0.82   8.11
CENB    Century Bancorp, Inc.        NC    12/23/96      104,379       72,278      18,529   NA       NA        0.37     1.32   4.63
CFSB    CFSB Bancorp, Inc.           MI    06/22/90      846,142      576,481      65,360    7.45    12.51     0.08     1.32  16.97
COFI    Charter One
         Financial, Inc.             OH    01/22/88   19,457,016   10,548,095   1,433,375    6.01     9.52     0.38     0.84  11.82
CVAL    Chester Valley
         Bancorp Inc.                PA    03/27/87      343,865      278,370      29,797    8.36    13.73     0.24     1.03  11.92
CTZN    CitFed Bancorp, Inc.         OH    01/23/92    3,533,433    1,772,846     221,094   NA       NA       NA        0.89  14.20
CBK     Citizens First
         Financial Corp.             IL    05/01/96      279,849      201,320      38,718   11.20    17.58     0.71     0.72   5.15
CKFB    CKF Bancorp, Inc.            KY    01/04/95       62,567       45,217      13,349   16.86    28.60     0.43     1.87   8.15
CLAS    Classic Bancshares,
         Inc.                        KY    12/29/95      132,793       99,719      19,995   11.60    22.55     0.42     0.83   5.58
CNSB    CNS Bancorp, Inc.            MO    06/12/96       97,510       72,255      24,069   19.90    39.49     0.10     0.90   3.66
CBSA    Coastal Bancorp, Inc.        TX    NA          2,966,202    1,367,371     110,507   NA       11.24     0.57     0.49  14.01
CFCP    Coastal Financial
         Corporation                 SC    09/26/90      583,239      353,144      35,171    6.31    10.50     0.91     1.25  20.01
CFB     Commercial Federal
         Corporation                 NE    12/31/84    8,528,709    5,222,085     589,741    6.59    12.52     0.83     0.81  12.79
CMSB    Commonwealth Bancorp,
         Inc.                        PA    06/17/96    2,390,417    1,579,284     218,144    6.50    12.58     0.42     0.68   7.24
CFTP    Community Federal
         Bancorp, Inc.               MS    03/26/96      254,072      139,037      59,997   20.64    50.45     0.49     1.20   4.45
CFFC    Community Financial
         Corporation                 VA    NA            182,879      132,962      24,924   11.68    16.66     0.44     1.07   7.85
CIBI    Community Investors
         Bancorp, Inc.               OH    02/07/95      101,734       75,370      11,178   10.39    19.03     0.56     0.95   8.17
COOP    Cooperative
         Bankshares, Inc.            NC    08/21/91      381,432      299,690      29,133    7.64    14.40     0.16     0.63   8.16
CRZY    Crazy Woman Creek
         Bancorp, Incorporated       WY    03/29/96       61,681       30,628      14,547   NA       NA        0.09     1.27   5.18
CSBF    CSB Financial Group,
         Inc.                        IL    10/09/95       47,983       36,498      11,104   22.35    46.92     0.95     0.54   2.25
DNFC    D & N Financial
         Corporation                 MI    02/13/85    1,867,539    1,038,363     101,654    6.53    NA        0.56     0.87  15.90
DCBI    Delphos Citizens
         Bancorp, Inc.               OH    11/21/96      112,625       78,903      28,110   12.40    25.00     0.56     1.52   5.60
DME     Dime Bancorp,
         Incorporated                NY    08/19/86   22,023,998   13,991,123   1,299,635    5.86    10.22     1.03     0.70  12.52
DIME    Dime Community
         Bancorp, Inc.               NY    06/26/96    1,577,141    1,033,614     189,305    8.21    15.66     0.48     0.85   6.32
DIBK    Dime Financial
         Corporation                 CT    07/09/86    1,016,401      853,260      82,427   NA       20.49     0.29     1.70  21.20
DSL     Downey Financial Corp.       CA    01/01/71    5,871,913    5,108,822     446,086    6.83    11.96     0.85     0.86  12.06
EGLB    Eagle BancGroup, Inc.        IL    07/01/96      180,211      132,105      20,670    9.61    15.17     1.27     0.34   2.85
EBSI    Eagle Bancshares, Inc.       GA    04/01/86      934,458      604,514      73,203    5.91     8.17     1.18     0.64   7.50
ETFS    East Texas Financial
         Services, Inc.              TX    01/10/95      120,943       87,907      21,077   14.90    38.53     0.41     0.60   3.35
ESBK    Elmira Savings Bank,
         FSB                         NY    03/01/85      229,712      210,398      14,272    6.24     9.30     0.68     0.44   7.04
EMLD    Emerald Financial
         Corporation                 OH    NA            615,799      529,373      50,852    7.94    11.96     0.38     1.09  13.92
EFBC    Empire Federal
         Bancorp, Inc.               MT    01/27/97      110,590       67,208      40,653   24.69    68.64     0.01     1.47   3.98
EFBI    Enterprise Federal
         Bancorp, Inc.               OH    10/17/94      301,261      147,026      32,387    9.97    17.76     0.01     0.83   6.94
EQSB    Equitable Federal
         Savings Bank                MD    09/10/93      335,060      255,307      17,362    5.18    NA       NA        0.72  14.03
ESBF    ESB Financial Corp.          PA    06/13/90      945,550      401,587      68,047    6.69    18.04     0.44     0.69   8.69
ESX     Essex Bancorp, Inc.          VA    07/18/90      193,047      155,372      14,916    8.00    13.19     1.69    (0.11) (1.44)
FCBF    FCB Financial Corp.          WI    09/24/93      519,911      315,978      73,284   11.51    18.65     0.26     1.12   7.50
FOBC    Fed One Bancorp, Inc.        WV    01/19/95      367,667      264,096      41,328   10.03    24.11     0.29     0.86   7.78
FFDF    FFD Financial
         Corporation                 OH    04/03/96      100,104       60,625      22,302   NA       NA        0.08     1.75   7.27
FFLC    FFLC Bancorp, Inc.           FL    01/04/94      408,651      322,759      51,944   NA       NA        0.31     0.97   7.25
FFWC    FFW Corporation              IN    04/05/93      198,712      124,025      19,044    6.81    11.38     0.33     1.00  10.41

                                                      Source:  SNL Securities


                                               EXHIBIT 20-A
                                        ALL PUBLICLY TRADED THRIFTS
                                             FINANCIAL CONDITION
                                                                                                    RISK-
                                                                                                    BASED    NPAS +
                                                                                          TANGIBLE  CAPITAL/  LOANS   RETURN  RETURN
                                                                                           EQUITY/  RISK-    90+ PST    ON     ON
                                                         TOTAL        TOTAL       TOTAL     TANG    WEIGHTD    DUE/    AVG     AVG
                                                        ASSETS       DEPOSITS     EQUITY    ASSETS  ASSETS    ASSETS  ASSETS  EQUITY
TICKER  INSTITUTION                STATE   IPO DATE     ($000)        ($000)      ($000)     (%)      (%)      (%)     (%)     (%)
------  -----------                -----   --------     ------        ------      ------     ---   --------    ---     ---     ---
FFYF    FFY Financial Corp.          OH    06/28/93      644,647      451,507      84,442   9.00    15.71      0.53    1.28    9.40
FSBI    Fidelity Bancorp, Inc.       PA    06/24/88      402,919      263,006      27,553  NA       16.85      0.08    0.74   10.89
FBCI    Fidelity Bancorp, Inc.       IL    12/15/93      484,340      330,445      52,244   9.22    19.41      0.29    0.21    2.01
FFFL    Fidelity Bankshares
         Inc. (MHC)                  FL    01/07/94    1,320,669      921,378      88,526   8.70    17.40      0.32    0.67    8.49
FFED    Fidelity Federal Bancorp     IN    08/31/87      215,821      161,711      15,702   8.74     9.71      0.35    0.73   12.62
FFOH    Fidelity Financial of
         Ohio, Inc.                  OH    03/04/96      540,408      424,737      65,150  10.27    18.45      0.18    0.92    7.27
FIBC    Financial Bancorp, Inc.      NY    08/17/94      310,368      228,617      28,043   6.83    16.65      2.19    0.95   10.27
FBSI    First Bancshares, Inc.       MO    12/22/93      177,946      140,733      23,889  10.43    15.69      0.87    1.12    8.11
FBBC    First Bell Bancorp,
         Inc.                        PA    06/29/95      664,632      474,052      74,563  10.92    23.29      0.07    1.08   10.44
SKBO    First Carnegie
         Deposit (MHC)               PA    04/04/97      143,650       77,295      24,691  17.19    56.57      0.78    0.63    4.49
FSTC    First Citizens
         Corporation                 GA    03/01/86      352,233      303,948      35,542   8.20    NA         1.12    1.88   19.41
FCME    First Coastal
         Corporation                 ME    NA            150,022      118,517      15,089   9.65    15.16      0.50    0.86    8.80
FFBA    First Colorado
         Bancorp, Inc.               CO    01/02/96    1,559,294    1,189,386     212,806  12.67    NA         0.18    1.30    9.85
FDEF    First Defiance
         Financial Corp.             OH    10/02/95      577,471      402,797     101,865  14.12    21.36      0.31    0.94    4.77
FESX    First Essex
         Bancorp, Inc.               MA    08/04/87    1,293,302      760,216      91,132   6.17    10.95      0.54    0.84   11.55
FFBZ    First Federal
         Bancorp, Inc.               OH    07/13/92      211,644      133,909      16,123   6.75    10.24      0.46    0.90   11.81
BDJI    First Federal
         Bancorporation              MN    04/04/95      113,159       83,035      12,330   9.90    18.92      0.24    0.68    6.40
FFBH    First Federal
         Bancshares of
         Arkansas, Inc.              AR    05/03/96      570,400      462,340      84,227  11.77    22.06      0.85    0.99    6.60
FTFC    First Federal
         Capital Corp.               WI    11/02/89    1,580,295    1,206,965     113,316  NA       NA        NA       1.19   17.54
FFKY    First Federal
         Financial Corporation
         of Kentucky                 KY    07/15/87      407,347      305,895      53,810  11.98    18.60      0.47    1.63   11.99
FFES    First Federal
         Savings & Loan
         of East Hartford            CT    06/23/87      990,982      581,237      68,540   7.01    21.44      0.31    0.58    8.71
FFSX    First Federal Savings
         Bank of
         Siouxland (MHC)             IA    07/13/92      458,940      328,551      40,639   8.73    16.54      0.19    0.74    8.70
FFCH    First Financial
         Holdings Inc.               SC    11/10/83    1,858,165    1,147,341     118,192   6.58    10.22      1.26    0.89   14.17
FFHS    First Franklin
         Corporation                 OH    01/26/88      232,340      204,224      21,469   6.50    13.88      0.49    0.82    9.01
FGHC    First Georgia
         Holding, Inc.               GA    02/11/87      175,515      145,326      14,209   7.53     9.29      1.64    1.12   13.58
FSPG    First Home
         Bancorp, Inc.               NJ    04/20/87      545,775      328,249      38,176   6.69    15.92      0.80    0.88   12.99
FFSL    First Independence
         Corporation                 KS    10/08/93      124,494       84,172      11,554   7.93    17.03      0.51    0.66    6.56
FISB    First Indiana
         Corporation                 IN    08/02/83    1,687,938    1,192,424     156,317   8.01    10.63      1.38    1.17   12.10
FKFS    First Keystone
         Financial, Inc.             PA    01/26/95      385,152      237,534      25,686   8.50    NA         1.34    0.78   11.32
FLKY    First Lancaster
         Bancshares, Inc.            KY    07/01/96       53,002       24,417      14,124  27.83    NA         1.70    1.04    3.46
FLFC    First Liberty
         Financial Corp.             GA    12/06/83    1,355,001      979,317      99,649   6.63     9.46      0.82    0.78   10.36
CASH    First Midwest
         Financial, Inc.             IA    09/20/93      405,417      264,084      42,137   8.28    12.56      1.11    0.59    5.36
FMBD    First Mutual
         Bancorp, Inc.               IL    07/05/95      390,231      319,820      55,214  NA       19.39      0.43    0.32    2.38
FMSB    First Mutual Savings
         Bank                        WA    12/17/85      469,318      392,801      32,291  NA       NA         0.15    1.05   15.46
FNGB    First Northern Capital
         Corporation                 WI    12/29/83      677,038      494,909      75,155  NA       NA         0.12    0.96    8.61
FFPB    First Palm Beach
         Bancorp, Inc.               FL    09/29/93    1,791,370    1,281,229     117,044  NA       NA         0.57    0.53    8.16
SOPN    First Savings
         Bancorp, Inc.               NC    01/06/94      299,802      213,172      69,045  NA       49.25      0.16    1.77    7.66
FWWB    First Savings Bank
         of Washington
         Bancorp, Inc.               WA    11/01/95    1,136,693      582,309     152,080  NA       21.85      0.25    1.21    8.47
SHEN    First Shenango
         Bancorp, Inc.               PA    04/06/93      403,146      275,393      48,292   9.94    19.51      0.97    1.10    9.39
FBNW    FirstBank Corporation        ID    07/02/97      183,529      114,495      30,008  11.56    17.10      0.73    1.02    6.98
FAB     FIRSTFED AMERICA
         BANCORP, INC.               MA    01/15/97    1,281,832      708,488     126,986   8.54    17.10      0.31    0.60    5.47

                                                      Source:  SNL Securities


                                               EXHIBIT 20-A
                                        ALL PUBLICLY TRADED THRIFTS
                                             FINANCIAL CONDITION
                                                                                                    RISK-
                                                                                                    BASED    NPAS +
                                                                                          TANGIBLE  CAPITAL/  LOANS   RETURN  RETURN
                                                                                           EQUITY/  RISK-    90+ PST    ON     ON
                                                         TOTAL        TOTAL       TOTAL     TANG    WEIGHTD    DUE/    AVG     AVG
                                                        ASSETS       DEPOSITS     EQUITY    ASSETS  ASSETS    ASSETS  ASSETS  EQUITY
TICKER  INSTITUTION                STATE   IPO DATE     ($000)        ($000)      ($000)     (%)      (%)      (%)     (%)     (%)
------  -----------                -----   --------     ------        ------      ------     ---   --------    ---     ---     ---
FFDB    FirstFed Bancorp,
         Incorporated                AL    11/19/91      178,792      160,345      17,325   8.91     15.86     1.42    0.96    9.89
FED     FirstFed Financial
         Corp.                       CA    12/16/83    4,067,344    2,157,502     232,539   6.59     11.54     0.89    0.63   12.26
FSPT    FirstSpartan
         Financial Corp.             SC    07/09/97      503,324      363,006     132,334  19.06     30.24     0.35    1.34    6.31
FLAG    FLAG Financial
         Corporation                 GA    12/11/86      395,456      302,991      34,076   7.91     11.84     0.99    0.91   10.18
FLGS    Flagstar Bancorp,
         Inc.                        MI    NA          2,563,924    1,367,275     133,550   6.90     13.02     2.32    1.31   21.11
FFIC    Flushing Financial
         Corporation                 NY    11/21/95    1,078,456      656,100     137,160   9.39     NA        0.31    0.92    6.59
FMCO    FMS Financial
         Corporation                 NJ    12/14/88      668,619      509,806      39,768   6.72     14.61     0.70    0.91   14.32
FBHC    Fort Bend Holding Corp.      TX    06/30/93      302,728      255,726      20,492   7.40     14.32     0.47    0.67   10.68
FTSB    Fort Thomas Financial
         Corporation                 KY    06/28/95      101,600       74,793      16,021  15.06     23.44     2.22    1.23    7.72
FKKY    Frankfort First
         Bancorp, Inc.               KY    07/10/95      133,304       82,352      22,608  17.54     33.81     0.12    0.25    1.30
FFHH    FSF Financial Corp.          MN    10/07/94      411,059      218,441      42,730   8.90     15.78     0.18    0.83    7.45
FTNB    Fulton Bancorp, Inc.         MO    10/18/96      109,622       69,543      25,615  16.60     28.65     0.70    1.23    5.03
GAF     GA Financial, Inc.           PA    03/26/96      818,091      469,862     114,590  12.24     32.07     0.21    1.09    7.36
GUPB    GFSB Bancorp, Inc.           NM    06/30/95      118,175       67,172      14,575  NA        NA        0.37    0.90    6.67
GFCO    Glenway Financial
         Corp.                       OH    11/30/90      300,448      225,529      28,757  NA        12.90     0.19    0.86    9.12
GDW     Golden West Financial
         Corporation                 CA    05/29/59   39,669,420   24,559,270   2,814,961   6.76     12.31     1.02    0.95   14.38
GTPS    Great American
         Bancorp, Inc.               IL    06/30/95      146,234      117,518      26,807  NA        NA        0.11    0.66    3.24
GSBC    Great Southern
         Bancorp, Inc.               MO    12/14/89      814,855      497,122      66,797   6.97     NA        1.51    1.89   22.17
GSFC    Green Street Financial
         Corp.                       NC    04/04/96      177,901      112,111      63,665  35.79     79.67     0.18    1.60    4.48
GPT     GreenPoint Financial
         Corporation                 NY    01/28/94   13,228,239   10,867,656   1,279,297  NA        14.78     2.73    1.08   10.90
GSLA    GS Financial Corp.           LA    04/01/97      129,398       58,305      53,859  34.17     NA        0.13    1.48    3.38
GOSB    GSB Financial
         Corporation                 NY    07/09/97      118,855       81,961      33,453  19.68     39.40     0.10    0.71    3.47
HALL    Hallmark Capital Corp.       WI    01/03/94      420,954      275,772      32,342  NA        11.62     0.27    0.67    9.08
HRBF    Harbor Federal
         Bancorp, Inc.               MD    08/12/94      233,572      176,671      29,165   9.41     21.34     0.53    0.75    5.77
HFSA    Hardin Bancorp, Inc.         MO    09/29/95      121,148       76,884      13,478  10.22     26.44     0.19    0.83    6.52
HARL    Harleysville Savings
         Bank                        PA    08/04/87      367,596      281,890      24,508  NA        13.39     0.00    1.01   15.28
HFGI    Harrington Financial
         Group, Inc.                 IN    NA            553,134      167,207      24,471  NA         3.60     0.16   (0.02)  (0.35)
HARS    Harris Financial,
         Inc. (MHC)                  PA    01/25/94    2,260,301    1,139,174     183,758   6.90     12.38     0.66    0.89   11.02
HFFB    Harrodsburg First
         Financial Bancorp,
         Inc.                        KY    10/04/95      108,820       78,075      28,794  22.90     42.65     0.44    1.36    5.07
HHFC    Harvest Home Financial
         Corporation                 OH    10/10/94       90,881       59,948      10,310  NA        NA        0.23    0.62    5.39
HAVN    Haven Bancorp, Inc.          NY    09/23/93    2,017,784    1,474,828     114,101   6.41     12.85     0.57    0.53    9.04
HTHR    Hawthorne Financial
         Corporation                 CA    NA          1,046,906      848,870      44,528   7.45     10.20     6.04    1.11   21.01
HBS     Haywood Bancshares,
         Inc.                        NC    12/18/87      152,002      116,608      22,572  NA        NA        0.37    1.45   10.19
HCBB    HCB Bancshares, Inc.         AR    05/07/97      204,944      148,458      38,218  13.80     28.50     0.23    0.30    1.92
HMLK    Hemlock Federal
         Financial Corporation       IL    04/02/97      191,023      133,264      30,930  NA        NA        0.23    1.00    5.55
HEMT    HF Bancorp, Inc.             CA    06/30/95    1,065,733      868,548      83,760   6.16      5.12     0.95   (0.05)  (0.57)
HFFC    HF Financial Corp.           SD    04/08/92      570,420      436,237      55,452   7.63     11.57     0.49    1.08   11.44
HFNC    HFNC Financial Corp.         NC    NA            979,554      432,054     168,920  15.42     28.11     0.73    1.35    7.37
HIFS    Hingham Institution
         for Savings                 MA    12/20/88      231,710      163,486      21,954  NA        14.49     0.42    1.26   13.04
HMNF    HMN Financial, Inc.          MN    06/30/94      732,118      466,998      84,954   6.54     14.06     0.12    0.95    6.94
HBFW    Home Bancorp                 IN    03/30/95      353,364      303,595      42,525   9.72     19.31     0.08    0.86    6.74

                                               EXHIBIT 20-A
                                        ALL PUBLICLY TRADED THRIFTS
                                             FINANCIAL CONDITION
                                                                                                    RISK-
                                                                                                    BASED    NPAS +
                                                                                          TANGIBLE  CAPITAL/  LOANS   RETURN  RETURN
                                                                                           EQUITY/  RISK-    90+ PST    ON     ON
                                                         TOTAL        TOTAL       TOTAL     TANG    WEIGHTD    DUE/    AVG     AVG
                                                        ASSETS       DEPOSITS     EQUITY    ASSETS  ASSETS    ASSETS  ASSETS  EQUITY
TICKER  INSTITUTION                STATE   IPO DATE     ($000)        ($000)      ($000)     (%)      (%)      (%)     (%)     (%)
------  -----------                -----   --------     ------        ------      ------     ---   --------    ---     ---     ---
HBEI    Home Bancorp of
         Elgin, Inc.                 IL    09/27/96      368,976      267,745      95,669   20.15    36.20     0.32    0.69    2.58
HCFC    Home City Financial
         Corporation                 OH    12/30/96       76,374       55,545      14,193   13.88    21.92     0.65    1.30    6.57
HOMF    Home Federal Bancorp         IN    01/23/88      705,175      528,127      64,849    8.28    11.27     0.53    1.44   16.58
HWEN    Home Financial Bancorp       IN    07/02/96       41,466       26,106       7,462   15.30    25.13     1.32    0.93    5.32
HPBC    Home Port Bancorp,
         Inc.                        MA    08/25/88      225,708      147,420      22,067   NA       15.80     0.29    1.47   14.05
HRZB    Horizon Financial
         Corp.                       WA    08/01/86      547,146      450,125      83,895   NA       27.54     0.01    1.55   10.13
HZFS    Horizon Financial
         Services Corporation        IA    06/30/94       92,710       59,089       8,446   NA       NA       NA       0.91    9.15
IBSF    IBS Financial Corp.          NJ    10/13/94      752,115      575,181     130,517   17.23    59.41     0.09    0.82    4.67
IFSB    Independence Federal
         Savings Bank                DC    06/06/85      269,761      204,091      19,281    6.20    15.84     1.66    0.59    8.70
INBI    Industrial Bancorp,
         Inc.                        OH    08/01/95      374,035      272,009      61,631   10.06    18.42     0.25    1.48    8.63
IWBK    InterWest Bancorp,
         Inc.                        WA    NA          2,091,022    1,238,725     141,356   NA       13.57     0.66    1.03   15.51
IPSW    Ipswich Savings Bank         MA    05/26/93      237,575      170,609      12,538   NA        9.45     0.79    1.24   22.54
ITLA    ITLA Capital
         Corporation                 CA    10/24/95    1,010,987      836,957     102,889   NA       11.60     1.31    1.45   13.54
JXVL    Jacksonville
         Bancorp, Inc.               TX    04/01/96      237,102      196,586      34,919   NA       NA       NA       1.45    9.84
JXSB    Jacksonville Savings
         Bank (MHC)                  IL    04/21/95      169,648      148,827      17,604   NA       14.74     0.86    0.58    5.61
JSBA    Jefferson Savings
         Bancorp, Inc.               MO    04/08/93    1,241,864    1,043,881     118,770   NA       NA        0.66    0.78    8.67
JOAC    Joachim Bancorp, Inc.        MO    12/28/95       34,229       24,028       9,897   24.20    47.95     0.25    0.75    2.62
JSB     JSB Financial, Inc.          NY    06/27/90    1,563,956    1,127,623     372,449   NA       NA       NA       2.49   10.73
KNK     Kankakee Bancorp, Inc.       IL    01/06/93      399,477      333,200      38,533    6.79    12.13     1.12    0.86    8.00
KYF     Kentucky First
         Bancorp, Inc.               KY    08/29/95       81,800       56,219      13,934   14.40    25.31     0.18    1.13    6.74
KFBI    Klamath First
         Bancorp, Inc.               OR    10/05/95      994,193      680,635     149,250   11.05    22.54     0.02    0.95    5.84
KSBK    KSB Bancorp, Inc.            ME    06/24/93      154,637      125,015      12,035   NA       NA       NA      NA      NA
LVSB    Lakeview Financial
         Corp.                       NJ    12/22/93      472,691      360,659      45,625   NA       12.70     1.27    1.43   13.46
LARK    Landmark Bancshares,
         Inc.                        KS    03/28/94      231,267      149,966      32,643   11.25    22.16     0.21    1.09    7.74
LARL    Laurel Capital
         Group, Inc.                 PA    02/20/87      216,781      171,488      23,042   NA       20.45     0.37    1.43   13.78
LSBX    Lawrence Savings Bank        MA    05/02/86      355,073      256,838      39,551   NA       17.06     0.40    2.46   25.76
LXMO    Lexington B&L
         Financial Corp.             MO    06/06/96       94,517       76,090      17,027   21.90    NA        0.47    0.97    4.22
LFCO    Life Financial Corp.         CA    NA            387,187      239,805      58,536    7.67    11.21     2.43    4.57   33.62
LFBI    Little Falls
         Bancorp, Inc.               NJ    01/05/96      355,443      233,848      36,253   NA       NA       NA       0.58    4.88
LOGN    Logansport Financial
         Corp.                       IN    06/14/95       88,999       63,330      16,784   18.76    34.55     0.57    1.49    7.79
LISB    Long Island
         Bancorp, Inc.               NY    04/18/94    6,295,868    3,762,115     563,744    7.37    14.51     0.86    0.88    9.63
LSBI    LSB Financial Corp.          IN    02/03/95      216,065      146,240      18,179    7.82    11.13     1.69    0.81    9.46
MAFB    MAF Bancorp, Inc.            IL    01/12/90    3,511,185    2,348,974     271,770    6.86    13.16     0.55    1.12   14.40
MARN    Marion Capital
         Holdings, Inc.              IN    03/18/93      192,532      133,311      39,565   18.50    27.34     1.00    1.33    6.14
MRKF    Market Financial
         Corporation                 OH    03/27/97       57,756       36,387      20,369   23.61    61.34     0.33    1.12    3.18
MFSL    Maryland Federal
         Bancorp, Inc.               MD    06/02/87    1,192,046      831,590     104,453    8.24    15.75     0.66    0.75    8.74
MASB    MASSBANK Corp.               MA    05/28/86      929,450      809,757     107,061   NA       34.80     0.17    1.15   10.55
MFLR    Mayflower Co-operative
         Bank                        MA    12/23/87      131,908      101,927      12,867   NA       14.30     0.69    1.11   11.51
MBLF    MBLA Financial Corp.         MO    06/24/93      223,558      108,919      28,347   11.88    31.32     0.48    0.81    6.31
METF    Metropolitan Financial
         Corp.                       OH    NA            989,706      808,553      38,222    5.38     7.76     0.92    0.75   18.99
MWBX    MetroWest Bank               MA    10/10/86      646,567      536,217      46,642   NA        9.91     0.70    1.30   17.60

                                                          Source: SNL Securities

                                               EXHIBIT 20-A
                                        ALL PUBLICLY TRADED THRIFTS
                                             FINANCIAL CONDITION
                                                                                                    RISK-
                                                                                                    BASED    NPAS +
                                                                                          TANGIBLE  CAPITAL/  LOANS   RETURN  RETURN
                                                                                           EQUITY/  RISK-    90+ PST    ON     ON
                                                         TOTAL        TOTAL       TOTAL     TANG    WEIGHTD    DUE/    AVG     AVG
                                                        ASSETS       DEPOSITS     EQUITY    ASSETS  ASSETS    ASSETS  ASSETS  EQUITY
TICKER  INSTITUTION                STATE   IPO DATE     ($000)        ($000)      ($000)     (%)      (%)      (%)     (%)     (%)
------  -----------                -----   --------     ------        ------      ------     ---   --------    ---     ---     ---
MFBC    MFB Corp.                    IN    03/25/94      290,631      176,027      34,210   10.61    20.91     0.02    0.85    6.50
MCBN    Mid-Coast Bancorp, Inc.      ME    11/02/89       62,632       46,618       5,221    8.01    14.00     1.09    0.75    8.91
MIFC    Mid-Iowa Financial
         Corp.                       IA    10/14/92      147,047       96,538      13,010    7.20    17.90     0.07    1.17   12.62
MWBI    Midwest Bancshares,
         Inc.                        IA    11/12/92      158,661      105,486      10,934    6.18    13.91     0.66    0.89   12.83
MFFC    Milton Federal
         Financial Corporation       OH    10/07/94      226,711      151,690      25,724    9.91    20.47     0.28    0.68    5.42
MBSP    Mitchell Bancorp, Inc.       NC    07/12/96       36,931       21,254      14,519   NA       58.84     1.56    1.43    3.50
MBBC    Monterey Bay Bancorp,
         Inc.                        CA    02/15/95      403,141      326,729      47,084    9.63    16.37     0.35    0.42    3.76
MBB     MSB Bancorp, Inc.            NY    09/03/92      765,367      673,432      74,776    6.15    12.08     1.61    0.29    3.11
MSBF    MSB Financial, Inc.          MI    02/06/95       79,414       42,965      13,259   12.74    20.80     0.74    1.55    9.26
MSBK    Mutual Savings Bank,
         FSB                         MI    07/17/92      656,624      412,346      33,310    5.14     1.83     0.07   (1.31) (22.77)
NHTB    New Hampshire Thrift
         Bancshares, Inc.            NH    05/22/86      320,592      272,307      25,940    6.72    11.65     0.76    0.93   12.16
NMSB    NewMil Bancorp, Inc.         CT    02/01/86      370,276      289,335      32,989   NA       19.46     0.63    0.86    8.68
NBSI    North Bancshares, Inc.       IL    12/21/93      118,477       73,449      13,569   10.04    26.12     0.00    0.46    3.43
FFFD    North Central
         Bancshares, Inc.            IA    03/21/96      332,812      244,733      51,334   11.63    22.07     0.16    1.70    8.33
NBN     Northeast Bancorp            ME    08/19/87      310,623      173,971      23,745    7.06    10.72    NA       0.73    9.36
NEIB    Northeast Indiana
         Bancorp, Inc.               IN    06/28/95      200,306      119,853      26,727   12.16    18.84     0.18    1.19    8.32
NWEQ    Northwest Equity
         Corporation                 WI    10/11/94       99,558       62,969      11,556   NA       13.19     1.35    1.06    9.14
NSLB    NS&L Bancorp, Inc.           MO    06/08/95       61,144       47,767      11,486   15.07    34.26     0.11    0.69    3.51
NTMG    Nutmeg Federal
         Savings & Loan
         Association                 CT    NA            105,151       83,006       8,673    8.15    12.67     1.57    0.85   11.33
OCFC    Ocean Financial Corp.        NJ    NA          1,518,485      987,180     215,948   12.30    28.43     0.48    0.95    6.28
OCN     Ocwen Financial
         Corporation                 FL    NA          3,421,142    1,933,594     447,312   NA       NA       NA       2.85   24.46
OHSL    OHSL Financial Corp.         OH    02/10/93      251,174      187,859      26,484    8.57    16.17     0.17    0.87    7.96
OFCP    Ottawa Financial
         Corporation                 MI    08/19/94      915,465      663,887      77,346    6.68    10.20     0.36    0.87   10.09
PBCI    Pamrapo Bancorp, Inc.        NJ    11/14/89      381,444      309,106      48,908   11.85    24.31     1.94    1.32   10.23
PFED    Park Bancorp, Inc.           IL    08/12/96      197,350      138,373      39,297   13.52    37.82     0.10    0.90    4.12
PVSA    Parkvale Financial
         Corporation                 PA    07/16/87    1,055,508      921,328      82,502   NA       13.17     0.52    1.07   14.66
PEEK    Peekskill Financial
         Corporation                 NY    12/29/95      195,847      137,538      44,999   22.60    88.30     0.89    1.03    4.08
PFSB    PennFed Financial
         Services, Inc.              NJ    07/15/94    1,469,064    1,021,082     105,693    7.24    15.41     0.50    0.81   11.17
PWBK    Pennwood Bancorp, Inc.       PA    07/15/96       46,398       35,592       8,508   NA       34.51     1.60    0.77    4.21
PBKB    People's Bancshares,
         Inc.                        MA    10/30/86      862,000      386,199      31,625   NA        9.14     0.42    0.78   17.24
PFDC    Peoples Bancorp              IN    07/07/87      300,651      249,784      45,364   12.30    24.90     0.21    1.50    9.86
PFFC    Peoples Financial
         Corporation                 OH    09/13/96       82,215       65,115      15,738   NA       NA        0.01    1.06    4.79
PHBK    Peoples Heritage
         Financial Group, Inc.       ME    NA          7,309,525    5,076,325     490,703    6.44    10.53     0.91    1.25   16.83
PSFC    Peoples-Sidney
         Financial Corporation       OH    04/28/97      105,522       78,613      26,546   17.10    26.79     1.10    1.23    5.26
PERM    Permanent Bancorp, Inc.      IN    04/04/94      419,819      273,183      41,970    8.89    21.02     0.70    0.62    6.54
PMFI    Perpetual Midwest
         Financial, Inc.             IA    03/31/94      401,951      320,635      36,149    8.38    11.65     0.30    0.53    6.16
PCBC    Perry County
         Financial Corporation       MO    02/13/95       86,081       62,517      16,302   15.60    67.00     0.00    1.03    5.40
PFFB    PFF Bancorp, Inc.            CA    03/29/96    2,812,384    1,740,824     254,278    7.10    12.95     1.33    0.60    6.07
PDB     Piedmont Bancorp, Inc.       NC    12/08/95      132,828       88,323      21,384   NA       26.19     0.48    1.25    7.50
PHFC    Pittsburgh Home
         Financial Corp.             PA    04/01/96      338,312      145,930      25,137   NA       17.30     1.37    0.78    8.06
PTRS    Potters Financial
         Corporation                 OH    12/31/93      126,578      102,390      11,021    7.88    16.34     0.13    0.81    8.99

                                                        Source:  SNL Securities


                                               EXHIBIT 20-A
                                        ALL PUBLICLY TRADED THRIFTS
                                             FINANCIAL CONDITION
                                                                                                    RISK-
                                                                                                    BASED    NPAS +
                                                                                          TANGIBLE  CAPITAL/  LOANS   RETURN  RETURN
                                                                                           EQUITY/  RISK-    90+ PST    ON     ON
                                                         TOTAL        TOTAL       TOTAL     TANG    WEIGHTD    DUE/    AVG     AVG
                                                        ASSETS       DEPOSITS     EQUITY    ASSETS  ASSETS    ASSETS  ASSETS  EQUITY
TICKER  INSTITUTION                STATE   IPO DATE     ($000)        ($000)      ($000)     (%)      (%)      (%)     (%)     (%)
------  -----------                -----   --------     ------        ------      ------     ---   --------    ---     ---     ---
PRBC    Prestige Bancorp, Inc.       PA    06/27/96      160,580       93,565      15,781    7.99    16.56     0.40    0.52    4.69
PFNC    Progress Financial
         Corporation                 PA    07/18/83      484,809      343,580      26,753    6.80     9.43     1.31    0.85   15.91
PSBK    Progressive Bank, Inc.       NY    08/01/84      896,110      799,362      79,729   NA       14.92     0.76    0.97   11.14
PROV    Provident Financial
         Holdings, Inc.              CA    06/28/96      764,550      563,240      84,809    8.44    13.34     1.34    0.75    5.85
PSFI    PS Financial, Inc.           IL    11/27/96       83,823       41,116      23,321   24.80    NA       NA       1.07    3.15
PULB    Pulaski Bank,
         A Savings
         Bank (MHC)                  MO    05/11/94      183,629      154,116      24,649   13.39    25.68    NA       1.11    8.40
PLSK    Pulaski Savings
         Bank (MHC)                  NJ    04/03/97      190,778      161,779      22,017   11.54    26.38     0.73    0.64    5.68
PULS    Pulse Bancorp, Inc.          NJ    09/18/86      540,008      428,133      45,030   NA       25.41     0.60    1.07   13.17
PVFC    PVF Capital Corp.            OH    12/30/92      418,928      331,806      30,175    7.21    NA        0.69    1.34   18.69
QCFB    QCF Bancorp, Inc.            MN    04/03/95      154,089      105,239      27,275   NA       NA        1.22    1.68    9.66
QCBC    Quaker City Bancorp,
         Inc.                        CA    12/30/93      859,993      571,893      75,299    7.45    12.03     1.25    0.76    8.72
QCSB    Queens County
         Bancorp, Inc.               NY    11/23/93    1,622,467    1,048,088     169,493   NA       15.03     0.55    1.49   13.47
RARB    Raritan Bancorp, Inc.        NJ    03/01/87      418,811      345,876      31,575    7.45    12.11     0.34    1.00   12.96
REDF    RedFed Bancorp Inc.          CA    04/08/94    1,033,586      860,587      88,684    7.98    10.93     1.81    1.17   13.96
RELY    Reliance Bancorp, Inc.       NY    03/31/94    2,179,754    1,592,954     193,799   NA       NA       NA       0.89   10.65
RELI    Reliance Bancshares,
         Inc.                        WI    04/19/96       44,174       17,468      22,071   46.71    67.82     0.00    1.02    2.06
RIVR    River Valley Bancorp         IN    12/20/96      133,848      113,621      18,261   NA       NA       NA       0.93    7.28
RSLN    Roslyn Bancorp, Inc.         NY    01/13/97    3,706,388    2,006,440     621,270   NA       25.19     0.25    1.32    7.14
SBFL    Savings Bank of the
         Finger Lakes (MHC)          NY    11/11/94      250,845      186,775      21,793    8.57    21.55     0.27    0.40    4.41
SSB     Scotland Bancorp, Inc.       NC    04/01/96       61,278       45,174      15,139   20.82    42.22     0.00    1.48    5.12
SFSL    Security First Corp.         OH    01/22/88      677,876      503,637      63,454    8.17    10.32     0.43    1.37   14.73
SFED    SFS Bancorp, Inc.            NY    06/30/95      175,420      151,186      21,681   12.36    22.89     0.72    0.65    5.27
SGVB    SGV Bancorp, Inc.            CA    06/29/95      401,065      290,122      31,634    6.84    13.87     1.45    0.38    5.10
SISB    SIS Bancorp, Inc.            MA    02/08/95    1,793,968    1,309,402     128,185   NA       11.50     0.43    0.69    9.64
SKAN    Skaneateles Bancorp
         Inc.                        NY    06/02/86      257,605      218,347      17,971   NA       10.09     2.01    0.64    9.28
SOBI    Sobieski Bancorp, Inc.       IN    03/31/95       89,848       60,227      12,669   10.40    22.09     0.29    0.58    3.93
SOSA    Somerset Savings Bank        MA    07/09/86      533,020      452,477      38,651    7.19    10.60     4.58    1.46   22.40
SCCB    South Carolina
         Community Bancshares,
          Inc.                       SC    07/07/94       46,305       36,457       9,438   18.30    38.85     1.26    1.01    4.19
SSFC    South Street Financial
         Corp.                       NC    10/03/96      216,977      146,882      34,440   NA       42.31     0.22    0.75    3.34
SRN     Southern Banc Company,
         Inc. (The)                  AL    10/05/95      105,719       86,276      18,392   NA       NA        0.00    0.49    2.84
SCBS    Southern Community
         Bancshares, Inc.            AL    12/23/96       72,447       57,764      11,483   NA       NA        0.36    1.13    5.60
SMBC    Southern Missouri
         Bancorp, Inc.               MO    04/13/94      157,438      107,927      26,403   14.04    25.35     0.63    0.70    4.27
SZB     SouthFirst Bancshares,
         Inc.                        AL    02/14/95      162,279      124,100      16,348    9.37    20.13     1.04    0.54    4.60
SWBI    Southwest Bancshares,
         Inc.                        IL    06/24/92      392,962      307,280      45,661    7.94    13.63     0.16    1.13   10.14
SVRN    Sovereign Bancorp, Inc.      PA    08/12/86   18,096,121    9,248,612     977,961   NA       NA       NA       0.52    9.58
STFR    St. Francis Capital
         Corporation                 WI    06/21/93    1,647,880    1,089,294     131,881    7.25    11.44     0.21    0.80    9.93
SPBC    St. Paul Bancorp, Inc.       IL    05/18/87    4,583,390    3,230,580     428,121    8.60    16.09     0.20    1.08   12.08
SFFC    StateFed Financial
         Corporation                 IA    01/05/94       89,573       54,043      15,887   10.91    18.73     1.70    1.26    7.12
SFIN    Statewide Financial
         Corp.                       NJ    10/02/95      670,561      452,0        65,910    9.24    22.16     0.51   NA      NA
STSA    Sterling Financial
         Corporation                 WA    NA          1,888,214    1,026,101     105,826    7.63    12.71     0.72    0.58   10.44
SSM     Stone Street Bancorp,
         Inc.                        NC    04/01/96      110,961       67,756      31,062   NA       40.83     0.28    1.38    4.44

                                                        Source:  SNL Securities

                                               EXHIBIT 20-A
                                        ALL PUBLICLY TRADED THRIFTS
                                             FINANCIAL CONDITION
                                                                                                    RISK-
                                                                                                    BASED    NPAS +
                                                                                          TANGIBLE  CAPITAL/  LOANS   RETURN  RETURN
                                                                                           EQUITY/  RISK-    90+ PST    ON     ON
                                                         TOTAL        TOTAL       TOTAL     TANG    WEIGHTD    DUE/    AVG     AVG
                                                        ASSETS       DEPOSITS     EQUITY    ASSETS  ASSETS    ASSETS  ASSETS  EQUITY
TICKER  INSTITUTION                STATE   IPO DATE     ($000)        ($000)      ($000)     (%)      (%)      (%)     (%)     (%)
------  -----------                -----   --------     ------        ------      ------     ---   --------    ---     ---     ---
SFSB    SuburbFed Financial
         Corp.                       IL    03/04/92      446,475      320,968      30,030   NA       13.30     1.00    0.63    9.55
TPNZ    Tappan Zee Financial,
         Inc.                        NY    10/05/95      126,470      103,240      21,522   13.50    40.45     1.39    0.84    4.85
TSH     Teche Holding Co.            LA    04/19/95      407,265      278,170      56,329   12.57    22.81     0.20    0.94    6.91
FTF     Texarkana First
         Financial Corporation       AR    07/07/95      184,776      148,377      28,130   15.19    25.48     0.23    1.75   11.36
THRD    TF Financial
         Corporation                 PA    07/13/94      639,455      450,629      50,979    6.77    17.53     0.30    0.76    7.73
THR     Three Rivers
         Financial Corp.             MI    08/24/95       98,063       61,225      13,262   11.63    21.34     1.00    0.88    6.45
ROSE    TR Financial Corp.           NY    06/29/93    4,005,695    2,133,760     246,295   NA       17.56     0.57    0.99   16.10
TRIC    Tri-County Bancorp,
         Inc.                        WY    09/30/93       89,263       44,925      14,044   13.77    35.34     0.00    1.02    6.65
TWIN    Twin City Bancorp,
         Inc.                        TN    01/04/95      110,366       91,972      14,071   11.45    20.70     0.10    1.03    7.99
UFRM    United Federal
         Savings Bank                NC    07/01/80      305,650      268,362      22,905    7.47     9.05     0.64    0.60    8.21
UBMT    United Financial
         Corporation                 MT    09/23/86       96,258       70,924      24,650   17.20    41.07     0.23    1.30    5.39
USAB    USABancshares, Inc.          PA    NA            102,535       82,480      12,811   NA       16.50     0.22    0.20    2.17
VABF    Virginia Beach Federal
         Financial Corporation       VA    11/01/80      625,254      427,798      44,648    7.00    11.33    NA       0.69    9.92
WRNB    Warren Bancorp, Inc.         MA    07/09/86      372,529      325,624      41,120    9.54    11.48     1.01    1.74   16.35
WFSL    Washington Federal,
         Inc.                        WA    11/17/82    5,633,772    2,944,881     755,679   11.69    21.35     0.75    1.93   15.32
WAMU    Washington Mutual
         Inc.                        WA    03/11/83  103,123,908   51,313,052   5,436,999   NA       NA        0.78    0.59   10.56
WSB     Washington Savings
         Bank, FSB                   MD    NA            265,742      235,930      23,038    8.16    21.30    NA       0.77    9.10
WYNE    Wayne Bancorp, Inc.          NJ    06/27/96      272,004      203,532      34,529   10.60    21.25     0.90    0.71    5.35
WCFB    Webster City Federal
         Savings Bank (MHC)          IA    08/15/94       93,922       68,608      22,557   24.02    53.26     0.12    1.42    6.06
WBST    Webster Financial
         Corporation                 CT    12/12/86    7,558,815    4,444,483     399,828    5.24    11.71     0.59    0.79   14.90
WEFC    Wells Financial Corp.        MN    04/11/95      209,442      146,618      30,248   11.22    19.69     0.14    1.13    7.89
WCBI    Westco Bancorp, Inc.         IL    06/26/92      319,130      261,692      49,276   13.65    29.53     0.45    1.53    9.97
WES     Westcorp                     CA    05/01/86    3,812,806    2,159,776     332,764    8.81     6.40     0.55    0.45    4.95
WSTR    WesterFed Financial
         Corporation                 MT    01/10/94    1,023,174      644,560     108,694    7.93    12.38     0.64    0.74    6.96
WOFC    Western Ohio
         Financial Corporation       OH    07/29/94      365,426      256,188      53,590   11.80    21.08     0.91    0.06    0.45
WEHO    Westwood Homestead
         Financial Corporation       OH    09/30/96      129,872       83,480      29,864   22.42    40.13     0.12    0.61    2.25
WHGB    WHG Bancshares
         Corporation                 MD    04/01/96      118,467       83,890      19,957   13.41    28.63     1.06    0.65    3.29
WFI     Winton Financial Corp.       OH    08/04/88      344,861      251,606      25,181   NA       NA        0.22    1.12   15.51
FFWD    Wood Bancorp, Inc.           OH    08/31/93      165,007      129,157      21,787    9.93    15.08     0.35    1.43   11.30
WSFS    WSFS Financial
         Corporation                 DE    11/26/86    1,534,551      773,813      91,092    7.12    11.18     1.38    1.12   19.88
WVFC    WVS Financial
         Corporation                 PA    11/29/93      297,814      165,059      32,734   NA       22.09     0.20    1.27   11.12
YFCB    Yonkers Financial
         Corporation                 NY    04/18/96      343,861      228,642      45,337   11.40    27.36     0.41    0.98    6.94
YFED    York Financial Corp.         PA    02/01/84    1,217,774    1,057,443     106,827    7.60    11.59     2.37    0.88   10.15

        MAXIMUM:                                     103,123,908   51,313,052  5,436,999    46.71    88.30     6.04    4.57   33.62
        MINIMUM:                                          34,229       17,468      5,221     5.14     6.40     0.00   (1.31) (22.77)
        AVERAGE:                                       1,665,893    1,032,383    125,172    10.97    20.89     0.66    0.96    8.87
        MEDIAN:                                          355,258      259,265     36,104     9.23    16.93     0.49    0.91    8.19

                                                        Source:  SNL Securities

                                 EXHIBIT 20-b
                                 ALL PUBLICLY TRADED THRIFTS
                                 MARKET DATA

                                                               CURRENT   CURRENT    CURRENT   CURRENT     CURRENT
                                                                MARKET    STOCK      PRICE/    PRICE/    PRICE/TANG  PRICE/
                                                                VALUE     PRICE     LTM EPS  BOOK VALUE  BOOK VALUE  ASSETS
TICKER   INSTITUTION                                EXCHANGE     ($M)      ($)        (x)       (%)         (%)       (%)
------   -----------                                -------    -------   -------    -------  ----------  ----------  ------
Median:                                                         69.61     21.126      20.18     156.70      162.66      17.36
QCBC     Quaker City Bancorp, Inc.                  NASDAQ      95.41     20.500      33.61     137.31      137.22      12.03
QCFB     QCF Bancorp, Inc.                          NASDAQ      37.08     26.000      17.81     136.99      136.99      24.78
QCSB     Queens County Bancorp, Inc.                NASDAQ     547.10     53.875      26.03     271.68      271.68      37.39
RARB     Raritan Bancorp, Inc.                      NASDAQ      53.66     22.250      15.78     178.29      161.19      14.14
RCSB     RCSB Financial, Inc.                       NASDAQ     716.13     46.875      19.63     228.17      233.85      17.36
REDF     RedFed Bancorp, Inc.                       NASDAQ     124.65     17.375     157.95     161.83      162.23      13.66
RELI     Reliance Bancshares, Inc.                  NASDAQ      21.10      6.375      33.50      92.24       92.24      45.05
RELY     Reliance Bancorp, Inc.                     NASDAQ     270.43     30.813      25.47     166.20      230.64      13.68
RIVR     River Valley Bancorp                       NASDAQ      19.64     16.500      NA        112.66      114.58      13.95
ROSE     TR Financial Corp.                         NASDAQ     486.30     27.625      15.10     205.39      206.39      13.83
RSLN     Roslyn Bancorp, Inc.                       NASDAQ     992.87     22.750      NA        156.04      156.79      31.43
RVSB     Riverview Savings Bank (MHC)               NASDAQ      65.30     27.000      30.68     253.05      277.21      26.43
SBFL     Savings Bank of the Finger Lakes (MHC)     NASDAQ      41.06     23.000     153.33     197.76      197.76      18.95
SCBS     Southern Community Bancshares, Inc.        NASDAQ      18.06     15.875      NA        120.36      120.36      25.86
SCCB     South Carolina Community Bancshares, Inc.  NASDAQ      15.14     21.500      39.61     125.86      125.66      32.62
SECP     Security Capital Corporation               NASDAQ     953.06    103.500      21.65     170.20      170.20      25.94
SFED     SFS Bancorp, Inc.                          NASDAQ      23.70     19.250      30.08     110.38      110.38      13.77
SFFC     StateFed Financial Corporation             NASDAQ      17.24     22.000      18.33     113.17      113.17      20.12
SFIN     Statewide Financial Corp.                  NASDAQ      68.32     16.750      22.59     134.89      135.16      13.12
SFNB     Security First Network Bank                NASDAQ     112.06     13.000      NM        430.46      437.71     142.47
SFSB     SuburbFed Financial Corp.                  NASDAQ      34.71     27.500      23.71     125.46      125.92       8.13
SFSL     Security First Corp.                       NASDAQ     136.37     16.250      22.53     224.75      228.41      21.16
SGVB     SGV Bancorp, Inc.                          NASDAQ      35.43     15.125      47.27     118.44      120.42       6.65
SHEN     First Shenango Bancorp, Inc.               NASDAQ      56.98     27.500      NA        126.44      126.44      13.05
SISB     SIS Bancorp, Inc.                          NASDAQ     163.12     29.250       8.81     159.75      159.75      11.37
SKAN     Skansatelen Bancorp, Inc.                  NASDAQ      21.71     22.750      12.93     127.88      131.XX       8.75
SKBO     First Carnegie Deposit (MHC)               NASDAQ      35.65     15.500      NA        147.34      147.34      24.23
SMBC     Southern Missouri Bancorp, Inc.            NASDAQ      26.25     17.250      23.95     108.83      108.83      17.05
SMFC     Sho-Me Financial Corp., Inc.               NASDAQ      56.95     38.000      18.63     175.78      175.76      17.32
SOBI     Sobieski Bancorp, Inc.                     NASDAQ      12.74     16.438      51.37      95.35       95.36      15.58
SOPN     First Savings Bancorp, Inc.                NASDAQ      75.68     20.625      21.05     112.95      112.95      25.79
SOSA     Somerset Savings Bank                      NASDAQ      81.41      3.688      14.75     158.16      1XX.16      11.94
SPBC     St. Paul Bancorp, Inc.                     NASDAQ     785.97     23.125      25.98     198.16      198.67      17.04
SRN      Southern Banc Company, Inc. (The)          AMSE        19.07     15.500      67.39     107.49      108.62      16.17
SSB      Scotland Bancorp, Inc.                     AMSE        34.57     18.063      31.09     134.30      134.30      49.75





                                                     CURRENT  1 MONTH AVG
                                                    DIVIDEND   WEEKLY VOL/
                                                      YIELD    SHARES OUT      SHARES
TICKER   INSTITUTION                                   (%)         (%)       OUTSTANDING
------   -----------                                --------  ------------   -----------
Median:                                                1.82       0.76        2,776,068
QCBC     Quaker City Bancorp, Inc.                     0.00       0.69        4,703,102
QCFB     QCF Bancorp, Inc.                             0.00       0.05        1,426,200
QCSB     Queens County Bancorp, Inc.                   1.86       0.94       10,180,765
RARB     Raritan Bancorp, Inc.                         2.16       0.22        2,411,673
RCSB     RCSB Financial, Inc.                          1.23       2.81       14,590,975
REDF     RedFed Bancorp, Inc.                          0.00       1.08        7,174,149
RELI     Reliance Bancshares, Inc.                     0.00       3.20        2,528,499
RELY     Reliance Bancorp, Inc.                        2.08       1.46        8,778,337
RIVR     River Valley Bancorp                          0.97       1.07        1,190,250
ROSE     TR Financial Corp.                            2.17       2.74       17,519,296
RSLN     Roslyn Bancorp, Inc.                          1.05       3.12       43,642,459
RVSB     Riverview Savings Bank (MHC)                  0.89       0.36        2,418,501
SBFL     Savings Bank of the Finger Lakes (MHC)        1.74       0.20        1,785,000
SCBS     Southern Community Bancshares, Inc.           1.89       0.70        1,137,350
SCCB     South Carolina Community Bancshares, Inc.     2.79       2.76          704,233
SECP     Security Capital Corporation                  1.16       1.01        9,208,932
SFED     SFS Bancorp, Inc.                             1.45       1.23        1,235,997
SFFC     StateFed Financial Corporation                1.82       0.36          783,724
SFIN     Statewide Financial Corp.                     2.35       1.01        4,710,298
SFNB     Security First Network Bank                   0.00       8.23        8,619,873
SFSB     SuburbFed Financial Corp.                     1.16       0.26        1,261,758
SFSL     Security First Corp.                          1.75       0.53        7,575,474
SGVB     SGV Bancorp, Inc.                             0.00       1.09        2,542,176
SHEN     First Shenango Bancorp, Inc.                  2.18       0.33        2,072,157
SISB     SIS Bancorp, Inc.                             1.91       2.47        5,576,842
SKAN     Skanastelen Bancorp, Inc.                     1.76       1.81          953,225
SKBO     First Carnegie Deposit (MHC)                  1.94       1.14        2,300,000
SMBC     Southern Missouri Bancorp, Inc.               0.00       1.35        1,637,913
SMFC     Sho-Me Financial Corp.                        0.00       4.56        1,498,636
SOBI     Sobieski Bancorp, Inc.                        1.95       0.31          774,770
SOPN     First Savings Bancorp, Inc.                   3.88       0.42        3,679,185
SOSA     Somerset Savings Bank                         0.00       5.68       16,651,602
SPBC     St. Paul Bancorp, Inc.                        1.73       1.55       33,988,070
SRN      Southern Banc Company, Inc. (The)             2.26       0.21        1,230,313
SSB      Scotland Bancorp, Inc.                        1.68       1.64        1,913,600


                                                        Source:  SNL Securities

                                      EXHIBIT 20-b
                               ALL PUBLICLY TRADED THRIFTS
                                       MARKET DATA

                                       CURRENT    CURRENT  CURRENT   CURRENT    CURRENT            CURRENT  1 MONTH AVG
                                        MARKET      STOCK   PRICE/    PRICE/   PRICE/TANG  PRICE/  DIVIDEND WEEKLY VOL/
                                        VALUE      PRICE   LTM EPS  BOOK VALUE BOOK VALUE  ASSETS   YIELD   SHARES OUT    SHARES
TICKER  INSTITUTION            EXCHANGE  ($M)        ($)      (X)        (%)       (%)       (%)      (%)       (%)     OUTSTANDING
------  -----------            -------- -------    ------- -------  ---------- ----------- ------  -------- ----------- -----------
SSFC    South Street
          Financial Corp.      NASDAQ      84.31    18.750      NA    127.64    127.64     34.88     2.13       0.68     4,498,500
SSM     Stone Street Bancorp,
          Inc.                 AMSE        40.33    21.250   25.30    131.74    131.74     38.01     2.12       0.34     1,898,052
STFR    St. Francis Capital
          Corporation          NASDAQ     182.95    34.500   19.60    142.68    161.44     11.13     1.39       1.62     5,307,977
STND    Standard Financial,
          Inc.                 NASDAQ     413.37    25.500   33.55    149.04    149.30     16.06     1.57       0.71    18,210,435
STSA    Sterling Financial
          Corporation          NASDAQ     102.96    18.500   86.10    152.01    174.36      6.11     0.00       3.62     5,566,652
SVRN    Sovereign Bancorp,
          Inc.                 NASDAQ   1,022.34    15.500      NA    226.28    300.39      9.96     0.52       2.58    70,010,461
SWBI    Southwest Bancshares,
          Inc.                 NASDAQ      53.67    20.250   20.05    129.15    129.15     14.20     3.75       0.16     2,652,332
SWCB    Sandwich Co-operative
          Bank                 NASDAQ      61.29    32.000   14.04    153.62    160.48     12.21     3.75       1.21     1,915,213
SZB     SouthFirst Bancshares,
          Inc.                 AMSE        13.77    16.250      NM    101.18    101.18     14.16     3.08       0.18       847,600
TBK     Tolland Bank           AMSE        26.72    17.125   15.00    161.56    168.28     11.21     1.17       1.15     1,580,000
THR     Three Rivers Financial
          Corp.                AMSE        12.97    15.750   24.23    103.41    103.62     14.23     2.54       0.31       823,540
THRD    TF Financial
          Corporation          NASDAQ      78.60    19.250   22.92    102.07    116.38     12.27     2.08       0.94     4,083,100
TPNZ    Tappan Zee Financial,
          Inc.                 NASDAQ      25.82    17.250   26.75    122.25    122.25     20.80     1.62       0.27     1,497,062
TRIC    Tri-County Bancorp,
          Inc.                 NASDAQ      13.85    22.750   20.50    101.07    101.07     15.48     2.64       0.18       608,749
TSBS    Peoples Bancorp,
          Inc. (MHC)           NASDAQ     258.69    28.625   33.28    242.79    264.58     41.00     1.22       2.43     9,037,160
TSH     Teche Holding Co.      AMSE        62.73    16.250   21.99    117.51    117.51     15.44     2.74       0.32     3,437,530
TWIN    Twin City Bancorp,
          Inc.                 NASDAQ      17.07    20.000   29.41    123.69    123.69     15.90     3.20       1.36       853,484
UBMT    United Financial
          Corporation          NASDAQ      28.75    23.500   25.27    118.92    118.92     27.22     4.17       1.16     1,223,312
UFRM    United Federal
          Savings Bank         NASDAQ      36.69    12.000   83.18    179.10    179.10     13.39     2.00       0.16     3,074,314
USAB    USABancshares, Inc.    NASDAQ       5.97     8.125   30.09    126.16    128.56     12.35     0.00       1.35       734,261
VABF    Virginia Beach
          Federal Financial
          Corporation          NASDAQ      67.80    13.625   52.40    160.29    160.29     10.97     1.47       1.55     4,975,991
VFFC    Virginia First
          Financial
          Corporation          NASDAQ     138.66    23.875   27.44    210.35    217.84     16.96     0.42       0.27     5,604,661
WAMU     Washington Mutual
          Inc.                 NASDAQ    15,089.29  59.875   51.82    290.68    305.27     15.52     1.80       4.41   126,357,488
WAYN    Wayne Savings & Loan
          Co. (MHC)            NASDAQ      47.21    21.000   61.76    200.98    200.96     18.57     2.95       0.13     2,247,993
WBST    Webster Financial
          Corporation          NASDAQ     717.05    52.675   29.98    212.26    246.47     10.68     1.51       2.55    11,965,306
WCBI    Westco Bancorp, Inc.   NASDAQ      63.77    25.750   20.28    134.25    134.25     20.46     2.33       0.99     2,476,353
WCFB    Webster City Federal
          Savings Bank (MHC)   NASDAQ      37.28    17.750      NA    168.41    168.41     39.36     4.51       0.20     2,100,000
WEFC    Wells Financial Corp.  NASDAQ      32.33    16.500   22.30    112.78    112.78     16.00     2.91       2.86     1,959,382
WEHO    Westwood Homestead
          Financial
          Corporation          NASDAQ      43.33    15.500      NA    109.39    109.39     32.18     1.81       0.45     2,795,475
WES     West, Inc.             NYSE       564.64    21.583   19.43    169.65    170.06     15.35     1.86       0.33    26,195,099
WFI     Winton Financial Corp. AMSE        31.76    16.000   13.91    140.65    143.88     10.01     2.88       0.23     1,986,152
WFSG    Wilshire Financial
          Services Group Inc.  NASDAQ     126.89    17.000      NA    186.61    186.61     10.78     0.00       1.13     7,570,000
WFSL    Washington Federal,
          Inc.                 NASDAQ   1,290.52    27.250   13.90    185.88    203.51     22.45     3.38       1.37    47,462,067
WHGB    WHG Bancshares
          Corporation          NASDAQ      23.03    15.750   45.00    111.23    111.23     22.97     1.27       0.17     1,462,107
WOFC    Western Ohio Financial
          Corporation          NASDAQ      55.55    23.750   44.81    101.58    108.94     14.01     4.21       1.50     2,338,692
WRNB    Warren Bancorp, Inc.   NASDAQ      66.28    17.500    9.07    178.21    178.21     16.48     2.97       1.19     3,781,287

                                                                                                            source: SNL Securities

                                 EXHIBIT 20-b
                                 ALL PUBLICLY TRADED THRIFTS
                                 MARKET DATA


                                                         CURRENT      CURRENT     CURRENT      CURRENT      CURRENT
                                                          MARKET       STOCK       PRICE/       PRICE/     PRICE/TANG
                                                          VALUE        PRICE      LTM EPS     BOOK VALUE   BOOK VALUE
 TICKER    INSTITUTION                      EXCHANGE       ($M)         ($)         (x)          (%)          (%)
-------    -----------                      --------      ------       -----       -----        -----        ------
 WSB       Washington Savings Bank, FSB      AMSE         28.67        6.750      24.11         153.68       133.65
 WSFS      WSFS Financial Corporation        NASDAQ      167.87       15.125      10.96         239.32       241.23
 WSTR      WesterFed Financial Corporation   NASDAQ      118.95       21.375      22.27         114.06       142.60
 WNFC      WNS Financial Corporation         NASDAQ       47.16       27.000      15.98         143.48       143.48
 WWFC      Westwood Financial Corporation    NASDAQ       15.05       24.250      31.09         153.87       172.72
 WYNE      Wayne Bancorp, Inc.               NASDAQ       50.61       23.875      45.05         145.23       145.23
 YFCB      Yonkers Financial Corporation     NASDAQ       52.49       17.375      22.28         122.66       122.66
 YFED      York Finanical Corp.              NASDAQ      165.45       23.750      23.99         168.32       106.32

 Minimum:                                             11,009.29      183.600     131.28         469.10       604.84
 Maximum:                                                  1.98        1.876       2.41          76.XX        76.XX
 Average:                                                207.34       22.709      23.30         161.83       1XX.13
 Median:                                                  43.31       20.000      13.32         137.36       142.14


                                                                       CURRENT      1 MONTH AVG
                                                           PRICE/      DIVIDEND      WEEKLY VOLL
                                                           ASSETS       YIELD        SHARES OUT       SHARES
 TICKER    INSTITUTION                      EXCHANGE        (%)          (%)             (%)        OUTSTANDING
-------    -----------                      --------       -----        -----          ------       -----------
 WSB       Washington Savings Bank, FSB      AMSE          11.10        1.48            0.63         4,247,406
 WSFS      WSFS Financial Corporation        NASDAQ        12.45        0.00            1.95        12,421,439
 WSTR      WesterFed Financial Corporation   NASDAQ        12.45        2.06            1.10         5,564,904
 WNFC      WNS Financial Corporation         NASDAQ        16.01        2.96            1.18         1,747,280
 WWFC      Westwood Financial Corporation    NASDAQ        14.05        0.82            1.41           645,241
 WYNE      Wayne Bancorp, Inc.               NASDAQ        19.39        0.64            6.16         2,119,614
 YFCB      Yonkers Financial Corporation     NASDAQ        18.31        1.38            1.73         3,035,750
 YFED      York Finanical Corp.              NASDAQ        14.32        2.53            0.79         7,008,347

 Minimum:                                                 142.47        6.00            8.83       126,267,466
 Maximum:                                                   1.94        0.00            0.00           232,883
 Average:                                                  17.63        1.63            1.27         6,467,464
 Median:                                                   18.24        1.63            0.96         2,684,137


                                                        Source:  SNL Securities

                                      EXHIBIT 20-b
                               ALL PUBLICLY TRADED THRIFTS
                                       MARKET DATA

                                                                           CURRENT   CURRENT  CURRENT       CURRENT      CURRENT
                                                                           MARKET     STOCK   PRICE/         PRICE/    PRICE/ TANG
                                                                            VALUE     PRICE   LTM EPS      BOOK VALUE   BOOK VALUE
TICKER    INSTITUTION                                        EXCHANGE       ($M)       ($)      (X)           (%)          (%)
------    -----------                                        --------       ----       ---      ---           ---          ---
FBCV      1ST Bancorp                                        NASDAQ         32.70     30.000    16.57        139.60       141.98
FBER      1st Bergen Bancorp                                 NASDAQ         53.91     19.750    24.38        145.86       145.86
AABC      Access Anytime Bancorp, Inc.                       NASDAQ         13.70     11.250     8.79        148.42       148.42
AFBC      Advance Financial Bancorp                          NASDAQ         19.06     17.750    18.68        122.25       122.25
AFCB      Affiliated Community Bancorp, Inc.                 NASDAQ        247.59     37.625    20.90        211.02       211.97
AFED      AFSALA Bancorp, Inc.                               NASDAQ         26.28     19.063    20.72        116.59       116.59
AHM       Ahmanson & Company (H.F.)                          NYSE        8,545.77     77.875    20.99        287.68       390.94
ALBK      ALBANK Financial Corporation                       NASDAQ        671.58     52.250    16.38        183.08       234.09
ALBC      Albion Banc Corp.                                  NASDAQ          8.27     11.000    23.91        132.85       132.85
ABCL      Alliance Bancorp                                   NASDAQ        227.69     28.375    19.57        172.39       174.40
ALLB      Alliance Bank (MHC)                                NASDAQ        109.63     33.500    54.03        375.14       375.14
AMFC      AMB Financial Corp.                                NASDAQ         17.17     18.750    16.89        120.66       120.66
AHCI      Ambanc Holding Co., Inc.                           NASDAQ         81.18     19.063    29.79        133.59       133.59
ASBI      Ameriana Bancorp                                   NASDAQ         65.45     20.125    17.50        144.78       147.54
BKC       American Bank of Connecticut                       AMSE          135.50     29.125    16.93        230.78       238.34
ABCW      Anchor BanCorp Wisconsin, Inc.                     NASDAQ        386.51     43.125    20.34        302.00       306.94
ANDB      Andover Bancorp, Inc.                              NASDAQ        223.34     34.500    16.83        203.18       203.18
ASBP      ASB Financial Corp.                                NASDAQ         24.73     15.125    22.24        141.62       141.62
ASFC      Astoria Financial Corporation                      NASDAQ      1,471.58     55.813    17.61        169.75       239.85
AVND      Avondale Financial Corp.                           NASDAQ         58.99     17.750    NM           127.88       127.88
BKCT      Bancorp Connecticut, Inc.                          NASDAQ        108.37     21.250    18.97        225.11       225.11
BPLS      Bank Plus Corporation                              NASDAQ        259.04     13.375    21.93        139.76       152.68
BNKU      Bank United Corporation                            NASDAQ      1,607.43     50.875    15.80        246.13       272.35
BWFC      Bank West Financial Corporation                    NASDAQ         36.73     14.000    33.33        156.77       156.77
BANC      BankAtlantic Bancorp, Inc.                         NASDAQ        446.71     13.750    18.09        208.97       249.55
BKUNA     BankUnited Financial Corporation                   NASDAQ        266.83     17.250    31.94        182.93       210.88
BVCC      Bay View Capital Corporation                       NASDAQ        657.89     32.500    36.11        169.27       264.44
BFSB      Bedford Bancshares, Inc.                           NASDAQ         32.17     28.000    19.44        150.54       150.54
BFFC      Big Foot Financial Corporation                     NASDAQ         50.26     20.000    37.74        131.23       131.23
BYFC      Broadway Financial Corporation                     NASDAQ         10.47     12.125    16.84         77.18        77.18
CBCI      Calumet Bancorp, Inc.                              NASDAQ        116.24     37.000    12.42        135.53       135.53
CAFI      Camco Financial Corporation                        NASDAQ        105.72     29.000    15.18        185.66       197.82
CMRN      Cameron Financial Corporation                      NASDAQ         54.42     21.250    21.68        118.65       118.65
CAPS      Capital Savings Bancorp, Inc.                      NASDAQ         40.90     21.625    15.90        174.11       174.11
CFNC      Carolina Fincorp, Inc.                             NASDAQ         34.54     18.125    30.72        130.40       130.40
CNY       Carver Bancorp, Inc.                               AMSE           32.40     14.000    29.17         89.97        93.21






           CURRENT          1 MONTH AVG
 PRICE/    DIVIDEND         WEEKLY VOL/
 ASSETS     YIELD            SHARES OUT         SHARES
  (%)       (%)                 (%)          OUTSTANDING
  ---       ---                 ---          -----------
 12.60       0.89               1.10           1,089,840
 17.06       1.01               0.93           2,729,435
 12.01       0.00               1.39           1,217,336
 17.22       1.80               0.34           1,073,606
 21.70       1.59               1.28           6,580,570
 16.44       1.47               3.41           1,383,440
 15.67       1.13               3.49         109,737,033
 16.42       1.61               1.41          12,853,277
 11.35       1.09               0.58             751,848
 14.81       1.55               0.54           8,024,293
 40.19       1.07               0.21           3,272,500
 17.02       1.49               3.98             963,798
 15.62       1.26               1.31           4,258,418
 16.85       3.18               0.48           3,252,015
 20.81       2.61               1.16           4,652,300
 19.33       0.83               0.53           8,962,594
 16.12       2.09               1.66           6,473,518
 21.53       2.64               0.23           1,635,346
 13.51       1.43               7.78          26,366,224
  9.72       0.00               1.81           3,323,566
 22.59       2.54               0.44           5,099,948
  6.14       0.00               1.98          19,383,215
 12.26       1.26               1.39          31,595,596
 20.39       1.71               0.61           2,623,629
 12.87       0.70               2.17          32,995,849
  8.02       0.00               2.46          15,468,190
 12.32       1.23               4.13          20,242,897
 21.01       2.00               0.38           1,148,950
 23.99       0.00               0.68           2,512,750
  8.15       1.65               0.73             863,447
 23.71       0.00               0.17           3,141,497
 18.37       1.93               0.72           3,645,509
 24.65       1.32               1.00           2,562,759
 17.64       1.11               0.62           1,891,400
 29.15       1.32               1.55           1,905,545
  7.42       0.00               0.52           2,314,275

                                                          Source: SNL Securities

                                      EXHIBIT 20-B
                               ALL PUBLICLY TRADED THRIFTS
                                       MARKET DATA

                                                                           CURRENT   CURRENT  CURRENT       CURRENT      CURRENT
                                                                           MARKET     STOCK   PRICE/         PRICE/    PRICE/ TANG
                                                                            VALUE     PRICE   LTM EPS      BOOK VALUE   BOOK VALUE
TICKER    INSTITUTION                                        EXCHANGE       ($M)       ($)      (X)           (%)          (%)
------    -----------                                        --------       ----       ---      ---           ---          ---
CASB      Cascade Financial Corporation                      NASDAQ         58.64     17.250    19.83        193.17       193.17
CATB      Catskill Financial Corporation                     NASDAQ         79.74     17.875    20.31        115.03       115.03
CBES      CBES Bancorp, Inc.                                 NASDAQ         20.55     21.875    18.86        124.08       124.08
CCFH      CCF Holding Company                                NASDAQ         20.86     23.250   122.37        180.23       180.23
CNIT      CENIT Bancorp, Inc.                                NASDAQ        123.37     24.750    19.04        231.96       251.52
CEBK      Central Co-operative Bank                          NASDAQ         57.97     29.500    18.91        160.76       177.82
CENB      Century Bancorp, Inc.                              NASDAQ         26.05     20.500    17.23        140.60       140.60
CFSB      CFSB Bancorp, Inc.                                 NASDAQ        210.17     28.125    19.95        321.43       321.43
COFI      Charter One Financial, Inc.                        NASDAQ      4,480.78     69.938    28.31        312.64       333.20
CVAL      Chester Valley Bancorp Inc.                        NASDAQ         72.23     33.000    21.71        241.94       241.94
CTZN      CitFed Bancorp, Inc.                               NASDAQ        654.35     50.000    23.26        296.03       321.34
CBK       Citizens First Financial Corp.                     AMSE           50.08     19.750    25.99        129.34       129.34
CKFB      CKF Bancorp, Inc.                                  NASDAQ         16.25     19.000    14.18        111.31       111.31
CLAS      Classic Bancshares, Inc.                           NASDAQ         22.10     17.000    19.10        110.53       129.57
CNSB      CNS Bancorp, Inc.                                  NASDAQ         28.99     17.625    32.64        120.39       120.39
CBSA      Coastal Bancorp, Inc.                              NASDAQ        197.24     39.125    14.23        180.72       209.67
CFCP      Coastal Financial Corporation                      NASDAQ        114.80     24.500    18.70        326.23       326.23
CFB       Commercial Federal Corporation                     NYSE        1,408.51     34.938    20.31        238.81       273.17
CMSB      Commonwealth Bancorp, Inc.                         NASDAQ        381.46     23.750    23.99        177.11       221.55
CFTP      Community Federal Bancorp, Inc.                    NASDAQ         81.49     18.000    29.51        121.95       121.95
CFFC      Community Financial Corporation                    NASDAQ         40.63     15.875    21.45        162.65       163.32
CIBI      Community Investors Bancorp, Inc.                  NASDAQ         18.13     20.375    19.40        162.22       162.22
COOP      Cooperative Bankshares, Inc.                       NASDAQ         50.75     17.000    24.29        174.18       174.18
CRZY      Crazy Woman Creek Bancorp, Incorporated            NASDAQ         18.14     19.000    22.89        124.75       124.75
CSBF      CSB Financial Group, Inc.                          NASDAQ         11.65     13.875    44.76        104.88       111.18
DNFC      D & N Financial Corporation                        NASDAQ        249.50     27.313    17.18        247.62       249.66
DCBI      Delphos Citizens Bancorp, Inc.                     NASDAQ         40.26     21.250    23.35        143.97       143.97
DME       Dime Bancorp, Incorporated                         NYSE        3,206.41     28.063    21.42        246.82       301.75
DIME      Dime Community Bancorp, Inc.                       NASDAQ        351.42     28.250    29.43        185.61       213.37
DIBK      Dime Financial Corporation                         NASDAQ        190.70     36.188    12.48        230.35       236.06
DSL       Downey Financial Corp.                             NYSE          944.65     33.625    18.78        211.74       214.17
EGLB      Eagle BancGroup, Inc.                              NASDAQ         22.96     19.500    37.50        111.05       111.05
EBSI      Eagle Bancshares, Inc.                             NASDAQ        138.68     24.250    26.94        188.86       188.86
ETFS      East Texas Financial Services, Inc.                NASDAQ         24.63     16.000    33.33        116.87       116.87
ESBK      Elmira Savings Bank, FSB                           NASDAQ         22.66     30.000    21.28        150.00       150.00
EMLD      Emerald Financial Corporation                      NASDAQ        135.98     13.250    21.03        267.14       270.41




           CURRENT          1 MONTH AVG
PRICE/    DIVIDEND         WEEKLY VOL/
ASSETS     YIELD            SHARES OUT         SHARES
 (%)       (%)                 (%)          OUTSTANDING
 ---       ---                 ---          -----------
13.49       0.00               0.57           3,399,255
26.94       1.79               1.44           4,460,743
17.65       1.83               0.64             939,607
14.58       2.75               0.49             897,056
16.77       1.62               1.19           4,977,321
15.79       1.08               0.42           1,965,000
24.96       3.32               0.55           1,270,869
24.84       1.85               0.32           7,472,772
23.03       1.60               1.77          64,067,849
20.97       1.33               0.17           2,184,753
18.52       0.72               1.04          13,087,024
17.90       0.00               0.88           2,535,750
25.96       2.63               0.14             855,016
16.64       1.65               0.30           1,299,950
29.73       1.36               3.33           1,644,598
 6.64       1.23               1.92           5,035,493
19.68       1.47               0.50           4,685,834
16.51       0.63               0.67          40,306,274
16.16       1.35               1.87          16,264,463
32.07       1.78               2.25           4,527,250
22.17       1.76               0.36           2,554,446
17.82       1.57               3.52             889,871
13.30       0.00               0.45           2,984,396
29.41       2.11               1.87             954,845
24.28       0.00               0.52             839,596
13.36       0.73               0.56           9,134,755
35.92       1.13               1.17           1,903,911
14.56       0.71               1.62         114,257,711
22.28       1.27               2.05          12,439,713
18.69       1.33               3.07           5,248,067
16.09       0.95               1.36          28,093,735
12.74       0.00               1.00           1,177,205
14.84       2.47               2.80           5,718,668
20.37       1.25               1.00           1,539,461
 9.87       2.13               1.47             755,394
22.08       1.06               0.74          10,262,288

                                                          Source: SNL Securities

                                      EXHIBIT 20-b
                               ALL PUBLICLY TRADED THRIFTS
                                       MARKET DATA

                                                                           CURRENT   CURRENT  CURRENT       CURRENT      CURRENT
                                                                           MARKET     STOCK   PRICE/         PRICE/    PRICE/ TANG
                                                                            VALUE     PRICE   LTM EPS      BOOK VALUE   BOOK VALUE
TICKER    INSTITUTION                                        EXCHANGE       ($M)       ($)      (X)           (%)          (%)
------    -----------                                        --------       ----       ---      ---           ---          ---
EFBC      Empire Federal Bancorp, Inc.                       NASDAQ         44.07     17.000    25.37        108.42       108.42
EFBI      Enterprise Federal Bancorp, Inc.                   NASDAQ         56.60     28.500    24.57        174.74       174.85
EQSB      Equitable Federal Savings Bank                     NASDAQ         40.65     33.375    19.07        234.05       234.05
ESBF      ESB Financial Corp.                                NASDAQ        114.44     20.000    19.61        169.06       189.39
ESX       Essex Bancorp, Inc.                                AMSE            4.23      4.000    NM            NM           NM
FCBF      FCB Financial Corp.                                NASDAQ        122.78     31.750    20.48        167.37       167.37
FOBC      Fed One Bancorp, Inc.                              NASDAQ         87.09     36.375    27.98        204.01       212.47
FFDF      FFD Financial Corporation                          NASDAQ         32.88     22.750    19.44        147.44       147.44
FFLC      FFLC Bancorp, Inc.                                 NASDAQ         74.94     20.000    20.41        144.30       144.30
FFWC      FFW Corporation                                    NASDAQ         27.54     19.000    14.73        144.60       157.55
FFYF      FFY Financial Corp.                                NASDAQ        138.36     34.125    17.15        163.83       163.83
FSBI      Fidelity Bancorp, Inc.                             NASDAQ         48.95     24.875    18.03        177.43       177.43
FBCI      Fidelity Bancorp, Inc.                             NASDAQ         67.11     23.625    69.49        127.56       127.77
FFFL      Fidelity Bankshares Inc. (MHC)                     NASDAQ        200.66     29.500    27.31        226.75       227.80
FFED      Fidelity Federal Bancorp                           NASDAQ         23.84      7.625    NM           151.89       151.89
FFOH      Fidelity Financial of Ohio, Inc.                   NASDAQ         97.21     17.375    19.31        149.27       168.53
FIBC      Financial Bancorp, Inc.                            NASDAQ         43.52     25.500    15.36        155.20       155.87
FBSI      First Bancshares, Inc.                             NASDAQ         30.98     14.000    16.47        129.51       135.27
FBBC      First Bell Bancorp, Inc.                           NASDAQ        136.20     20.875    16.44        182.63       182.63
SKBO      First Carnegie Deposit (MHC)                       NASDAQ         46.29     20.125    NA           187.38       187.38
FSTC      First Citizens Corporation                         NASDAQ         88.72     32.000    15.38        248.83       311.28
FCME      First Coastal Corporation                          NASDAQ         18.43     13.563    14.58        122.19       122.19
FFBA      First Colorado Bancorp, Inc.                       NASDAQ        489.46     29.063    23.44        229.75       234.38
FDEF      First Defiance Financial Corp.                     NASDAQ        124.89     15.375    25.20        122.61       122.61
FESX      First Essex Bancorp, Inc.                          NASDAQ        174.72     23.188    17.70        191.79       217.73
FFBZ      First Federal Bancorp, Inc.                        NASDAQ         37.80     24.000    22.86        234.38       234.60
BDJI      First Federal Bancorporation                       NASDAQ         18.72     18.750    20.60        151.82       151.82
FFBH      First Federal Bancshares of Arkansas, Inc.         NASDAQ        135.25     27.625    23.41        160.61       160.61
FTFC      First Federal Capital Corp.                        NASDAQ        328.65     35.500    19.09        290.03       305.77
FFKY      First Federal Financial Corporation of Kentucky    NASDAQ        114.08     27.625    18.29        212.17       224.05
FFES      First Federal Savings & Loan of East Hartford      NASDAQ        107.33     39.563    19.49        156.62       156.62
FFSX      First Federal Savings Bank of Siouxland (MHC)      NASDAQ        107.13     37.750    32.83        263.25       265.28
FFCH      First Financial Holdings Inc.                      NASDAQ        312.98     23.000    20.18        264.37       264.37
FFHS      First Franklin Corporation                         NASDAQ         32.63     18.250    17.72        151.96       152.59
FGHC      First Georgia Holding, Inc.                        NASDAQ         43.99     13.750    25.00        309.68       332.13
FSPG      First Home Bancorp, Inc.                           NASDAQ         88.13     32.000    19.05        226.95       229.89



          CURRENT          1 MONTH AVG
PRICE/    DIVIDEND         WEEKLY VOL/
ASSETS     YIELD            SHARES OUT         SHARES
 (%)       (%)                 (%)          OUTSTANDING
 ---       ---                 ---          -----------
39.85       1.88               1.48           2,592,100
18.79       3.51               0.85           1,985,828
12.13       0.00               0.89           1,217,840
12.16       1.64               0.50           5,751,026
 2.19       0.00               1.83           1,058,510
23.59       2.52               0.20           3,862,531
23.69       1.70               0.69           2,394,279
32.85       1.32               2.00           1,445,350
18.34       1.80               0.24           3,747,173
13.86       1.89               0.41           1,449,532
21.46       2.34               0.37           4,054,502
12.14       1.45               0.16           1,966,015
13.76       1.69               0.34           2,821,530
15.19       3.05               0.35           6,801,986
11.05       5.25               1.19           3,127,712
17.99       1.84               0.21           5,595,058
14.02       1.96               0.45           1,706,666
17.39       0.86               0.13           2,210,528
20.49       1.92               0.42           6,523,920
32.22       1.49               0.15           2,300,000
25.12       1.00               0.12           2,764,531
12.29       0.00               1.30           1,359,194
31.36       1.79               1.30          16,826,798
21.63       2.34               1.90           8,123,000
13.51       2.42               1.98           7,534,721
17.86       1.17               0.10           1,575,116
16.54       0.00               0.14             998,275
23.71       1.01               1.65           4,896,063
20.80       1.58               0.67           9,257,630
28.03       2.03               0.15           4,132,812
10.83       1.72               1.10           2,712,918
23.31       1.27               0.08           2,834,393
16.82       1.83               0.67          13,587,204
14.04       1.46               0.41           1,788,044
25.06       2.91               0.30           3,199,352
15.88       1.25               0.57           2,708,426

                                                          Source: SNL Securities

                                      EXHIBIT 20-b
                               ALL PUBLICLY TRADED THRIFTS
                                       MARKET DATA

                                                                           CURRENT   CURRENT  CURRENT       CURRENT      CURRENT
                                                                           MARKET     STOCK   PRICE/         PRICE/    PRICE/ TANG
                                                                            VALUE     PRICE   LTM EPS      BOOK VALUE   BOOK VALUE
TICKER    INSTITUTION                                        EXCHANGE       ($M)       ($)      (X)           (%)          (%)
------    -----------                                        --------       ----       ---      ---           ---          ---

FFSL      First Independence Corporation                     NASDAQ         13.40     14.000    18.42        115.80       115.80
FISB      First Indiana Corporation                          NASDAQ        322.67     25.250    18.30        205.79       208.16
FKFS      First Keystone Financial, Inc.                     NASDAQ         48.57     20.125    16.77        188.97       188.97
FLKY      First Lancaster Bancshares, Inc.                   NASDAQ         14.67     15.500    29.25        103.89       103.89
FLFC      First Liberty Financial Corp.                      NASDAQ        279.05     24.000    28.57        280.05       306.12
CASH      First Midwest Financial, Inc.                      NASDAQ         62.19     23.500    28.31        147.61       166.08
FMBD      First Mutual Bancorp, Inc.                         NASDAQ         64.10     18.156    46.55        107.12       138.38
FMSB      First Mutual Savings Bank                          NASDAQ         69.78     16.750    15.23        216.13       216.13
FNGB      First Northern Capital Corporation                 NASDAQ        122.61     13.750    19.93        163.11       163.11
FFPB      First Palm Beach Bancorp, Inc.                     NASDAQ        182.08     36.000    20.11        155.57       159.01
SOPN      First Savings Bancorp, Inc.                        NASDAQ         88.11     23.750    18.27        127.62       127.62
FWWB      First Savings Bank of Washington Bancorp, Inc.     NASDAQ        251.53     25.125    18.34        155.86       168.29
SHEN      First Shenango Bancorp, Inc.                       NASDAQ         91.81     44.375    21.03        190.12       190.12
FBNW      FirstBank Corporation                              NASDAQ         43.15     21.750    NA           132.62       132.62
FAB       FIRSTFED AMERICA BANCORP, INC.                     AMSE          179.59     20.625    24.55        128.99       128.99
FFDB      FirstFed Bancorp, Incorporated                     NASDAQ         28.87     25.000    18.52        166.67       181.55
FED       FirstFed Financial Corp.                           NYSE          509.10     48.063    19.94        218.97       220.57
FSPT      FirstSpartan Financial Corp.                       NASDAQ        202.67     45.750    NA           153.16       153.16
FLAG      FLAG Financial Corporation                         NASDAQ         75.66     21.938    21.94        196.23       196.23
FLGS      Flagstar Bancorp, Inc.                             NASDAQ        343.46     25.125    13.80        257.16       265.59
FFIC      Flushing Financial Corporation                     NASDAQ        206.46     26.375    21.62        150.54       156.53
FMCO      FMS Financial Corporation                          NASDAQ        107.76     45.000    20.36        270.92       273.56
FBHC      Fort Bend Holding Corp.                            NASDAQ         44.80     26.750    27.58        217.83       232.41
FTSB      Fort Thomas Financial Corporation                  NASDAQ         22.67     15.375    18.30        141.44       141.44
FKKY      Frankfort First Bancorp, Inc.                      NASDAQ         26.92     16.625    92.36        119.09       119.09
FFHH      FSF Financial Corp.                                NASDAQ         58.73     19.750    17.63        122.06       122.06
FTNB      Fulton Bancorp, Inc.                               NASDAQ         38.24     22.500    28.85        149.40       149.40
GAF       GA Financial, Inc.                                 AMSE          151.90     20.000    17.54        132.54       133.78
GUPB      GFSB Bancorp, Inc.                                 NASDAQ         20.42     17.000    21.52        140.03       140.03
GFCO      Glenway Financial Corp.                            NASDAQ         47.93     21.000    19.44        166.67       168.13
GDW       Golden West Financial Corporation                  NYSE        6,114.86    106.750    16.55        216.88       216.88
GTPS      Great American Bancorp, Inc.                       NASDAQ         33.75     21.250    39.35        115.61       115.61
GSBC      Great Southern Bancorp, Inc.                       NASDAQ        205.99     25.750    15.24        309.87       312.12
GSFC      Green Street Financial Corp.                       NASDAQ         71.46     16.625    24.45        112.26       112.26
GPT       GreenPoint Financial Corporation                   NYSE        3,378.76     40.000    21.62        229.49       411.52
GSLA      GS Financial Corp.                                 NASDAQ         63.22     18.875    32.54        117.38       117.38



          CURRENT          1 MONTH AVG
PRICE/    DIVIDEND         WEEKLY VOL/
ASSETS     YIELD            SHARES OUT         SHARES
 (%)       (%)                 (%)          OUTSTANDING
 ---       ---                 ---          -----------
10.75       2.14               0.07             955,693
19.05       1.90               0.48          12,736,533
12.61       0.99               0.32           2,412,838
27.68       3.23               1.26             946,545
20.59       1.22               0.48          11,622,342
15.34       2.04               0.75           2,646,471
16.43       1.76               1.31           3,530,570
14.87       1.19               0.78           4,166,131
18.11       2.62               0.69           8,917,023
10.16       1.94               1.79           5,057,746
29.39       4.21               1.07           3,709,870
22.45       1.43               1.16          10,156,113
22.77       1.35               0.84           2,069,007
23.51       1.47               2.93           1,983,750
14.01       0.00               1.73           8,707,152
16.15       2.00               0.03           1,154,963
12.52       0.00               2.08          10,592,414
40.27       1.31               1.26           4,430,000
16.92       1.55               0.81           3,049,274
13.40       1.11               1.20          13,670,000
19.14       1.21               1.02           7,827,695
16.12       0.80               0.47           2,394,612
14.74       1.50               1.19           1,668,058
22.31       1.63               0.76           1,474,321
20.19       4.81               1.82           1,619,111
14.17       2.53               0.67           2,949,207
34.91       1.07               0.50           1,700,650
18.57       2.80               0.69           7,594,980
17.28       1.57               0.35           1,201,050
15.95       2.10               0.27           2,282,494
15.39       0.47               1.56          57,190,004
23.08       1.88               0.29           1,588,378
25.40       1.71               0.28           8,036,421
40.17       2.65               0.65           4,298,125
25.54       1.60               1.13          84,469,000
48.86       1.48               1.38           3,349,500

                                                          Source: SNL Securities

                                      EXHIBIT 20-b
                               ALL PUBLICLY TRADED THRIFTS
                                       MARKET DATA

                                                                           CURRENT   CURRENT  CURRENT       CURRENT      CURRENT
                                                                           MARKET     STOCK   PRICE/         PRICE/    PRICE/ TANG
                                                                            VALUE     PRICE   LTM EPS      BOOK VALUE   BOOK VALUE
TICKER    INSTITUTION                                        EXCHANGE       ($M)       ($)      (X)           (%)          (%)
------    -----------                                        --------       ----       ---      ---           ---          ---
GOSB      GSB Financial Corporation                          NASDAQ         39.34     17.500    NA           117.61       117.61
HALL      Hallmark Capital Corp.                             NASDAQ         44.56     15.188    16.16        130.03       130.03
HRBF      Harbor Federal Bancorp, Inc.                       NASDAQ         41.91     24.750    25.00        143.73       143.73
HFSA      Hardin Bancorp, Inc.                               NASDAQ         16.27     19.750    18.29        120.65       120.65
HARL      Harleysville Savings Bank                          NASDAQ         54.13     32.375    15.95        220.84       220.84
HFGI      Harrington Financial Group, Inc.                   NASDAQ         37.87     11.500    NM           155.62       155.62
HARS      Harris Financial, Inc. (MHC)                       NASDAQ        878.66     25.875    47.05        478.28       532.41
HFFB      Harrodsburg First Financial Bancorp, Inc.          NASDAQ         32.98     16.938    21.44        105.99       105.99
HHFC      Harvest Home Financial Corporation                 NASDAQ         13.82     15.500    25.00        133.97       133.97
HAVN      Haven Bancorp, Inc.                                NASDAQ        223.10     25.250    22.75        195.58       196.04
HTHR      Hawthorne Financial Corporation                    NASDAQ         62.49     19.750    12.82        140.37       140.37
HBS       Haywood Bancshares, Inc.                           AMSE           28.60     22.875    13.00        126.73       130.86
HCBB      HCB Bancshares, Inc.                               NASDAQ         41.49     15.688    NA           108.57       112.46
HMLK      Hemlock Federal Financial Corporation              NASDAQ         37.75     18.875    21.21        122.09       122.09
HEMT      HF Bancorp, Inc.                                   NASDAQ        102.88     16.250    NM           122.46       144.32
HFFC      HF Financial Corp.                                 NASDAQ        106.39     36.250    17.95        191.90       191.90
HFNC      HFNC Financial Corp.                               NASDAQ        226.73     13.188    17.58        134.16       134.16
HIFS      Hingham Institution for Savings                    NASDAQ         45.95     35.250    17.20        209.32       209.32
HMNF      HMN Financial, Inc.                                NASDAQ        108.33     27.500    18.97        134.15       144.28
HBFW      Home Bancorp                                       NASDAQ         80.16     34.000    26.98        188.47       188.47
HBEI      Home Bancorp of Elgin, Inc.                        NASDAQ        119.12     17.375    44.55        124.55       124.55
HCFC      Home City Financial Corporation                    NASDAQ         20.58     22.750    22.52        145.00       145.00
HOMF      Home Federal Bancorp                               NASDAQ        169.19     33.000    17.93        260.87       268.07
HWEN      Home Financial Bancorp                             NASDAQ          8.25      8.875    19.72        110.52       110.52
HPBC      Home Port Bancorp, Inc.                            NASDAQ         44.90     24.375    14.95        203.46       203.46
HRZB      Horizon Financial Corp.                            NASDAQ        136.47     18.250    16.74        162.66       162.66
HZFS      Horizon Financial Services Corporation             NASDAQ         13.97     15.875    17.07        165.36       165.36
IBSF      IBS Financial Corp.                                NASDAQ        209.60     19.125    34.15        160.58       160.58
IFSB      Independence Federal Savings Bank                  NASDAQ         25.30     19.750    12.27        131.23       145.97
INBI      Industrial Bancorp, Inc.                           NASDAQ        109.41     21.750    20.33        179.16       179.16
IWBK      InterWest Bancorp, Inc.                            NASDAQ        378.86     45.000    18.44        268.02       272.23
IPSW      Ipswich Savings Bank                               NASDAQ         44.66     18.688    18.50        355.96       355.96
ITLA      ITLA Capital Corporation                           NASDAQ        176.14     22.875    13.95        171.22       171.73
JXVL      Jacksonville Bancorp, Inc.                         NASDAQ         51.34     21.000    15.44        146.96       146.96
JXSB      Jacksonville Savings Bank (MHC)                    NASDAQ         44.36     23.250    45.59        251.90       251.90
JSBA      Jefferson Savings Bancorp, Inc.                    NASDAQ        303.80     30.313    30.31        237.94       296.60



          CURRENT          1 MONTH AVG
PRICE/    DIVIDEND         WEEKLY VOL/
ASSETS     YIELD            SHARES OUT         SHARES
 (%)       (%)                 (%)          OUTSTANDING
 ---       ---                 ---          -----------
33.10       0.00               4.12           2,248,250
10.58       0.00               0.63           2,933,608
17.94       2.10               0.56           1,693,420
13.43       2.63               0.97             823,560
14.72       1.36               0.09           1,671,729
 6.88       1.04               0.67           3,310,711
38.86       0.85               0.18          33,941,700
30.31       2.36               0.15           1,947,143
15.20       2.84               0.11             891,357
11.06       1.19               2.29           8,835,588
 5.97       0.00               0.85           3,164,096
18.82       2.62               0.06           1,250,356
20.25       1.27               1.61           2,645,000
19.76       1.48               1.23           2,000,176
 9.62       0.00               1.45           6,311,609
18.65       1.16               0.50           2,934,865
23.15       2.43               1.82          17,192,500
19.83       1.48               0.21           1,303,500
15.57       0.87               3.39           4,144,368
22.68       0.59               0.48           2,357,584
32.28       2.30               1.38           6,855,799
26.95       1.58               2.23             904,590
23.99       1.21               1.28           5,127,091
19.88       1.13               0.82             929,052
19.89       3.28               0.66           1,841,890
24.94       2.41               0.93           7,477,672
15.07       1.13               0.91             879,942
27.87       2.09               3.51          10,959,674
 9.38       1.27               0.70           1,281,083
29.53       2.76               1.03           5,077,800
18.12       1.69               1.17           8,419,059
18.80       0.86               3.33           2,389,576
17.42       0.00               1.04           7,699,984
21.65       2.38               0.79           2,443,968
26.15       1.29               0.09           1,908,121
24.46       0.92               0.39          10,019,714

                                                          Source: SNL Securities

                                      EXHIBIT 20-b
                               ALL PUBLICLY TRADED THRIFTS
                                       MARKET DATA

                                                                           CURRENT   CURRENT  CURRENT       CURRENT      CURRENT
                                                                           MARKET     STOCK   PRICE/         PRICE/    PRICE/ TANG
                                                                            VALUE     PRICE   LTM EPS      BOOK VALUE   BOOK VALUE
TICKER    INSTITUTION                                        EXCHANGE       ($M)       ($)      (X)           (%)          (%)
------    -----------                                        --------       ----       ---      ---           ---          ---
JOAC      Joachim Bancorp, Inc.                              NASDAQ         11.92     16.500    45.83        120.44       120.44
JSB       JSB Financial, Inc.                                NYSE          568.90     57.563    15.47        152.73       152.73
KNK       Kankakee Bancorp, Inc.                             AMSE           48.47     35.125    17.30        125.63       151.01
KYF       Kentucky First Bancorp, Inc.                       AMSE           18.85     15.188    19.47        135.12       135.12
KFBI      Klamath First Bancorp, Inc.                        NASDAQ        213.73     21.438    24.09        132.66       144.56
KSBK      KSB Bancorp, Inc.                                  NASDAQ         23.60     18.750    13.59        196.13       225.63
LVSB      Lakeview Financial Corp.                           NASDAQ        101.79     23.750    15.32        202.13       246.37
LARK      Landmark Bancshares, Inc.                          NASDAQ         44.97     27.000    19.15        137.76       137.76
LARL      Laurel Capital Group, Inc.                         NASDAQ         45.95     21.000    15.91        199.24       199.24
LSBX      Lawrence Savings Bank                              NASDAQ         73.36     17.000     8.76        185.59       185.59
LXMO      Lexington B&L Financial Corp.                      NASDAQ         18.21     16.250    23.55        106.98       114.04
LFCO      Life Financial Corp.                               NASDAQ        137.48     21.000     9.21        234.90       234.90
LFBI      Little Falls Bancorp, Inc.                         NASDAQ         49.40     19.938    26.23        136.28       147.58
LOGN      Logansport Financial Corp.                         NASDAQ         22.70     18.000    18.18        135.24       135.24
LISB      Long Island Bancorp, Inc.                          NASDAQ      1,495.90     62.500    27.78        265.39       267.67
LSBI      LSB Financial Corp.                                NASDAQ         30.24     33.000    17.74        155.81       155.81
MAFB      MAF Bancorp, Inc.                                  NASDAQ        573.02     38.125    15.89        210.87       237.69
MARN      Marion Capital Holdings, Inc.                      NASDAQ         50.03     28.625    21.52        128.36       131.13
MRKF      Market Financial Corporation                       NASDAQ         19.37     14.500    27.88         95.08        95.08
MFSL      Maryland Federal Bancorp, Inc.                     NASDAQ        254.75     39.188    29.69        243.86       246.16
MASB      MASSBANK Corp.                                     NASDAQ        182.93     51.000    17.83        170.85       173.23
MFLR      Mayflower Co-operative Bank                        NASDAQ         23.16     25.750    16.40        179.94       182.75
MBLF      MBLA Financial Corp.                               NASDAQ         30.08     24.125    18.14        108.09       108.09
METF      Metropolitan Financial Corp.                       NASDAQ        111.94     15.875    16.89        292.90       316.87
MWBX      MetroWest Bank                                     NASDAQ        114.66      8.063    14.93        245.82       245.82
MFBC      MFB Corp.                                          NASDAQ         42.95     26.000    20.16        125.54       125.54
MCBN      Mid-Coast Bancorp, Inc.                            NASDAQ          8.53     12.000    18.46        163.49       163.49
MIFC      Mid-Iowa Financial Corp.                           NASDAQ         20.26     11.750    13.51        155.63       155.84
MWBI      Midwest Bancshares, Inc.                           NASDAQ         16.32     15.875    13.23        149.34       149.34
MFFC      Milton Federal Financial Corporation               NASDAQ         35.51     15.875    24.05        127.10       127.10
MBSP      Mitchell Bancorp, Inc.                             NASDAQ         15.71     16.875    28.60        108.17       108.17
MBBC      Monterey Bay Bancorp, Inc.                         NASDAQ         69.26     21.875    39.77        138.10       147.70
MBB       MSB Bancorp, Inc.                                  AMSE          106.48     37.438   129.10        170.79       321.08
MSBF      MSB Financial, Inc.                                NASDAQ         20.15     16.375    16.38        151.90       151.90
MSBK      Mutual Savings Bank, FSB                           NASDAQ         51.75     12.063    NM           155.45       155.45
NHTB      New Hampshire Thrift Bancshares, Inc.              NASDAQ         41.56     19.875    14.61        160.15       184.37




          CURRENT          1 MONTH AVG
PRICE/    DIVIDEND         WEEKLY VOL/
ASSETS     YIELD            SHARES OUT         SHARES
 (%)       (%)                 (%)          OUTSTANDING
 ---       ---                 ---          -----------
34.82       3.03               0.26             722,415
36.38       2.78               0.71           9,883,047
12.12       1.37               0.24           1,377,988
23.02       3.29               1.88           1,239,605
21.50       1.59               2.32           9,969,570
15.26       0.53               0.42           1,258,614
19.51       1.05               0.65           3,882,063
19.44       2.22               0.68           1,665,482
21.18       2.48               0.30           2,186,752
20.66       0.00               2.02           4,315,550
19.27       1.85               1.02           1,120,761
35.51       0.00               3.87           6,546,716
13.90       1.00               0.23           2,477,525
25.51       2.22               0.52           1,261,100
23.76       0.96               7.39          23,934,414
14.00       1.21               0.28             916,350
16.32       1.10               1.53          15,029,984
26.37       3.07               1.95           1,773,892
33.53       1.93               0.82           1,335,725
21.37       1.15               0.73           6,500,824
19.68       1.96               0.50           3,586,878
17.56       3.11               0.75             899,300
13.70       1.66               0.41           1,269,989
11.31       0.00               0.44           7,051,270
17.73       1.49               1.01          14,220,235
14.78       1.31               0.69           1,651,767
13.62       1.44               0.58             710,964
13.78       0.68               0.33           1,723,988
10.29       1.51               0.23           1,028,199
15.66       3.78               0.36           2,236,836
42.54       2.37               0.17             930,902
17.18       0.64               0.84           3,166,214
13.91       1.50               2.48           2,844,153
25.37       1.83               0.63           1,230,510
 7.88       0.00               0.86           4,289,914
12.96       3.02               0.76           2,090,855

                                                          Source: SNL Securities

                                      EXHIBIT 20-b
                               ALL PUBLICLY TRADED THRIFTS
                                       MARKET DATA

                                                                           CURRENT   CURRENT  CURRENT       CURRENT      CURRENT
                                                                           MARKET     STOCK   PRICE/         PRICE/    PRICE/ TANG
                                                                            VALUE     PRICE   LTM EPS      BOOK VALUE   BOOK VALUE
TICKER    INSTITUTION                                        EXCHANGE       ($M)       ($)      (X)           (%)          (%)
------    -----------                                        --------       ----       ---      ---           ---          ---
NMSB      NewMil Bancorp, Inc.                               NASDAQ         49.91     13.000    19.12        151.34       151.34
NBSI      North Bancshares, Inc.                             NASDAQ         21.76     17.000    42.50        160.38       160.38
FFFD      North Central Bancshares, Inc.                     NASDAQ         74.31     22.750    17.77        144.72       166.30
NBN       Northeast Bancorp                                  AMSE           43.99     17.875    22.92        183.90       202.43
NEIB      Northeast Indiana Bancorp, Inc.                    NASDAQ         35.98     21.500    15.81        135.82       135.82
NWEQ      Northwest Equity Corporation                       NASDAQ         16.98     20.250    15.00        136.64       136.64
NSLB      NS&L Bancorp, Inc.                                 NASDAQ         12.09     17.625    27.98        105.22       105.98
NTMG      Nutmeg Federal Savings & Loan Association          NASDAQ         10.39     10.500    NA           167.73       167.73
OCFC      Ocean Financial Corp.                              NASDAQ        308.74     19.875    21.37        142.99       142.99
OCN       Ocwen Financial Corporation                        NYSE        1,487.36     24.500    17.13        332.43       351.00
OHSL      OHSL Financial Corp.                               NASDAQ         43.27     17.375    20.68        159.11       159.11
OFCP      Ottawa Financial Corporation                       NASDAQ        155.64     29.250    21.51        201.03       245.18
PBCI      Pamrapo Bancorp, Inc.                              NASDAQ         81.02     28.500    16.47        165.70       166.67
PFED      Park Bancorp, Inc.                                 NASDAQ         44.61     19.125    26.56        113.50       113.50
PVSA      Parkvale Financial Corporation                     NASDAQ        164.81     32.000    15.53        199.75       200.75
PEEK      Peekskill Financial Corporation                    NASDAQ         52.04     17.250    26.14        115.62       115.62
PFSB      PennFed Financial Services, Inc.                   NASDAQ        168.29     17.500    15.09        148.56       171.40
PWBK      Pennwood Bancorp, Inc.                             NASDAQ         10.92     14.875    28.61        118.15       118.15
PBKB      People's Bancshares, Inc.                          NASDAQ         88.09     26.625    17.29        278.50       288.46
PFDC      Peoples Bancorp                                    NASDAQ         74.31     22.000    17.19        163.81       163.81
PFFC      Peoples Financial Corporation                      NASDAQ         21.70     15.250    23.83        137.26       137.26
PHBK      Peoples Heritage Financial Group, Inc.             NASDAQ      2,085.61     23.563    17.20        267.15       351.16
PSFC      Peoples-Sidney Financial Corporation               NASDAQ         34.37     19.250    NA           120.46       120.46
PERM      Permanent Bancorp, Inc.                            NASDAQ         71.66     17.000    27.42        164.41       166.34
PMFI      Perpetual Midwest Financial, Inc.                  NASDAQ         57.41     28.875    25.55        155.74       155.74
PCBC      Perry County Financial Corporation                 NASDAQ         19.87     24.000    21.62        121.89       121.89
PFFB      PFF Bancorp, Inc.                                  NASDAQ        308.67     19.000    20.00        127.52       128.81
PDB       Piedmont Bancorp, Inc.                             AMSE           27.51     10.000    17.24        128.70       128.70
PHFC      Pittsburgh Home Financial Corp.                    NASDAQ         35.45     18.000    15.13        141.07       142.74
PTRS      Potters Financial Corporation                      NASDAQ         18.13     18.750    18.56        164.47       164.47
PRBC      Prestige Bancorp, Inc.                             NASDAQ         22.19     24.250    27.87        140.58       140.58
PFNC      Progress Financial Corporation                     NASDAQ         96.88     19.563    23.02        307.11       346.25
PSBK      Progressive Bank, Inc.                             NASDAQ        158.57     41.125    18.86        198.86       217.94
PROV      Provident Financial Holdings, Inc.                 NASDAQ        110.31     23.625    21.67        130.09       130.09
PSFI      PS Financial, Inc.                                 NASDAQ         28.08     14.000    29.17        124.44       124.44
PULB      Pulaski Bank, A Savings Bank (MHC)                 NASDAQ         97.92     46.500    48.95        397.10       397.10



          CURRENT          1 MONTH AVG
PRICE/    DIVIDEND         WEEKLY VOL/
ASSETS     YIELD            SHARES OUT         SHARES
 (%)       (%)                 (%)          OUTSTANDING
 ---       ---                 ---          -----------
13.48       2.46               0.23           3,839,000
18.37       2.35               1.86           1,280,278
22.33       1.41               0.71           3,266,483
12.87       1.19               0.24           2,236,668
18.13       1.58               0.85           1,688,927
17.06       2.96               0.12             838,754
19.77       2.84               0.90             685,858
 9.85       1.90               0.23             986,169
20.33       2.42               3.47          15,534,134
43.48       0.00               1.15          60,708,735
17.23       2.53               0.48           2,490,498
16.99       1.37               1.33           5,316,503
21.24       3.93               0.62           2,842,924
22.61       0.00               2.07           2,332,649
15.61       1.88               0.43           5,149,780
26.57       2.09               1.35           3,016,790
11.49       0.80               1.42           9,646,589
23.54       1.82               0.12             734,188
10.22       1.95               1.52           3,308,702
24.72       2.00               0.17           3,377,665
26.28       3.93               0.34           1,416,612
17.94       1.87               1.92          55,662,218
32.57       1.45               0.52           1,785,375
17.03       1.29               0.53           4,206,210
14.01       1.04               1.03           1,949,873
23.08       2.08               0.22             827,897
11.53       0.00               3.15          17,067,099
20.71       4.00               0.72           2,750,800
10.48       1.33               0.55           1,969,369
14.32       1.28               1.13             966,936
13.82       0.82               1.64             914,873
16.95       0.61               3.52           4,201,000
17.70       1.95               0.66           3,855,781
14.43       0.00               0.98           4,669,215
34.63       3.43               3.65           2,073,708
53.33       2.37               0.14           2,105,840

                                                          Source: SNL Securities

                                      EXHIBIT 20-b
                               ALL PUBLICLY TRADED THRIFTS
                                       MARKET DATA

                                                                           CURRENT   CURRENT  CURRENT       CURRENT      CURRENT
                                                                           MARKET     STOCK   PRICE/         PRICE/    PRICE/ TANG
                                                                            VALUE     PRICE   LTM EPS      BOOK VALUE   BOOK VALUE
TICKER    INSTITUTION                                        EXCHANGE       ($M)       ($)      (X)           (%)          (%)
------    -----------                                        --------       ----       ---      ---           ---          ---
PLSK      Pulaski Savings Bank (MHC)                         NASDAQ         39.00     18.500    32.46        177.20       177.20
PULS      Pulse Bancorp, Inc.                                NASDAQ         86.59     27.750    15.77        191.78       191.78
PVFC      PVF Capital Corp.                                  NASDAQ         74.48     28.000    15.05        246.91       246.91
QCFB      QCF Bancorp, Inc.                                  NASDAQ         41.29     30.250    13.81        151.40       151.40
QCBC      Quaker City Bancorp, Inc.                          NASDAQ        112.95     24.250    17.83        150.25       150.25
QCSB      Queens County Bancorp, Inc.                        NASDAQ        678.95     45.500    28.62        347.06       347.06
RARB      Raritan Bancorp, Inc.                              NASDAQ         65.66     27.500    17.63        208.02       210.73
REDF      RedFed Bancorp Inc.                                NASDAQ        149.61     20.250    13.41        168.75       169.31
RELY      Reliance Bancorp, Inc.                             NASDAQ        358.04     37.188    18.69        184.74       267.73
RELI      Reliance Bancshares, Inc.                          NASDAQ         20.45      8.625    41.07         92.64        92.64
RIVR      River Valley Bancorp                               NASDAQ         23.81     20.000    17.09        130.38       132.10
RSLN      Roslyn Bancorp, Inc.                               NASDAQ      1,142.77     27.563    24.61        189.96       190.88
SBFL      Savings Bank of the Finger Lakes (MHC)             NASDAQ         69.39     19.438    74.76        318.66       318.66
SSB       Scotland Bancorp, Inc.                             AMSE           16.74      8.750    15.35        110.62       110.62
SFSL      Security First Corp.                               NASDAQ        189.15     25.125    22.64        299.82       304.55
SFED      SFS Bancorp, Inc.                                  NASDAQ         26.74     22.125    22.81        123.33       123.33
SGVB      SGV Bancorp, Inc.                                  NASDAQ         42.80     18.250    28.08        135.29       137.11
SISB      SIS Bancorp, Inc.                                  NASDAQ        295.35     42.375    23.94        231.56       231.56
SKAN      Skaneateles Bancorp Inc.                           NASDAQ         26.82     18.625    16.93        149.24       153.17
SOBI      Sobieski Bancorp, Inc.                             NASDAQ         15.06     19.250    29.62        107.90       107.90
SOSA      Somerset Savings Bank                              NASDAQ         86.24      5.156    11.46        223.20       223.20
SCCB      South Carolina Community Bancshares, Inc.          NASDAQ         12.32     21.250    28.72        130.53       130.53
SSFC      South Street Financial Corp.                       NASDAQ         43.84      9.375    NA           113.91       113.91
SRN       Southern Banc Company, Inc. (The)                  AMSE           19.99     16.250    37.79        108.70       109.50
SCBS      Southern Community Bancshares, Inc.                NASDAQ         19.05     16.750    20.43        165.84       165.84
SMBC      Southern Missouri Bancorp, Inc.                    NASDAQ         33.78     20.625    29.46        125.38       125.38
SZB       SouthFirst Bancshares, Inc.                        AMSE           19.51     20.000    25.64        119.40        NA
SWBI      Southwest Bancshares, Inc.                         NASDAQ         90.37     32.500    20.83        198.41       198.41
SVRN      Sovereign Bancorp, Inc.                            NASDAQ      2,450.67     18.438    32.35        277.68       324.04
STFR      St. Francis Capital Corporation                    NASDAQ        220.69     42.250    17.24        167.33       187.28
SPBC      St. Paul Bancorp, Inc.                             NASDAQ        832.03     24.250    17.08        194.31       195.09
SFFC      StateFed Financial Corporation                     NASDAQ         22.47     14.375    20.25        141.49       141.49
SFIN      Statewide Financial Corp.                          NASDAQ        102.14     22.625    17.54        155.07       155.28
STSA      Sterling Financial Corporation                     NASDAQ        203.19     26.750    20.42        192.03       206.09
SSM       Stone Street Bancorp, Inc.                         AMSE           37.41     20.063    25.72        121.45       121.45
SFSB      SuburbFed Financial Corp.                          NASDAQ         60.66     47.750    23.76        201.99       202.50




          CURRENT          1 MONTH AVG
PRICE/    DIVIDEND         WEEKLY VOL/
ASSETS     YIELD            SHARES OUT         SHARES
 (%)       (%)                 (%)          OUTSTANDING
 ---       ---                 ---          -----------
20.44       1.62               0.21           2,108,088
15.99       2.88               0.21           3,111,300
17.78       0.00               0.89           2,659,827
26.80       0.00               0.67           1,364,901
13.15       0.00               1.06           4,665,094
41.85       2.20               1.56          14,921,967
15.68       2.18               0.11           2,387,714
14.47       0.00               1.51           7,388,068
16.43       1.94               2.26           9,627,726
46.30       0.00               1.11           2,371,238
17.79       1.00               0.26           1,190,250
31.85       1.23               4.53          42,822,459
27.66       1.23               0.07           3,570,000
27.32       2.29               0.79           1,913,600
28.06       1.27               0.69           7,570,885
15.24       1.45               0.43           1,208,472
10.67       0.00               0.56           2,345,340
16.46       1.51               2.80           6,969,984
10.41       1.50               0.58           1,440,122
16.37       1.66               0.45             764,130
16.18       0.00               1.67          16,726,856
26.60       3.01               0.86             579,664
20.21       4.27               1.23           4,676,360
18.91       2.15               0.44           1,230,313
26.30       1.79               0.01           1,137,350
21.03       2.42               1.43           1,605,306
12.03       3.00               0.14             975,744
23.05       2.46               0.59           2,787,585
13.54       0.43               4.28         132,914,220
13.39       1.33               0.42           5,223,415
18.15       1.65               1.12          34,310,608
25.08       1.39               0.19           1,562,892
15.25       1.94               3.74           4,518,767
10.76       0.00               1.58           7,596,062
34.01       2.29               0.65           1,880,752
13.59       0.67               0.39           1,270,284

                                                          Source: SNL Securities

                                      EXHIBIT 20-b
                               ALL PUBLICLY TRADED THRIFTS
                                       MARKET DATA

                                                                           CURRENT   CURRENT  CURRENT       CURRENT      CURRENT
                                                                           MARKET     STOCK   PRICE/         PRICE/    PRICE/ TANG
                                                                            VALUE     PRICE   LTM EPS      BOOK VALUE   BOOK VALUE
TICKER    INSTITUTION                                        EXCHANGE       ($M)       ($)      (X)           (%)          (%)
------    -----------                                        --------       ----       ---      ---           ---          ---
TPNZ      Tappan Zee Financial, Inc.                         NASDAQ         29.56     20.000    25.97        137.36       137.36
TSH       Teche Holding Co.                                  AMSE           68.35     19.875    17.43        121.34       121.34
FTF       Texarkana First Financial Corporation              AMSE           52.98     30.125    16.55        188.40       188.40
THRD      TF Financial Corporation                           NASDAQ         87.69     27.500    21.65        155.98       185.19
THR       Three Rivers Financial Corp.                       AMSE           16.39     19.875    18.40        123.60       123.99
ROSE      TR Financial Corp.                                 NASDAQ        638.77     36.438    17.52        245.04       245.04
TRIC      Tri-County Bancorp, Inc.                           NASDAQ         17.80     15.250    20.61        126.77       126.77
TWIN      Twin City Bancorp, Inc.                            NASDAQ         17.80     14.250    16.01        127.57       127.57
UFRM      United Federal Savings Bank                        NASDAQ         59.96     18.375    33.41        261.75       261.75
UBMT      United Financial Corporation                       NASDAQ         48.61     28.625    26.02        142.06       142.06
USAB      USABancshares, Inc.                                NASDAQ         21.59     14.375    NM           177.69       178.79
VABF      Virginia Beach Federal Financial Corporation       NASDAQ         88.43     17.750    21.13        198.10       198.10
WRNB      Warren Bancorp, Inc.                               NASDAQ         94.84     12.375    15.47        230.45       230.45
WFSL      Washington Federal, Inc.                           NASDAQ      1,519.74     29.000    14.01        201.11       217.39
WAMU      Washington Mutual Inc.                             NASDAQ     18,548.13     71.875    33.12        333.37       355.99
WSB       Washington Savings Bank, FSB                       AMSE           33.05      7.500    17.05        143.40       143.40
WYNE      Wayne Bancorp, Inc.                                NASDAQ         63.41     31.500    32.47        183.67       183.67
WCFB      Webster City Federal Savings Bank (MHC)            NASDAQ         42.77     20.250    31.64        189.61       189.61
WBST      Webster Financial Corporation                      NASDAQ        911.43     33.250    17.32        227.90       258.55
WEFC      Wells Financial Corp.                              NASDAQ         41.15     21.000    17.36        136.01       136.01
WCBI      Westco Bancorp, Inc.                               NASDAQ         73.56     29.875    16.69        149.30       149.30
WES       Westcorp                                           NYSE          368.50     14.000    21.88        110.67       110.94
WSTR      WesterFed Financial Corporation                    NASDAQ        138.90     24.875    18.84        127.76       159.35
WOFC      Western Ohio Financial Corporation                 NASDAQ         60.57     25.750   214.58        113.04       120.84
WEHO      Westwood Homestead Financial Corporation           NASDAQ         41.58     14.625    NA           139.29       139.29
WHGB      WHG Bancshares Corporation                         NASDAQ         24.31     17.500    35.00        121.78       121.78
WFI       Winton Financial Corp.                             AMSE           68.24     17.000    19.10        271.13       275.97
FFWD      Wood Bancorp, Inc.                                 NASDAQ         47.25     17.750    20.64        216.99       216.99
WSFS      WSFS Financial Corporation                         NASDAQ        267.99     21.500    16.17        294.12       295.74
WVFC      WVS Financial Corporation                          NASDAQ         68.71     38.000    18.27        209.94       209.94
YFCB      Yonkers Financial Corporation                      NASDAQ         56.55     18.750    17.36        124.75       124.75
YFED      York Financial Corp.                               NASDAQ        200.80     22.500    20.27        187.97       187.97

MAXIMUM:                                                                18,548.13    106.750   214.58        478.28       532.41
MINIMUM:                                                                     4.23      4.000     8.76         77.18        77.18
AVERAGE:                                                                   292.39     24.225    23.71        175.18       183.19
MEDIAN:                                                                     60.61     21.125    20.18        156.70       162.66



                          CURRENT          1 MONTH AVG
                 PRICE/    DIVIDEND         WEEKLY VOL/
                 ASSETS     YIELD            SHARES OUT         SHARES
                  (%)       (%)                 (%)          OUTSTANDING
                  ---       ---                 ---          -----------
                 23.37       1.40               1.05           1,478,062
                 16.78       2.52               0.30           3,438,880
                 28.67       1.86               0.56           1,758,692
                 13.71       1.75               1.16           3,188,699
                 16.71       2.21               0.56             824,540
                 15.95       1.98               1.72          17,530,381
                 19.95       2.62               0.25           1,167,498
                 16.27       2.81               0.35           1,260,127
                 19.62       1.31               0.20           3,263,314
                 36.38       3.49               1.25           1,223,312
                 21.05       0.00               1.54           1,501,657
                 14.14       1.35               0.59           4,982,164
                 25.46       2.91               2.37           7,663,824
                 26.98       3.03               1.92          52,404,672
                 17.97       1.67               3.94         257,887,741
                 12.44       1.33               0.19           4,406,206
                 23.31       0.63               2.33           2,013,124
                 45.53       3.95               0.13           2,111,960
                 12.06       1.32               2.79          27,411,298
                 19.65       2.86               0.82           1,959,360
                 23.05       2.28               0.84           2,462,253
                  9.66       1.43               0.77          26,301,428
                 13.58       2.01               0.59           5,583,968
                 16.58       3.88               1.52           2,352,236
                 32.02       2.46               2.43           2,843,375
                 20.52       1.83               0.10           1,389,002
                 19.79       1.47               0.33           4,014,304
                 28.63       1.92               0.36           2,661,762
                 17.46       0.56               2.58          12,464,479
                 23.07       3.16               0.45           1,808,050
                 16.44       1.49               2.93           3,015,763
                 16.49       2.31               0.62           8,924,267


MAXIMUM:         53.33       5.25               7.78         257,887,741
MINIMUM:          2.19       0.00               0.01             579,664
AVERAGE:         19.78       1.61               1.11           7,982,001
MEDIAN:          17.98       1.53               0.75           2,776,058

                                                          Source: SNL Securities

                                                             EXHIBIT 21
                                                             COMPARATIVE GROUP
                                                             GENERAL DATA

                                                                          NUMBER                                   EQUITY/
                                                                            OF       FTE        ASSETS   DEPOSITS   ASSETS  HOLDING
TICKER  INSTITUTION                                 CITY           STATE  OFFICES  EMPLOYEES    ($000)    ($000)     (%)    COMPANY
------  -----------                                 ----           -----  -------  ---------    ------    ------     ---    -------
AMFC    AMB Financial Corp.                         Munster          IN     4        NA       $106,201   $74,391   14.10      Y
FFSL    First Independence Corporation              Independence     KS     2        27       $124,494   $84,172    9.28      Y
FLKY    First Lancaster Bancshares, Inc.            Lancaster        KY     1        NA        $53,002   $24,417   26.65      Y
HFFB    Harrodsburg First Financial Bancorp, Inc.   Harrodsburg      KY     2        15       $108,820   $78,075   26.46      Y
HWEN    Home Financial Bancorp                      Spencer          IN     1        20        $41,466   $26,106   18.00      Y
MRKF    Market Financial Corporation                Mount Healthy    OH     2         9        $57,756   $36,387   35.27      Y
NBSI    North Bancshares, Inc.                      Chicago          IL     2        37       $118,477   $73,449   11.45      Y
NSLB    NS&L Bancorp, Inc.                          Neosho           MO     2        NA        $61,144   $47,767   18.79      Y
PFFC    Peoples Financial Corporation               Massillon        OH     2        NA        $82,215   $65,115   19.14      Y
PSFC    Peoples-Sidney Financial Corporation        Sidney           OH     1        20       $105,522   $78,613   25.16      Y
SOBI    Sobieski Bancorp, Inc.                      South Bend       IN     3        NA        $89,848   $60,227   14.10      Y
THR     Three Rivers Financial Corp.                Three Rivers     MI     5        NA        $98,063   $61,225   13.52      Y
WEHO    Westwood Homestead Financial Corporation    Cincinnati       OH     2        22       $129,872   $83,480   22.99      Y

        Maximum:                                                            5        37       $129,872   $84,172   35.27      Y
        Minimum:                                                            1         9        $41,466   $24,417    9.28      Y
        Comp Group Average                                                  2        21        $90,529   $61,033   19.61      Y
        Comp Group Median                                                   2        20        $98,063   $65,115   18.79      Y



        Illinois Median                                                     8       235       $663,572  $463,190   14.67      Y
        Illinois Average                                                    5       127       $346,128  $264,719   12.73      Y
        Midwest Region Average                                             11       169       $627,493  $406,031   13.93      Y
        All Publicly Traded Thrifts Average                                19       385     $1,573,823  $985,516   13.12      Y
        Cerro Gordo Savings                                                 1         4         $6,934    $5,250   13.62      Y
        Cerro Gordo Savings Pro Forma                                                           $7,651             22.25


                                                         EXHIBIT 22
                                                         COMPARATIVE GROUP
                                                         FINANCIAL PERFORMANCE


                                                                        CORE EARNINGS         NET INTEREST
                                                                ----------------------------       INCOME/  NONINTEREST  NONINTEREST
                                                  RETURN ON   RETURN ON   RETURN ON  RETURN ON  AVG ASSETS      INCOME/     EXPENSE/
                                                 AVG ASSETS  AVG EQUITY  AVG ASSETS  AVG EQUIT         (%)   AVG ASSETS   AVG ASSETS
TICKER  INSTITUTION                                     (%)         (%)         (%)        (%)         LTM          (%)          (%)
------  -----------                                     ---         ---         ---        ---         ---          ---          ---
AMFC    AMB Financial Corp.                            1.02        6.94        0.59       4.03        3.40         0.60         2.88
FFSL    First Independence Corporation                 0.66        6.56        0.66       6.56        2.83         0.22         1.91
FLKY    First Lancaster Bancshares, Inc.               1.04        3.46        1.04       3.46        4.43         0.00         2.58
HFFB    Harrodsburg First Financial Bancorp, Inc.      1.36        5.07        1.36       5.06        3.58         0.10         1.54
HWEN    Home Financial Bancorp                         0.93        5.32        0.74       4.23        4.34         0.35         3.29
MRKF    Market Financial Corporation                   1.12        3.18        1.12       3.18        3.91         0.01         2.22
NBSI    North Bancshares, Inc.                         0.46        3.43        0.44       3.23        3.07         0.20         2.58
NSLB    NS&L Bancorp, Inc.                             0.69        3.51        0.69       3.51        3.20         0.50         2.56
PFFC    Peoples Financial Corporation                  1.06        4.79        0.67       3.00        3.58         0.03         2.52
PSFC    Peoples-Sidney Financial Corporation           1.23        5.26        1.23       5.26        3.89         0.06         2.00
SOBI    Sobieski Bancorp, Inc.                         0.58        3.93        0.57       3.89        3.22         0.14         2.34
THR     Three Rivers Financial Corp.                   0.88        6.45        0.88       6.45        3.56         0.62         2.84
WEHO    Westwood Homestead Financial Corporation       0.61        2.25        0.99       3.64        3.57         0.15         2.15

        Maximum:                                       1.36        6.94        1.36       6.94        4.43         0.62         3.29
        Minimum:                                       0.46        2.25        0.44       2.15        2.83         0.00         1.54
        Comp Group Average                             0.90        4.63        0.84       4.32        3.58         0.23         2.42
        Comp Group Median                              0.93        4.79        0.74       3.81        3.57         0.15         2.34



        Illinois Median                                0.75        5.69        0.80       6.07        3.31         0.42         2.36
        Illinois Average                               0.71        4.91        0.75       5.19        3.26         0.32         2.30
        Midwest Region Average                         0.97        7.89        0.96       7.81        3.30         0.47         2.18
        All Publicly Traded Thrifts Average            0.94        8.75        0.93       8.66        3.32         0.52         2.24
        Cerro Gordo Savings                            0.63        4.60        0.88       6.43        3.52         0.01         2.38
        Cerro Gordo Savings Pro Forma                  0.68        3.08        0.90       4.06


                                                              EXHIBIT 23
                                                              COMPARATIVE GROUP
                                                              CAPITAL RATIOS

                                                                         TANGIBLE      REGULATORY       CORE CAP/
                                                         EQUITY/          EQUITY/       CORE CAP/        RISK-ADJ
                                                          ASSETS      TANG ASSETS          ASSETS          ASSETS
TICKER  INSTITUTION                                          (%)              (%)             (%)             (%)
------  -----------                                          ---              ---             ---             ---
AMFC    AMB Financial Corp.                                14.10             9.37            9.37           17.00
FFSL    First Independence Corporation                      9.28             7.93            7.93           17.03
FLKY    First Lancaster Bancshares, Inc.                   26.65            27.83           26.26
HFFB    Harrodsburg First Financial Bancorp, Inc.          26.46            22.90           22.90           42.65
HWEN    Home Financial Bancorp                             18.00            15.30           15.30           25.13
MRKF    Market Financial Corporation                       35.27            23.61           23.61           61.34
NBSI    North Bancshares, Inc.                             11.45            10.04           10.04           26.12
NSLB    NS&L Bancorp, Inc.                                 18.79            15.07           15.07           34.26
PFFC    Peoples Financial Corporation                      19.14               NA              NA
PSFC    Peoples-Sidney Financial Corporation               25.16            17.10           17.10           26.79
SOBI    Sobieski Bancorp, Inc.                             14.10            10.40           10.40           22.09
THR     Three Rivers Financial Corp.                       13.52            11.63           11.63           21.34
WEHO    Westwood Homestead Financial Corporation           22.99            22.42           22.42           40.13

        Maximum:                                           35.27            27.83           26.26           61.34
        Minimum:                                            9.28             7.93            7.93           17.00
        Comp Group Average                                 19.61            16.13           16.00           30.35
        Comp Group Median                                  18.79            15.19           15.19           26.79



        Illinois Median                                    14.67            12.21           12.18           16.23
        Illinois Average                                   12.73            10.04           10.32           22.24
        Midwest Region Average                             13.93            12.36           12.07           21.49
        All Publicly Traded Thrifts Average                13.12            11.29           11.27           20.89
        Cerro Gordo Savings                                13.85            13.85           14.48           29.36
        Cerro Gordo Savings Pro Forma                      24.33            24.33           24.88           50.45

                                                     EXHIBIT 24
                                                     COMPARATIVE GROUP
                                                     LOAN PORTFOLIO COMPOSITION


                                                 1-4 FAM LOANS/  5+ FAM LOANS/   C&I LOANS/   CONSUMER LOANS/  CR CARD REC/
                                                        TOT LNS        TOT LNS      TOT LNS           TOT LNS       TOT LNS
TICKER  INSTITUTION                                         (%)            (%)          (%)               (%)           (%)
------  -----------                                         ---            ---          ---               ---           ---
AMFC    AMB Financial Corp.                               68.15           5.18         6.18              2.58          0.52
FFSL    First Independence Corporation                    79.55           1.40         0.00              3.20          0.00
FLKY    First Lancaster Bancshares, Inc.                  72.24           0.59         0.27              0.65          0.00
HFFB    Harrodsburg First Financial Bancorp, Inc.         83.95           2.33         0.66              3.42          0.00
HWEN    Home Financial Bancorp                            69.03           2.72         0.71              5.47          0.00
MRKF    Market Financial Corporation                      91.62           4.15         0.00              0.42          0.00
NBSI    North Bancshares, Inc.                            90.48           8.14         1.02              0.36          0.00
NSLB    NS&L Bancorp, Inc.                                91.86           0.00         0.00              5.54          0.00
PFFC    Peoples Financial Corporation                     87.19           0.00         0.00              0.65          0.00
PSFC    Peoples-Sidney Financial Corporation              84.74           0.40         0.10              2.34          0.08
SOBI    Sobieski Bancorp, Inc.                            82.89           0.00         6.05              3.50          0.00
THR     Three Rivers Financial Corp.                      68.41           1.73         1.83             16.34          0.00
WEHO    Westwood Homestead Financial Corporation          78.33          11.62         0.00              0.56          0.00

        Maximum:                                          91.86          11.62         6.18             16.34          0.52
        Minimum:                                          68.15           0.00         0.00              0.36          0.00
        Comp Group Average                                80.65           2.94         1.29              3.46          0.05
        Comp Group Median                                 82.89           1.73         0.27              2.58          0.00



        Illinois Median                                   74.56           7.73         2.20              7.66          0.19
        Illinois Average                                  76.49           7.73         0.91              3.93          0.02
        Midwest Region Average                            73.11           5.14         2.31              7.95          0.22
        All Publicly Traded Thrifts Average               70.59           5.83         2.92              6.80          0.29
        Cerro Gordo Savings                               93.78           1.54         3.27              1.00          0.00

                                                                                                    TOTAL
                                                           TOTAL          TOTAL                     LOAN            LOAN       LOAN
                                                   REAL EST LNS/  NON-RE LOANS/ CONST&DEV LOANS/ ORIGINATIONS  PURCHASES      SALES
                                                         TOT LNS        TOT LNS        TOT LNS      ($000)        ($000)     ($000)
TICKER  INSTITUTION                                          (%)            (%)            (%)       LTM        MST RCTY   MST RCTY
------  -----------                                          ---            ---            ---       ---        --------   --------
AMFC    AMB Financial Corp.                                91.24           8.76           3.39      21,867            NA          0
FFSL    First Independence Corporation                     96.80           3.20           7.97      33,626            NA          0
FLKY    First Lancaster Bancshares, Inc.                   99.07           0.93          19.77          NA            NA          0
HFFB    Harrodsburg First Financial Bancorp, Inc.          95.92           4.08           2.80          NA            NA          0
HWEN    Home Financial Bancorp                             93.83           6.17           0.00       8,097            23          0
MRKF    Market Financial Corporation                       99.58           0.42           0.57       9,723            NA          0
NBSI    North Bancshares, Inc.                             98.63           1.37           0.00      19,140            NA          0
NSLB    NS&L Bancorp, Inc.                                 94.46           5.54           0.87          NA            NA         NA
PFFC    Peoples Financial Corporation                      99.35           0.65           9.01      31,047            NA          0
PSFC    Peoples-Sidney Financial Corporation               97.56           2.44           5.76      28,517            NA          0
SOBI    Sobieski Bancorp, Inc.                             90.45           9.55           3.17          NA            NA         NA
THR     Three Rivers Financial Corp.                       81.84          18.16           4.19          NA            NA      4,493
WEHO    Westwood Homestead Financial Corporation           99.61           0.56           3.18      50,648            16      3,034

        Maximum:                                           99.61          18.16          19.77      50,648            23      4,493
        Minimum:                                           81.84           0.42           0.00       8,097            16          0
        Comp Group Average                                 95.26           4.76           4.67      25,333            19        684
        Comp Group Median                                  96.80           3.20           3.18      25,192            19          0



        Illinois Median                                    90.13           9.88           2.27     189,004            21     51,552
        Illinois Average                                   95.52           4.48           1.95     107,185            19        940
        Midwest Region Average                             89.61          10.40           4.12     222,998            19     97,406
        All Publicly Traded Thrifts Average                90.16           9.89           4.12     546,297            27    168,944
        Cerro Gordo Savings                                 2.00           0.00           0.00      69,748             0          0


                                                            EXHIBIT 25
                                                            COMPARATIVE GROUP
                                                            BALANCE SHEET RATIOS


                                                                                                                         CASH,
                                                       LOANS/       LOANS/        DEPOSITS/      BORROWINGS/        DEPOSITS &
                                                     DEPOSITS       ASSETS           ASSETS           ASSETS      INVEST SECS/
TICKER   INSTITUTION                                      (%)          (%)              (%)              (%)        ASSETS (%)
------   -----------                                      ---          ---              ---              ---       -----------
AMFC     AMB Financial Corp.                           112.34        78.69            70.05            14.12              1.62
FFSL     First Independence Corporation                102.08        69.02            67.61            21.93              0.00
FLKY     First Lancaster Bancshares, Inc.              194.98        89.83            46.07            25.88              0.82
HFFB     Harrodsburg First Financial Bancorp, Inc.     108.04        77.52            71.75             0.00              4.80
HWEN     Home Financial Bancorp                        130.40        82.10            62.96            18.57              0.36
MRKF     Market Financial Corporation                   83.31        52.49            63.00             0.00              0.00
NBSI     North Bancshares, Inc.                        103.45        64.13            61.99            24.56              2.63
NSLB     NS&L Bancorp, Inc.                             76.17        59.50            78.12             1.64             10.00
PFFC     Peoples Financial Corporation                  93.91        74.38            79.20             0.00              0.23
PSFC     Peoples-Sidney Financial Corporation          119.05        88.69            74.50             0.00              0.41
SOBI     Sobieski Bancorp, Inc.                        118.96        79.74            67.03            17.75              2.07
THR      Three Rivers Financial Corp.                  104.38        65.16            62.43            22.17              5.96
WEHO     Westwood Homestead Financial Corporation      143.76        92.41            64.28            12.14              1.68

         Maximum:                                      194.98       154.42            79.20            25.88             10.00
         Minimum:                                       76.17        35.09            46.07             0.00              0.00
         Comp Group Average                            114.68        76.66            66.85            12.21              2.35
         Comp Group Median                             108.04        72.42            67.03            14.12              1.62



         Illinois Median                                91.24        64.80            71.02            11.84              2.53
         Illinois Average                               92.77        65.62            70.73            10.88              2.71
         Midwest Region Average                        103.38        71.69            69.35            15.29              2.39
         All Publicly Traded Thrifts Average            96.15        67.10            69.79            15.16              3.82
         Cerro Gordo Savings                           105.25        79.69            75.71             8.65             18.60



                                                                        GOODWILL &
                                                                              OTHER   NON INTE BEAR
                                                           REO & REI   INTANGIBLES/       DEPOSITS/
TICKER   INSTITUTION                                      ASSETS (%)     ASSETS (%)    DEPOSITS (%)
------   -----------                                      ----------     ----------    ------------
AMFC     AMB Financial Corp.                                    0.00           0.00            1.62
FFSL     First Independence Corporation                         0.00           0.00            0.00
FLKY     First Lancaster Bancshares, Inc.                       0.00           0.00            0.82
HFFB     Harrodsburg First Financial Bancorp, Inc.              0.00           0.00            4.80
HWEN     Home Financial Bancorp                                 0.00           0.00            0.36
MRKF     Market Financial Corporation                           0.00           0.00            0.00
NBSI     North Bancshares, Inc.                                 0.00           0.00            2.63
NSLB     NS&L Bancorp, Inc.                                     0.00           0.15           10.00
PFFC     Peoples Financial Corporation                          0.00           0.00            0.23
PSFC     Peoples-Sidney Financial Corporation                   0.00           0.00            0.41
SOBI     Sobieski Bancorp, Inc.                                 0.00           0.00            2.07
THR      Three Rivers Financial Corp.                           0.00           0.00            5.96
WEHO     Westwood Homestead Financial Corporation               0.00           0.00            1.68

         Maximum:                                               0.00           0.00           10.00
         Minimum:                                               0.00                           0.00
         Comp Group Average                                     0.00           0.15            2.35
         Comp Group Median                                      0.00           0.00            1.62



         Illinois Median                                        0.00           0.00            2.53
         Illinois Average                                       0.00           0.00            2.71
         Midwest Region Average                                 0.00           0.00            2.39
         All Publicly Traded Thrifts Average                    0.00           0.00            3.82
         Cerro Gordo Savings                                    0.00           0.00            0.00


                              EXHIBIT 26
                              COMPARATIVE GROUP
                              ANNUALIZED GROWTH RATES

                                                                 ASSET          LOAN        DEPOSIT
                                                                 GROWTH        GROWTH       GROWTH
                                                                  RATE          RATE         RATE
TICKER      INSTITUTION                                           (%)            (%)          (%)
------      -----------                                           ---            ---          ---
AMFC        AMB Financial Corp.                                   13.4           20.5         10.1
FFSL        First Independence Corporation                        14.0           21.1         13.5
FLKY        First Lancaster Bancshares, Inc.                      31.0           36.3         11.2
HFFB        Harrodsburg First Financial Bancorp, Inc.              0.6            5.3         (0.3)
HWEN        Home Financial Bancorp                                 5.1            3.8          8.9
MRKF        Market Financial Corporation                           2.5           19.1          0.8
NBSI        North Bancshares, Inc.                                (1.3)           2.3          1.8
NSLB        NS&L Bancorp, Inc.                                     5.3           13.8         12.0
PFFC        Peoples Financial Corporation                         (8.3)          26.7          0.8
PSFC        Peoples-Sidney Financial Corporation                  12.6            8.1         (3.4)
SOBI        Sobieski Bancorp, Inc.                                13.6           23.8          2.1
THR         Three Rivers Financial Corp.                           7.6            5.6          2.1
WEHO        Westwood Homestead Financial Corporation              (0.1)          26.7          5.6

            Maximum:                                              31.0           36.3         13.5
            Minimum:                                              (8.3)           2.3         (3.4)
            Average:                                               7.4           16.4          5.0
            Median:                                                5.3           19.1          2.1

            Illinois Median                                        6.4            6.9          3.1
            Illinois Average                                       3.6            5.8          2.0
            Midwest Region Average                                 9.8           11.9          8.0
            All Publicly Traded Thrifts Average                   13.6           14.4          9.5
            Cerro Gordo Savings                                   10.3           18.0         (1.1)

                                                          EXHIBIT 27
                                                          COMPARATIVE GROUP
                                                          ASSET AND RISK RATIOS

                                                                        NPAs + LOANS                   NET LOAN         ONE YEAR
                                                                NPAs/   90+ PST DUE/   RESERVES/      CHARGEOFFS/       CUM GAP/
                                                               ASSETS      ASSETS      NPAs + 90       AVG LOANS         ASSETS
TICKER      INSTITUTION                                          (%)        (%)           (%)             (%)             (%)
------      -----------                                          ---        ---           ---             ---             ---
AMFC        AMB Financial Corp.                                  0.33       0.33         122.66           0.00                NA
FFSL        First Independence Corporation                       0.51       0.51         102.98           0.06            -10.12
FLKY        First Lancaster Bancshares, Inc.                     1.70       1.70          18.91           0.10                NA
HFFB        Harrodsburg First Financial Bancorp, Inc.            0.00       0.44          79.96           0.00                NA
HWEN        Home Financial Bancorp                               1.32       1.32          53.55           0.08              0.84
MRKF        Market Financial Corporation                         0.00       0.33          27.08           0.00                NA
NBSI        North Bancshares, Inc.                               0.00       0.00             NM           0.00              1.46
NSLB        NS&L Bancorp, Inc.                                   0.01       0.11          73.53           0.00                NA
PFFC        Peoples Financial Corporation                        0.01       0.01             NM           0.00                NA
PSFC        Peoples-Sidney Financial Corporation                 0.72       1.10          35.55          (0.01)               NA
SOBI        Sobieski Bancorp, Inc.                               0.29       0.29          77.82           0.00                NA
THR         Three Rivers Financial Corp.                         0.98       1.00          48.12           0.28                NA
WEHO        Westwood Homestead Financial Corporation             0.07       0.12         178.06           0.00            -27.54

            Maximum:                                             1.70       1.70         178.06           0.28              1.46
            Minimum:                                             0.00       0.00          18.91          (0.01)           -27.54
            Average:                                             0.46       0.56          74.38           0.04             -8.84
            Median:                                              0.29       0.33          77.82           0.00             -4.64

            Illinois Median                                      0.48       0.54         116.75           0.15             -4.51
            Illinois Average                                     0.32       0.43          84.08           0.02              1.07
            Midwest Region Average                               0.49       0.58         146.09           0.11             -4.18
            All Publicly Traded Thrifts Average                  0.59       0.66         140.83           0.12             -5.69
            Cerro Gordo Savings                                  0.16       0.16         292.00           0.00             (9.00)

                                                  EXHIBIT 28
                                                  COMPARATIVE GROUP
                                                  YIELD-COST SPREAD A NALYSIS

                                                                                       INTEREST      NET INTEREST    EARN ASSETS/
                                                                    INTEREST           EXPENSE/        INCOME/       INT BEARING
                                                                     INCOME/          AVG ASSETS      AVG ASSETS     LIABILITIES
                                                                    AVG ASSETS            (%)            (%)            (%)
TICKER      INSTITUTION                                                (%)                LTM            LTM            LTM
------      -----------                                                ---                ---            ---            ---
AMFC        AMB Financial Corp.                                        7.43               4.02            3.4          116.85
FFSL        First Independence Corporation                             7.44               4.61           2.83          106.20
FLKY        First Lancaster Bancshares, Inc.                           8.27               3.84           4.43          137.96
HFFB        Harrodsburg First Financial Bancorp, Inc.                  7.15               3.57           3.58          136.78
HWEN        Home Financial Bancorp                                     8.70               4.35           4.34          117.28
MRKF        Market Financial Corporation                               6.87               2.96           3.91          157.27
NBSI        North Bancshares, Inc.                                     7.24               4.16           3.07          115.01
NSLB        NS&L Bancorp, Inc.                                         6.71               3.52            3.2          122.50
PFFC        Peoples Financial Corporation                              7.29               3.71           3.58          123.61
PSFC        Peoples-Sidney Financial Corporation                       7.74               3.85           3.89          132.10
SOBI        Sobieski Bancorp, Inc.                                     7.30               4.08           3.22          114.49
THR         Three Rivers Financial Corp.                               7.53               3.97           3.56          113.63
WEHO        Westwood Homestead Financial Corporation                   7.83               4.27           3.57          128.17

            Maximum:                                                   8.70               4.61           4.43          157.27
            Minimum:                                                   6.71               2.96           2.83          106.20
            Average:                                                   7.50               3.92           3.58          124.76
            Median:                                                    7.43               3.97           3.57          122.50

            Illinois Median                                            7.29               3.97           3.31          116.49
            Illinois Average                                           7.21               4.14           3.26          113.59
            Midwest Region Average                                     7.52               4.22           3.30          115.84
            All Publicly Traded Thrifts Average                        7.46               4.14           3.32          115.43
            Cerro Gordo Savings                                        8.21               4.69           3.52          117.30

                                                                      YIELD ON            COST OF         INTEREST           NET
                                                                     INT EARNING        INT BEARING         YIELD          INTEREST
                                                                       ASSETS           LIABILITIES         SPREAD          MARGIN
                                                                         (%)               (%)               (%)              (%)
TICKER      INSTITUTION                                                  LTM               LTM               LTM              LTM
------      -----------                                                  ---               ---               ---              ---
AMFC        AMB Financial Corp.                                          7.57             4.80              2.77              3.47
FFSL        First Independence Corporation                               7.67             5.21              2.46              2.92
FLKY        First Lancaster Bancshares, Inc.                             8.40             5.61              2.79              4.50
HFFB        Harrodsburg First Financial Bancorp, Inc.                    7.27             5.04              2.23              3.64
HWEN        Home Financial Bancorp                                       9.00             5.30              3.70              4.49
MRKF        Market Financial Corporation                                 6.95             4.69              2.26              3.95
NBSI        North Bancshares, Inc.                                       7.36             4.95              2.41              3.13
NSLB        NS&L Bancorp, Inc.                                           6.91             4.46              2.45              3.29
PFFC        Peoples Financial Corporation                                7.46             4.83              2.63              3.67
PSFC        Peoples-Sidney Financial Corporation                         7.86             5.06              2.80              3.95
SOBI        Sobieski Bancorp, Inc.                                       7.58             4.83              2.75              3.34
THR         Three Rivers Financial Corp.                                 7.79             4.68              3.11              3.68
WEHO        Westwood Homestead Financial Corporation                     7.94             5.90              2.04              3.62

            Maximum:                                                     9.00             5.90              3.70              4.50
            Minimum:                                                     6.91             4.46              2.04              2.92
            Average:                                                     7.67             5.03              2.65              3.67
            Median:                                                      7.58             4.95              2.63              3.64

                                                                         0.00             0.00              0.00              0.00
            Illinois Median                                              7.62             4.80              2.82              3.46
            Illinois Average                                             7.52             4.91              2.76              3.43
            Midwest Region Average                                       7.79             5.02              2.77              3.42
            All Publicly Traded Thrifts Average                          7.77             4.89              2.88              3.46
            Cerro Gordo Savings                                          8.11             5.44              2.67              3.47

                                               EXHIBIT 30
                                            COMPARATIVE GROUP
                                         CAPITAL MARKET ISSUES

                                                               PRICE/         PRICE/     PRICE/ TANG       PRICE/      PRICE/CORE
                                                              EARNINGS      BOOK VALUE   BOOK VALUE        ASSETS       EARNINGS
TICKER                INSTITUTION                               (X)            (%)          (%)             (%)           (X)
------                -----------                               ---            ---          ---             ---           ---
  AMFC AMB Financial Corp.                                      16.89          120.66       120.66          17.02         19.53
  FFSL First Independence Corporation                           18.42          115.80       115.80          10.75         17.50
  FLKY First Lancaster Bancshares, Inc.                         29.25          103.89       103.89          27.68         27.68
  HFFB Harrodsburg First Financial Bancorp, Inc.                21.44          105.99       105.99          30.31         21.17
  HWEN Home Financial Bancorp                                   19.72          110.52       110.52          19.88         13.87
  MRKF Market Financial Corporation                             27.88           95.08        95.08          33.53         30.21
  NBSI North Bancshares, Inc.                                   42.50          160.38       160.38          18.37         35.42
  NSLB NS&L Bancorp, Inc.                                       27.98          105.22       105.98          19.77         27.54
  PFFC Peoples Financial Corporation                            23.83          137.26       137.26          26.28         13.15
  PSFC Peoples-Sidney Financial Corporation                        NA          120.46       120.46          32.57         24.06
  SOBI Sobieski Bancorp, Inc.                                   29.62          107.90       107.90          16.37         28.31
   THR Three Rivers Financial Corp.                             18.40          123.60       123.99          16.71         20.70
  WEHO Westwood Homestead Financial Corporation                    NA          139.29       139.29          32.02         30.47

       Maximum:                                                 42.50          160.38       160.38          33.53         35.42
       Minimum:                                                 16.89           95.08        95.08          10.75         13.15
       Average:                                                 25.08          118.93       119.02          23.17         23.82
       Median:                                                  23.83          115.80       115.80          19.88         24.06

       Illinois Median                                          31.17          145.82       149.89          20.58         29.16
       Illinois Average                                         27.87          127.88       131.23          19.76         22.47
       Midwest Region Average                                   25.50          166.97       171.31          21.38         23.09
       All Publicly Traded Thrifts Average                      23.77          175.24       182.64          21.03         23.30
       All Publicly Traded Thrifts Median                       20.85          165.13       166.15          19.14         20.65

                                              EXHIBIT 31 - A
                                              RECENT CONVERSIONS
                                              PRO FORMA PRICING INFORMATION

                                                                                                PRO FORMA PRICING RATIOS
                                                                        -----------------------------------------------------------
                                                                                                           PRICE/         PRICE/
                                                                                             GROSS        PRO-FORMA      PRO-FORMA
                                                                                            PROCEEDS      BOOK VALUE     TANG. BOOK
TICKER        INSTITUTION                                               IPO DATE            ($000)           (%)            (%)
------        -----------                                               --------            ------           ---            ---
CAVB          Columbia Financial of Kentucky, Inc.                      15-Apr-98           $26,715          74.5           74.5
CFKY          EFC Bancorp, Inc.                                         07-Apr-98           $69,365          76.6           76.6
EFC           Heritage Bancorp, Inc.                                    06-Apr-98           $69,431          78.0           78.0
HBSC          Northeast Pennsylvania Financial Corporation              01-Apr-98           $59,515          75.4           75.4
NEP           Bay State Bancorp, Inc.                                   30-Mar-98           $46,949          78.7           78.7
BYS           Home Loan Financial Corp.                                 26-Mar-98           $22,483          76.0           76.0
HLFC          Cavalry Bancorp, Inc.                                     17-Mar-98           $75,383          79.8           79.8
CAVB          Independence Community Bank Corp.                         17-Mar-98          $704,109          77.2           82.7
ICBC          Richmond County Financial Corp.                           18-Feb-98          $244,663          79.6           79.6
RCBK          HopFed Bancorp, Inc.                                      09-Feb-98           $40,336          75.4           75.4
HFBC          Timberland Bancorp, Inc.                                  13-Jan-98           $66,125          81.5           81.5
TSBK          Mystic Financial, Inc.                                    09-Jan-98           $27,111          77.8           77.8
MYST          United Tennessee Bankshares, Inc.                         05-Jan-98           $14,548          78.4           78.4
UTBI          Great Pee Dee Bancorp                                     31-Dec-97           $21,821          73.9           73.9
PEDE          Union Community Bancorp                                   29-Dec-97           $30,418          74.1           74.1
UCBC          Warwick Community Bancorp, Inc.                           23-Dec-97           $64,141          78.1           78.1
WSBI          Staten Island Bancorp, Inc.                               22-Dec-97          $515,775          80.6           83.0
SIB           High Country Bancorp, Inc.                                10-Dec-97           $13,225          77.8           77.8
HCBC          First SecurityFed Financial, Inc.                         31-Oct-97           $64,080          75.8           75.8
FSFF          Oregon Trail Financial Corp.                              06-Oct-97           $46,949          76.6           76.6
OTFC          SHS Bancorp, Inc.                                         01-Oct-97            $8,200          70.7           70.7
SHSB          GSB Financial Corporation                                 09-Jul-97           $22,483          73.4           73.4
GOSB          FirstSpartan Financial Corp.                              09-Jul-97           $88,608          73.0           73.0
FSPT          FirstBank Corporation                                     02-Jul-97           $19,838          71.9           71.9
FBNW

Maximum:                                                                                   $704,109          81.5           83.0
Minimum:                                                                                     $8,200          70.7           70.7
Average:                                                                                    $98,428          76.5           76.8
Median:                                                                                     $46,949          76.6           76.6

                                                                             PRO FORMA PRICING RATIOS
                                                                             -------------------------
                                                                               PRICE/          PRICE/
                                                                              PRO-FORMA       ADJUSTED
                                                                               EARNINGS        ASSETS
TICKER        INSTITUTION                                                         (X)             (%)
------        -----------                                                         ---             ---
CAVB          Columbia Financial of Kentucky, Inc.                                19.6            20.4
CFKY          EFC Bancorp, Inc.                                                   13.5            18.0
EFC           Heritage Bancorp, Inc.                                              16.1            21.9
HBSC          Northeast Pennsylvania Financial Corporation                        18.7            13.9
NEP           Bay State Bancorp, Inc.                                             20.9            16.8
BYS           Home Loan Financial Corp.                                           17.0            27.1
HLFC          Cavalry Bancorp, Inc.                                               14.3            21.5
CAVB          Independence Community Bank Corp.                                   17.9            15.9
ICBC          Richmond County Financial Corp.                                     14.0            19.8
RCBK          HopFed Bancorp, Inc.                                                12.4            16.6
HFBC          Timberland Bancorp, Inc.                                            10.5            24.3
TSBK          Mystic Financial, Inc.                                              17.5            15.3
MYST          United Tennessee Bankshares, Inc.                                   16.1            18.5
UTBI          Great Pee Dee Bancorp                                               15.9            26.5
PEDE          Union Community Bancorp                                             13.5            26.5
UCBC          Warwick Community Bancorp, Inc.                                     13.5            18.3
WSBI          Staten Island Bancorp, Inc.                                         14.1            19.4
SIB           High Country Bancorp, Inc.                                          30.5            14.8
HCBC          First SecurityFed Financial, Inc.                                   25.9            19.9
FSFF          Oregon Trail Financial Corp.                                        18.5            18.7
OTFC          SHS Bancorp, Inc.                                                   12.5             9.1
SHSB          GSB Financial Corporation                                           19.0            18.9
GOSB          FirstSpartan Financial Corp.                                        19.5            19.1
FSPT          FirstBank Corporation                                               18.0            13.0
FBNW
Maximum:                                                                          30.5            27.1
Minimum:                                                                          10.5             9.1
Average:                                                                          17.1            18.9
Median:                                                                           16.6            18.8


                                                EXHIBIT 31 - B
                                                RECENT CONVERSIONS
                                                PRICE APPRECIATION INFORMATION


                                                                          CHANGE  IN  PRICE  FROM  IPO  TO:
                                                                        ------------------------------------------------------
                                                                OFFERING           ONE             ONE                 ONE
                                                                PRICE            DAY AFTER      WEEK AFTER          MONTH AFTER
TICKER           INSTITUTION                                     ($)            CONVERSION      CONVERSION          CONVERSION
------           -----------                                     ---            ----------      ----------          ----------
CFKY         Columbia Financial of Kentucky, Inc.               $10.00            71.3%            57.5%               62.5%
EFC          EFC Bancorp, Inc.                                  $10.00            47.5%            48.8%               43.8%
HBSC         Heritage Bancorp, Inc.                             $15.00             0.0%            49.2%               46.7%
NEP          Northeast Pennsylvania Financial Corporation       $10.00            55.0%            53.1%               55.0%
BYS          Bay State Bancorp, Inc.                            $20.00            46.9%            49.4%               50.0%
HLFC         Home Loan Financial Corp.                          $10.00            52.5%            58.8%               67.5%
CAVB         Cavalry Bancorp, Inc.                              $10.00           105.6%           133.8%              141.3%
ICBC         Independence Community Bank Corp.                  $10.00            72.5%            76.9%               78.8%
RCBK         Richmond County Financial Corp.                    $10.00            63.1%            59.4%               73.8%
HFBC         HopFed Bancorp, Inc.                               $10.00            68.1%            60.0%               67.5%
TSBK         Timberland Bancorp, Inc.                           $10.00            45.0%            61.9%               58.8%
MYST         Mystic Financial, Inc.                             $10.00            44.4%            50.6%               50.6%
UTBI         United Tennessee Bankshares, Inc.                  $10.00            47.5%            40.0%               38.8%
PEDE         Great Pee Dee Bancorp                              $10.00            61.3%            56.3%               48.8%
UCBC         Union Community Bancorp                            $10.00            46.9%            43.1%               39.4%
WSBI         Warwick Community Bancorp, Inc.                    $10.00            56.3%            66.9%               56.3%
SIB          Staten Island Bancorp, Inc.                        $12.00            58.9%            59.9%               58.3%
HCBC         High Country Bancorp, Inc.                         $10.00            44.4%            51.3%               45.0%
FSFF         First SecurityFed Financial, Inc.                  $10.00            50.6%            51.9%               60.6%
OTFC         Oregon Trail Financial Corp.                       $10.00            67.5%            64.4%               60.0%
SHSB         SHS Bancorp, Inc.                                  $10.00            47.5%            52.1%               60.0%
GOSB         GSB Financial Corporation                          $10.00            46.3%            47.5%               43.8%
FSPT         FirstSpartan Financial Corp.                       $20.00            83.4%            85.0%               78.1%
FBNW         FirstBank Corporation                              $10.00            58.1%            57.5%               77.5%

Maximum:                                                                         105.6%           133.8%              141.3%
Minimum:                                                                           0.0%            40.0%               38.8%
Average:                                                                          55.9%            59.8%               60.9%
Median:                                                                           55.0%            57.5%               58.8%


                                                              CHANGE  IN  PRICE  FROM  IPO  TO:
                                                              ---------------------------------

                                                                  THREE                CURRENT
                                                                MONTHS AFTER           STOCK
TICKER           INSTITUTION                                     CONVERSION            PRICE
------           -----------                                     ----------            -----
CFKY         Columbia Financial of Kentucky, Inc.                                          57.5%
EFC          EFC Bancorp, Inc.                                                             40.0%
HBSC         Heritage Bancorp, Inc.                                                        43.3%
NEP          Northeast Pennsylvania Financial Corporation                                  51.3%
BYS          Bay State Bancorp, Inc.                                                       44.1%
HLFC         Home Loan Financial Corp.                                                     56.3%
CAVB         Cavalry Bancorp, Inc.                                                        138.8%
ICBC         Independence Community Bank Corp.                                             78.1%
RCBK         Richmond County Financial Corp.                          86.9%                86.9%
HFBC         HopFed Bancorp, Inc.                                    118.8%               106.9%
TSBK         Timberland Bancorp, Inc.                                 80.0%                73.8%
MYST         Mystic Financial, Inc.                                   76.3%                60.0%
UTBI         United Tennessee Bankshares, Inc.                        50.0%                51.3%
PEDE         Great Pee Dee Bancorp                                    60.0%                55.0%
UCBC         Union Community Bancorp                                  58.1%                50.0%
WSBI         Warwick Community Bancorp, Inc.                          76.3%                70.0%
SIB          Staten Island Bancorp, Inc.                              74.5%                88.5%
HCBC         High Country Bancorp, Inc.                               50.0%                50.0%
FSFF         First SecurityFed Financial, Inc.                        46.9%                66.3%
OTFC         Oregon Trail Financial Corp.                             70.0%                67.5%
SHSB         SHS Bancorp, Inc.                                        67.5%                77.5%
GOSB         GSB Financial Corporation                                57.5%                75.0%
FSPT         FirstSpartan Financial Corp.                             93.8%               128.8%
FBNW         FirstBank Corporation                                    73.8%               117.5%

Maximum:                                                             118.8%               138.8%
Minimum:                                                              46.9%                40.0%
Average:                                                              71.3%                72.3%
Median:                                                               73.8%                67.5%


                                        EXHIBIT  32

                                        PRO FORMA ANALYSIS SHEET


Name of Institution:                    Cerro Gordo Savings/CGSB Financial Corp
Date of Letter to Association:          May 27, 1998
Date of Market Prices:                  May 19, 1998


                                                                              Comparable                        All Publicly
                                                                              Companies                        Traded Thrifts
                                                                        ---------------------              ---------------------
                                           Symbols       Subject          Mean         Median                 Mean        Median
                                           -------       -------          ----         ------                 ----        ------
Price\Earnings Mutliples                     P\E           20.2           25.1           23.8                 24.4          20.9
Price\Core Earnings                                        15.5           23.8           24.1                 23.3          20.7
Price\Tangible Book Value Ratio             P\BV           64.7%         119.0%         115.8%               185.4%        166.2%

Price\Assets Ratio                           P\A           14.4%          23.2%          19.9%                21.1%         19.1%

Valuation Parameters
-----------------------------------------------------------------
Pre-Conversion Earnings                        Y       $41,872
Pre-Conversion Book Value                      B      $986,014
Pre-Conversion Assets                          A    $6,934,981
Reinvestment Rate                              R          5.03%
Estimated Conversion Expenses                  X      $254,850
Proceeds Not Reinvested                        Z


Estimated ESOP Borrowings                      E          8.00%
Cost of ESOP Borrowings                        S          0.00%
 Amortization of ESOP Borrowings               T            10
MRP                                            M          4.00%
MRP Vesting                                    N             5
Tax Rate                                       t         31.00%


Calculation of Pro Forma Value After Conversion
-----------------------------------------------------------------

             P\E (Y- RX)
V =          --------------------------------------      =            $1,100,000
             1 - P/E (R - (PE/T*(1-t)) - M/N*(1-t))

             P\B (B - X)
V =          --------------------------------------      =            $1,100,000
             1 - (P/B (1- M - E)

             P\A (A - E)
V =          --------------------------------------      =            $1,100,000
             1 - (P/A)


                             Total                     Price
Conclusion                  Shares                   Per Share                  Value
-----------------       ----------        X         ----------       =       ----------
Appraised Value            110,000                      $10.00               $1,100,000

Range
-----------------
Minium                      93,500                      $10.00                 $935,000
Maximum                    126,500                      $10.00               $1,265,000
Supermax                   145,475                      $10.00               $1,454,750


                                             EXHIBIT 33
                               PRO FORMA EFFECT ON CONVERSION PROCEEDS
                                      CGBL FINANCIAL GROUP, INC.


                                          Minimum          Midpoint         Maximum         Super Max
                                          -------          --------         -------         ---------
Conversion Proceeds
-------------------
Pro Forma Market Value                    $935,000        $1,100,000       $1,265,000       $1,454,750
Less:            ESOP                      $74,800           $88,000         $101,200         $116,380
                 MRP                       $37,400           $44,000          $50,600          $58,190
                 Estimated Expenses       $254,850          $254,850         $254,850         $254,850
                                        ----------        ----------       ----------       ----------
Net Proceeds                              $567,950          $713,150         $858,350       $1,025,330


Pro Forma Adjusted Earnings
---------------------------
(Twelve Months Ended 03/31/98)
Reported Earnings                          $41,872           $41,872          $41,872          $41,872
Earnings on Proceeds                       $19,712           $24,751          $29,791          $35,586
Pro Forma MRP Adjustments                   $5,161            $6,072           $6,983           $8,030
Pro Forma ESOP Adjustments                  $5,161            $6,072           $6,983           $8,030
                                        ----------        ----------       ----------       ----------
Pro Forma Earnings                         $51,261           $54,479          $57,697          $61,398

Pro Forma Adjusted Core Earnings
--------------------------------
(Twelve Months Ended 03/31/98)
Reported Earnings Before Taxes             $41,872           $41,872          $41,872          $41,872
Adjustments to Reported Earnings           $24,197           $24,197          $24,197          $24,197
Tax Effect                                  $7,501            $7,501           $7,501           $7,501
Earnings on Proceeds                       $19,712           $24,751          $29,791          $35,586
Pro Forma MRP Adjustments                   $5,161            $6,072           $6,983           $8,030
Pro Forma ESOP Adjustments                  $5,161            $6,072           $6,983           $8,030
                                        ----------        ----------       ----------       ----------
Pro Forma Earnings                         $67,957           $71,175          $74,393          $78,094

Pro Forma Net Worth
-------------------
Net Worth                                 $986,014          $986,014         $986,014         $986,014
Conversion Proceeds                       $567,950          $713,150         $858,350       $1,025,330
                                        ----------        ----------       ----------       ----------
Pro Forma Net Worth                     $1,553,964        $1,699,164       $1,844,364       $2,011,344

Pro Forma Total Assets
----------------------
Total Assets                            $6,934,981        $6,934,981       $6,934,981       $6,934,981
Conversion Proceeds                       $567,950          $713,150         $858,350       $1,025,330
                                        ----------        ----------       ----------       ----------
Pro Forma Assets                        $7,502,931        $7,648,131       $7,793,331       $7,960,311


                                      EXHIBIT 34

                 SUMMARY OF VALUATION PREMIUM OR DISCOUNT



Minimum                                         Cerro Gordo Savings                   Average                          Median
-------                                         -------------------                   -------                          ------
Price/Earnings                                          18.2                            27.3%                           23.5%
Price/Core Earnings                                     13.8                            42.2%                           42.8%
Price/Book Value                                        60.2%                           48.1%                           46.3%
Price Tangible Book Value                               60.2%                           49.4%                           48.0%
Price/Assets                                            12.5%                           46.2%                           37.3%

Midpoint                                        Cerro Gordo Savings                   Average                          Median
-------                                         -------------------                   -------                          ------
Price/Earnings                                          20.2                            19.5%                           15.3%
Price/Core Earnings                                     15.5                            35.1%                           35.8%
Price/Book Value                                        64.7%                           44.2%                           42.2%
Price Tangible Book Value                               64.7%                           44.2%                           42.2%
Price/Assets                                            14.4%                           37.9%                           27.7%

Maximum                                         Cerro Gordo Savings                   Average                          Median
-------                                         -------------------                   -------                          ------
Price/Earnings                                          21.9                            12.6%                            8.0%
Price/Core Earnings                                     17.0                            28.6%                           29.3%
Price/Book Value                                        68.6%                           40.8%                           38.8%
Price Tangible Book Value                               68.6%                           40.8%                           38.8%
Price/Assets                                            16.2%                           29.9%                           18.4%


Super maximum                                   Cerro Gordo Savings                   Average                          Median
-------------                                   -------------------                   -------                          ------
Price/Earnings                                          23.7                             5.5%                            0.6%
Price/Core Earnings                                     18.6                            21.8%                           22.6%
Price/Book Value                                        72.3%                           37.6%                           35.4%
Price Tangible Book Value                               72.3%                           37.6%                           35.4%
Price/Assets                                            18.3%                           21.1%                            8.1%


                                                                                              Comparative Group Ratios
                                                                                       --------------------------------------
Price/Earnings                                                                          25.08                           23.83
Price/Core Earnings                                                                     23.82                           24.06
Price/Book Value                                                                       115.9%                          112.0%
Price Tangible Book Value                                                              119.0%                          115.8%
Price/Assets                                                                            23.2%                           19.9%


JOHN PALFFY,
PRESIDENT, JMP FINANCIAL, INC.

    John Palffy, founder and president of JMP Financial, Inc. since 1991 has ten years of investment banking experience. Prior to JMP Financial, Inc. John Palffy was Vice President, Corporate Finance at First of Michigan Corporation (Detroit, 1989-1991) and Vice President, Corporate Finance at Johnston, Lemon & Co., Incorporated (Wash D.C. 1986-1989).

    Mr. Palffy has extensive experience in analyzing and advising financial institutions in the academic and investment banking arena, having devoted much of his professional career to the industry since 1986. As an accomplished writer and communicator with considerable experience in the industry and established analytical excellence Mr. Palffy's expertise is determining financial value and strategy for institutions and demonstrating that value to its shareholders.

    Prior to forming JMP Financial, Inc. Mr. Palffy assisted a number of firms in his role as investment banking representative for First of Michigan Corporation and Johnston-Lemon & Co., Incorporated. Among those firms were:

    - Interfirst Bancorp (Ann Arbor, Mi.)

    - HomeCorp Federal Savings (Rockford, Illinois)

    - Capitol Bancorp (Lansing, Mi.)

    - Franklin Bank (Southfield, Mi.)

    - Haverfield Corporation (Lakewood, Oh.)

    - Ludington Federal Savings Bank (Ludington, Mi.)

    - Washtenaw Mortgage Corporation (Ann Arbor, Mi.)

    - Heritage Bancorp (Taylor, Mi.)

    - Valley Federal Savings (Terre Haute, In.)

    - Citizens Federal Savings Bank (Silver Spring, Md.)

    - Lenawce Federal Savings (Adrian, Mi.)

    - HomeCorp, Inc. (Rockford, Ill.)

    - Prince George's Savings & Loan Association (Upper Marlboro, Md.)

    - Alleco, Inc. (Silver Spring, Md.)

    - TCOM (Washington D.C.)

    Prior to 1986 Mr. Palffy served as a senior political appointee in the Reagan Agriculture Department, as Chief Economist to U.S. Senator Dan Quayle, and as Walker Fellow in Economic Policy for The Heritage Foundation. Mr. Palffy is also an Adjunct Professor of Money and Banking at Walsh College (Troy, Mi.) and a licensed securities representative with the securities firm of Bentley-Lawrence Securities, Inc.

    Mr. Palffy has completed most coursework towards a Ph.D. in Economics from George Mason University (Fairfax, Va.), has a MBA from the University of Michigan with a concentration in Finance, and a AB with Honors from Kenyon College (Gambier, Ohio).

                             JMP FINANCIAL INC.

    JMP Financial, Inc., is an investment banking firm founded in 1991 primarily to serve small and mid sized financial institutions in the Great Lakes area. JMP Financial specializes in advisory services, merger and acquisition services, and securities placement for financial institutions. JMP Financial has diverse experience advising savings and loans, commercial banks, mortgage banking companies, and other business interests.

    JMP Financial, Inc. has been approved by the Office of Thrift Supervision to perform market value appraisals and business plans for savings and loans converting from mutual-to-stock form. JMP has performed appraisals for and/or served as underwriter or placement agent for a number of thrifts in the Midwest and Mid-Atlantic, including Home Savings Bank (Thomasville, N.C.), First Savings Bank (Three Rivers, Mi.), Macomb Savings Bank (Eastpointe, Mi.), and Interfirst Bancorp (Ann Arbor, Mi.). In addition, John Palffy, President of JMP Financial, Inc. has served as principal in a number of other investment banking transactions. See "John Palffy, President, JMP Financial, Inc.".

    JMP has also been engaged by a number of mortgage banking and commercial banking institutions to perform merger and acquisition, advisory, and capital placement services, including Midwest Guaranty Bancorp (Troy, Mi.), Dearborn Bancorp (Dearborn, Mi.), DMR Financial Services (Detroit, Mi.), Towne Mortgage Co. (Sterling Heights, Mi.), Haverfield Corporation (Lakewood, Oh.) and Middendorf Financial Corporation (Washington D.C.).

    Among the more recent transactions completed by JMP are:

    - the conversion of Home Savings Bank (Thomasville, NC) from mutual-to-stock form in which JMP served as appraiser and developed a business plan for the institution pursuant to its $13 million public offering;

    - the conversion of First Savings Bank (Three Rivers, MI) from mutual-to-stock form in which JMP served as OTS appraiser and developed a business plan for the institution pursuant to its $10 million public offering;

    - private placement of $5 million of common stock in the initial public offering of Dearborn Bancorp, a holding company for the de novo Community Bank of Dearborn (MI), and

    - the acquisition of InterFirst Bancorp (Ann Arbor, MI) by Standard Federal
      (Troy) for a purchase price of $32 million.